                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration No. 333-86682
                                                Registration No. 333-100767
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 8, 2002)

                     [LOGO] NEW YORK COMMUNITY
                                 BANCORP, INC.
             4,800,000 Bifurcated Option Note Unit SecuritiES/SM/
                              (BONUSES/SM/) Units
                      New York Community Capital Trust V

                                 -------------

   We are selling 4,800,000 BONUSES/SM/ units in this offering.

Each unit being offered will be a BONUSES unit consisting of:

..   a preferred security issued by New York Community Capital Trust V, having a liquidation preference of $50 and a distribution rate of 6% on the stated liquidation preference, representing an undivided beneficial interest in the assets of the trust, which assets will consist solely of debentures issued by New York Community Bancorp, Inc., also referred to as NYCB, each of which has a principal amount at maturity of $50 and a stated maturity of November 1, 2051; and

..   a warrant to purchase 1.4036 shares of common stock of NYCB at any time prior to May 7, 2051. The warrant exercise price will initially be $50. In connection with an exercise of the warrants in lieu of optional redemption, the exercise price of the warrants will be the accreted value of the preferred securities as of the day before the remarketing date.

   At any time after the BONUSES units are issued, the preferred security and warrant components of each BONUSES unit may be separated by the holder and transferred separately. Thereafter, a separated preferred security and warrant may be combined to form a BONUSES unit.

   The warrants may not be redeemed prior to November 4, 2007, except upon the occurrence of certain special events. If on any date on or after November 4, 2007 the closing price of our common stock exceeds 125% of the conversion price for at least 20 trading days within the immediately preceding 30 consecutive trading days and on the day on which we make such election, we may elect to redeem the warrants, in whole but not in part. In connection with an optional redemption, we will be obligated to remarket the preferred securities at a price of no less than 100% of their accreted value.

   In connection with an optional redemption, each unexercised warrant will be redeemed at the warrant value, on the redemption date, which value will be a cash price equal to $50 minus the accreted value of the preferred securities as of the end of the day before the remarketing date.

   Each warrant will be redeemed on the redemption date unless a warrantholder affirmatively elects to exercise its warrants. If the warrantholder chooses to exercise the warrant and is also a BONUSES unit holder, the proceeds from a successful contemporaneous remarketing of the related preferred security will be applied to pay the exercise price in full.

   The preferred securities will be guaranteed to the extent described in this prospectus supplement and the accompanying prospectus by NYCB.

   We have granted the underwriters a 30-day option to purchase up to 700,000 additional BONUSES units to cover over-allotments, if any.

   We intend to apply to list the BONUSES units on the Nasdaq National Market, but we cannot assure you as to whether, or when, the BONUSES units will be accepted for listing.

                                 -------------
    Investing in the BONUSES units involves risks. See "Risk Factors" beginning on page S-10.

   These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                 -------------

                                               Per BONUSES unit     Total
                                               ----------------  ------------
Public offering price........................       $50.00        $240,000,000
Underwriting discounts.......................       $ 1.25        $  6,000,000
Proceeds to us, before expenses..............       $48.75        $234,000,000

   The underwriters expect to deliver the BONUSES units on or about November 4, 2002.

                                 -------------


Sole Book-Running Manager                                   Joint-Lead Manager
Salomon Smith Barney                                           Lehman Brothers
                                 -------------

Bear, Stearns & Co. Inc.  Keefe, Bruyette & Woods, Inc.   Sandler O'Neill & Partners, L.P.

October 28, 2002
--------

/SM /Service mark of Salomon Smith Barney Inc.

   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

                               -----------------

                               TABLE OF CONTENTS

                             Prospectus Supplement

Special Note Regarding Forward-Looking Statements...................................................  S-1
About This Prospectus Supplement....................................................................  S-1
Summary.............................................................................................  S-2
The Offering........................................................................................  S-3
Risk Factors........................................................................................ S-10
Use of Proceeds..................................................................................... S-19
Regulatory Capital Ratios........................................................................... S-19
Consolidated Ratios of Earnings to Fixed Charges.................................................... S-20
Price Range of Common Stock and Dividend Policy..................................................... S-20
Selected Consolidated Financial Data................................................................ S-21
Recent Developments................................................................................. S-23
Capitalization...................................................................................... S-25
Accounting Treatment................................................................................ S-26
Description of the BONUSES/SM/ Units................................................................ S-27
Description of the Preferred Securities............................................................. S-32
Description of the Debentures....................................................................... S-46
Description of the Preferred Securities Guarantee................................................... S-55
Relationship Among the Preferred Securities, the Debentures and the Preferred Securities Guarantee.. S-58
Description of the Warrants......................................................................... S-60
Book-Entry-Only Issuance............................................................................ S-70
Material United States Federal Income Tax Consequences.............................................. S-72
ERISA Considerations................................................................................ S-79
Underwriting........................................................................................ S-82
Legal Matters....................................................................................... S-84
Incorporation by Reference.......................................................................... S-84

                                  Prospectus

Important Notice About Information Presented in this Prospectus and the Accompanying Prospectus
  Supplement........................................................................................    2
About This Prospectus...............................................................................    4
Where You Can Find More Information.................................................................    4
Forward-Looking Statements..........................................................................    6
New York Community Bancorp, Inc.....................................................................    7
The Trust...........................................................................................    8
Consolidated Ratios of Earnings to Fixed Charges....................................................    9
Use of Proceeds.....................................................................................    9
Regulation and Supervision..........................................................................    9
Description of Units................................................................................   10
Description of Warrants.............................................................................   11
Description of Common Stock.........................................................................   12
Description of the Preferred Securities.............................................................   14
Description of the Preferred Securities Guarantee...................................................   18
Description of the Junior Subordinated Debentures...................................................   20
Effect of Obligations Under the Junior Subordinated Debentures and the Preferred Securities
  Guarantees........................................................................................   25
Plan of Distribution................................................................................   26
Legal Matters.......................................................................................   27
Experts.............................................................................................   27

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus supplement and the accompanying prospectus, and the other documents we incorporate by reference herein and therein, may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

   Forward-looking statements, which are based on certain assumptions, and describe our future plans, strategies, and expectations, are generally identified by use of the words "believe," "expect," "intend," "plan," "anticipate," "estimate," "project," or other similar expressions. Although we believe that our plans, intentions and expectations, as reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or realized. Our ability to predict results or the actual effects of our plans and strategies are inherently uncertain. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus supplement and the accompanying prospectus. You should not place undue reliance on these forward-looking statements, which reflect our expectations only as of the date made. We do not assume any obligation to revise forward-looking statements except as may be required by law; and any subsequent forward-looking public statements we do make would supercede prior forward-looking statements pertaining to the same matter. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth under the heading "Risk Factors," beginning on page S-10 of this prospectus supplement, under the heading "Forward-Looking Statements and Associated Risk Factors" in the section captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Quarterly Report on Form 10-Q, in our most recent Annual Report on Form 10-K and in other reports filed with the Securities and Exchange Commission, or SEC, as well as the information contained in this document under the heading "Recent Developments." These factors are not intended to represent a complete list of the general or specific factors that may affect us. Other factors that could have a material adverse effect on our operations and on our subsidiaries' operations include, but are not limited to, changes in market interest rates, general economic conditions, legislation, and regulation; changes in the monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services and loan products in our local markets; changes in local real estate values; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting our operations, pricing and services.

                       ABOUT THIS PROSPECTUS SUPPLEMENT

   This prospectus supplement is a supplement to the prospectus that is also part of this document. The accompanying prospectus provides you with a general description of the securities we are offering. BONUSES units are Equity Redeemable Preferred Securities Units as described in the accompanying prospectus. Unless otherwise indicated in this prospectus supplement, the terms "NYCB," "we," "us," and "our" mean New York Community Bancorp, Inc. and its consolidated subsidiaries, the term "the Bank" refers to New York Community Bank, our wholly-owned subsidiary, and the term "trust" means New York Community Capital Trust V. Unless otherwise specified, information in this prospectus supplement assumes that no portion of the underwriters' over-allotment option will be exercised.

                                    SUMMARY

   This summary highlights selected information from the prospectus documents, including information about the BONUSES units (comprised of preferred securities and warrants to purchase common stock) we are offering for sale. Both this prospectus supplement and the accompanying prospectus include important information about us and other information you should know before investing. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. You should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under "Incorporation by Reference" on S-84 of this prospectus supplement, before investing in our BONUSES units. You should also pay particular attention to the information included under the heading "Risk Factors" beginning on page S-10.

                       New York Community Bancorp, Inc.

   We are a registered bank holding company whose principal business is conducted by our wholly-owned subsidiary, New York Community Bank. We believe the Bank is the second largest originator of multi-family mortgage loans in the City of New York and the seventh largest thrift institution in the United States, based on market capitalization at September 30, 2002. The Bank serves its customers through six community divisions with a total of 109 banking offices, including 54 in-store branches throughout New York City, Long Island, Westchester County, and New Jersey and one customer convenience center in Staten Island, New York. The Bank recently divested its in-store branches in Connecticut and sold seven additional in-store branches (five in New Jersey and two in Rockland County).

   At September 30, 2002, we had total assets of approximately $10.0 billion, total deposits of approximately $5.1 billion, and total consolidated stockholders' equity of approximately $1.2 billion.

   Our common stock trades on the Nasdaq National Market under the symbol
"NYCB."

                           Corporate Growth Strategy

   Our primary strategy is to attract deposits from our customers in New York City, Long Island, Westchester County, and New Jersey and to invest these deposits, together with funds generated from operations, loan sales and borrowings, primarily in multi-family mortgage loans secured by properties in our market area and, to a lesser extent, in commercial real estate and construction loans, and investment grade securities. We also seek to establish new banking branches and pursue acquisitions of other institutions or their branches in accordance with our disciplined acquisition strategy. We recently opened three new branches in Staten Island. We acquired Haven Bancorp, Inc. in November 2000 and we merged with Richmond County Financial Corp. in July 2001. We more recently opened three new branches in Staten Island and one in Nassau County. We do not have any specific plans for further acquisitions at this time.

                                 THE OFFERING

Securities Offered..........  4,800,000 BONUSES/SM/ Units consisting of:

                               .   a preferred security issued by New York
                                   Community Capital Trust V having a
                                   liquidation preference of $50; and

                               . a warrant to purchase 1.4036 shares, subject to antidilution adjustments (the "conversion ratio"), of NYCB's common stock at any time prior to May 7, 2051. The conversion price (initially $35.62) equals the exercise price of the warrants (initially $50) divided by the conversion ratio.

                              We have granted the underwriters a 30-day option to purchase up to 700,000 additional BONUSES units to cover over-allotments, if any.

Warrants....................  To exercise the warrants, a holder must tender the warrant together with its exercise price at such date or, in connection with an exercise in lieu of an optional redemption by us, at the exercise price. See "--Exercise of Warrants" and "--Warrant Exercise Price" below.

Preferred Securities........  The preferred securities represent an undivided beneficial interest in the assets of New York Community Capital Trust V.

The Trust...................  New York Community Capital Trust V is a Delaware
                              statutory trust. The sole assets of the trust will be the subordinated debentures issued by us. The debentures will each have a principal amount at maturity of $50 and a stated maturity of November 1, 2051. The trust will issue the preferred securities and the common securities. We will own all of the common securities, which will represent an aggregate liquidation amount of at least 3% of the total capital of the trust.

Separation of Units.........  At any time after the issuance of the BONUSES units, the preferred security and the warrant components of each BONUSES unit may be separated by the holder and transferred separately. Thereafter, a separated warrant and preferred security may be combined to form a BONUSES unit.

Price.......................  $50 per BONUSES unit.

Maturity of Debentures......  November 1, 2051.

Expiration of Warrants......  May 7, 2051.

Distribution Dates..........  February 1, May 1, August 1 and November 1 of
                              each year, beginning on February 1, 2003.
                              Distributions on the preferred securities will be made to the extent we make corresponding interest payments on the debentures.

Distribution Rate...........  6% per year on the liquidation preference of the preferred securities, subject to reset upon a remarketing following the occurrence of a reset event. The distribution rate on the preferred securities will correspond to the interest rate on the debentures.

Deferral of Payments........  So long as we are not in default in the payment of interest on the debentures and a failed remarketing has not occurred, we will have the right to defer payments of interest by extending the interest payment period for a period, the "extension period," at any time and from time to time during the term of the debentures. During an extension period, no interest will be due and payable. Prior to the termination of any such extension period, we may further extend such extension period; provided that such extension period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the debentures. During any extension period, we will covenant not to make certain restricted payments. Upon the termination of any extension period and the payment of all amounts then due, NYCB may commence a new extension period.

Ranking.....................  Payment of distributions on, and the redemption price of, the preferred securities, will generally be made pro rata based on their liquidation amounts. However, if on any payment date, an indenture event of default has occurred and is continuing, no payment on the common securities will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding preferred securities for all current and prior distribution periods (or in the case of payment of the redemption price, the full amount of such redemption price on all of the outstanding preferred securities then called for redemption), has been made or provided for. Our obligations under the debentures will be equal in right of payment with our obligations relating to other outstanding preferred securities of our trust subsidiaries and will be subordinate and junior in right of payment to any "senior indebtedness" as defined in the indenture.

Optional Redemption of
  Warrants and Remarketing
  of Preferred Securities...  If on any date on or after November 4, 2007, the closing price of our common stock exceeds and has exceeded 125% of the conversion price, subject to adjustment, for at least 20 trading days within the immediately preceding 30 consecutive trading days and on the day on which we make such election, we may elect to redeem the warrants, in whole but not in part. In connection with an optional redemption, we will be obligated to remarket the preferred securities at a price of no less than 100% of their accreted value.

                              In connection with an optional redemption, each unexercised warrant will be redeemed at the warrant value on the redemption date, which value will be a cash price equal to $50 minus the accreted value of the preferred securities as of the end of the day before the remarketing date.

                              Each warrant will be redeemed on the redemption date unless a warrantholder affirmatively elects to exercise its warrants. If the warrantholder chooses to exercise the warrant and is also a BONUSES unit holder, the proceeds from a successful contemporaneous remarketing of the related preferred security will be applied to satisfy in full the exercise price of the warrant.

                              We are not required to give holders of the warrants more than five business days notice of our election to redeem the warrants. Because of the abbreviated notification period, a warrantholder who intends to exercise our warrant upon an optional redemption of the warrants may want to provide standing instructions for the exercise of the warrants and the delivery of shares. See "Risk Factors--You may be required to elect whether to exercise your warrants within four business days of notification of an election by us to optionally redeem the warrants."

                              In connection with a successful remarketing related to a redemption of the warrants:

                               . the adjusted maturity date of the debentures (and, as a result, the redemption date of the preferred securities) will become the date which is 180 days following the remarketing date;

                               . the amount due at the adjusted maturity date of the debentures will be the accreted value of the debentures as of the end of the day before the remarketing date (and, as a result, the amount due at the adjusted redemption date of the preferred securities will be the accreted value of the preferred securities at that date); and

                               .   beginning on the remarketing date, the
                                   debentures will have an interest rate on their accreted value (and, as a result, the preferred securities will have a distribution rate on their accreted value) equal to the rate established in the remarketing.

Redemption of Warrants Upon
  Tax Event, Regulatory
  Capital Event and
  Investment Company Event..  Upon the occurrence of certain tax events, or if there is a substantial risk that the trust will be considered an investment company and certain requirements are satisfied, or if the preferred securities do not qualify as Tier 1 Capital, we may, at our option, elect to redeem the warrants, in whole but not in part, at their warrant value, which will be a cash price equal to $50 minus the accreted value of the preferred securities. In connection with such an optional redemption, we will also be obligated to seek a remarketing of the preferred securities at a price of no less than 100% of their accreted value.

Accreted Value..............  The "accreted value" of a preferred security is equal to the accreted value of a debenture, which is equal to the sum of the initial purchase price of the preferred security component of each BONUSES unit (i.e. $33.18) plus accretion of the discount (i.e. the difference between the principal amount of $50 and $33.18, the initial purchase price of the preferred securities), calculated using a per annum coupon of 6%, payable quarterly, and an all-in-yield of 9.10% per annum on a quarterly bond equivalent yield basis using a 360-day year of twelve 30-day months until such sum equals $50 on the warrant expiration date.

Exercise of Warrants........  A holder may exercise warrants at any time prior to the close of business on May 7, 2051, the "expiration date," unless redeemed earlier in connection with an optional redemption or a change of control.

                              The warrants will not be exercisable unless, at the time of the exercise:

                               . we have a registration statement in effect under the Securities Act covering the issuance and sale of the shares of common stock upon exercise of the warrants or the sale of the shares upon exercise of the warrants is exempt from the registration requirements of the Securities Act and have been registered, qualified or are deemed to be exempt under applicable state securities laws; and

                               . a then current prospectus is delivered to exercising holders of the warrants.

Warrant Exercise Price......  The warrant exercise price will initially be $50.

                              In connection with an exercise of the warrants in lieu of optional redemption, the exercise price of the warrants will be the accreted value of the preferred securities as of the day before the remarketing date.

                              Holders must pay the exercise price of their warrants in cash, including the automatic application of a portion of the proceeds of any remarketing of preferred securities. Accordingly, holders of BONUSES units may not tender their preferred securities directly toward payment of the exercise price of the warrants.

                              Following an exercise of warrants by a BONUSES unit holder other than in connection with a redemption or change of control, the holder may require the trust to exchange the holder's related preferred securities for debentures and require NYCB to repurchase such debentures at their principal amount at maturity on a special distribution date that is no less than 180 days following the exercise of the warrants, and thereby recoup the exercise price within approximately 210 days of payment.

                              If a BONUSES unit holder exercises the warrant that is part of the BONUSES unit in connection with the expiration of the warrants or an optional redemption of the warrants by us, the holder will satisfy in full the exercise price by applying the proceeds of the related remarketing of the related preferred securities. See "Description of the Preferred
                              Securities--Remarketing" in this prospectus supplement.

Remarketing at Expiration of
  Warrants..................  If not previously remarketed, the preferred securities will be remarketed two business days prior to the warrant expiration date. In connection with such a remarketing, the warrants will expire, unless exercised by the expiration date.

                              In connection with a successful remarketing relating to the expiration of the warrants:

                               . the maturity date of the debentures (and, as a result, the redemption date of the preferred securities) will continue to be the scheduled maturity date of November 1, 2051, which will be 180 days following the remarketing date; and

                               .   beginning on the remarketing date, the
                                   debentures will bear interest on their
                                   accreted value, which at that time will
                                   equal $50, at a rate equal to the rate
                                   established in the remarketing.

                              If a remarketing of the preferred securities does not occur on the second business day prior to the warrant expiration date for any reason:

                               . beginning on such date, interest will accrue on the accreted value of the debentures, and distributions will accumulate on the accreted value of the preferred securities;

                               . the interest rate on the accreted value of the debentures will be 11.10% per annum, and, as a result, the distribution rate on the accreted value of the preferred securities will increase correspondingly;

                               . the accreted value of the debentures (and, as a result, the accreted value of the preferred securities) will become due and payable on the date which is 180 days after the failed remarketing date; and

                               . we will no longer have the option to defer interest payments on the debentures.

Failed Remarketing..........  If the remarketing agent is unable to remarket all the preferred securities deemed tendered for purchase, a "failed remarketing" will have occurred. If a failed remarketing occurs:

                               . beginning on such date, interest will accrue on the accreted value of the debentures, and distributions will accumulate on the accreted value of the preferred securities;

                               . the interest rate on the accreted value of debentures will be 11.10% per annum and, as a result, the distribution rate on the accreted value of the preferred securities will increase correspondingly;

                               . the accreted value of the debentures (and, as a result, the accreted value of the preferred securities) will become due and payable on the date which is 180 days after the failed remarketing; and

                               . we will no longer have the option to defer interest payments on the debentures.

                              Notwithstanding a failed remarketing, the warrants will be redeemed at the warrant value in cash, which will equal $50 minus the accreted value of the preferred securities, on the redemption date and the warrantholder will have the option to exercise its warrants in lieu of such redemption by paying the exercise price in cash.

Guarantee...................  The following payments or distributions with respect to the preferred securities, to the extent not paid by or on behalf of the trust, will be guaranteed by us:

                               .   any accrued and unpaid distributions
                                   required to be paid on the preferred
                                   securities, to the extent that the trust has sufficient funds available for distributions at the time;

                               . the redemption price, plus all accrued and unpaid distributions, to the extent that the trust has sufficient funds available for redemptions, relating to any preferred securities called for redemption by the trust; and

                               . upon a voluntary or involuntary dissolution, winding up or termination of the trust (other than in connection with the exchange of all of the preferred securities for debentures and the distribution of the debentures to holders of the preferred securities), the lesser of:

                                  .   the aggregate accreted value of the
                                      preferred securities of the trust and all accumulated and unpaid distributions thereon to the date of payment; and

                                  .   the amount of assets of the trust
                                      remaining available for distribution to
                                      holders of preferred securities in
                                      liquidation of the trust.

                              Our obligations under the guarantee will be equal in right of payment with our obligations relating to other preferred securities of our trust subsidiaries and will be subordinate and junior in right of payment to all of our "senior indebtedness" as defined in the preferred securities guarantee.

Form and Denomination.......  The Depository Trust Company, or DTC, will act as securities depositary for the BONUSES units, debentures, preferred securities and warrants, each of which will be issued only as fully registered securities registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC. One or more fully registered certificates will be issued for each of the debentures, the BONUSES units, the preferred securities and the warrants, and will be deposited with the property trustee as custodian for DTC. The preferred securities will be issued in denominations of $50 stated liquidation amount and whole multiples of $50.

Use of Proceeds.............  The trust will use the portion of the net proceeds from the sale of the BONUSES units relating to the preferred securities to acquire the debentures from us. We intend to use the net proceeds from the offering of the BONUSES units (consisting of the portion of the net proceeds from the sale of the BONUSES units relating to the warrants, and the net proceeds from the issuance of the debentures to the trust) to make equity contributions to New York Community Bank; to finance multi-family loan originations and potential acquisitions of banking branches, other financial institutions or other financial services companies; and for general corporate purposes, including possible stock repurchases from time to time. We do not have any specific plans for acquisitions at this time. See "Use of Proceeds."

Material United States
  Federal Income Tax
  Consequences..............  Your acquisition of a BONUSES unit will be treated for United States federal income tax purposes as an acquisition by you of two separate and distinct assets: (1) a preferred security representing an undivided beneficial interest in the trust, for a price of $33.18, and (2) a warrant to purchase 1.4036 shares of our common stock, for a price of $16.82. In the opinion of Muldoon Murphy & Faucette LLP, our counsel, by acquiring the preferred securities you will be treated as owning an undivided beneficial ownership interest in the debentures, and the debentures will be treated as debt for United States federal income tax purposes. The purchase price of each BONUSES unit will be allocated between the preferred security (representing your interest in the underlying debentures) and the warrant in proportion to their relative fair market values at the time of purchase. Because you will be treated as having purchased the debentures for an amount less than their face amount, the debentures will be treated as having been issued with original issue discount, or OID, and, if you are a United States taxpayer, you will be required to include as ordinary income amounts constituting OID as they accrue. The amount of interest income, including OID, on which you will be taxed will exceed your share of the cash interest payments received by the trust on the debentures. See "Material United States Federal Income Tax Consequences" in this prospectus supplement.

ERISA Considerations........  Each purchaser and subsequent transferee of the
                              BONUSES units (including the underlying
                              debentures, preferred securities and warrants, and any shares of our common stock received upon the exercise or redemption of the warrants) will be deemed to have represented and warranted that the acquisition and holding of such securities by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws. See "ERISA Considerations" in this prospectus supplement.

Absence of a Public Market
  for the BONUSES Units.....  Although we intend to apply to list the BONUSES units for quotation on the Nasdaq National
                              Market, we cannot assure you as to whether, or when, the BONUSES units will be accepted for listing. The BONUSES units, the preferred securities and the warrants constitute a new issue of securities with no established trading market and there can be no assurance that any active or liquid trading market will develop for these securities, even if the BONUSES units are eventually listed on the Nasdaq National Market. Neither the warrants nor the preferred securities will initially be listed; however, if either of these securities are separately traded to a sufficient extent that they meet applicable exchange listing requirements, we may attempt to cause those securities to be listed on the exchange on which the BONUSES units are then listed.

                                 RISK FACTORS

   You should carefully review the information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and should particularly consider the following factors.

Risks Relating to NYCB

Our focus on multi-family, commercial real estate and construction lending may hurt our earnings.

   Our business strategy centers on continuing our emphasis on multi-family real estate loans and, to a lesser extent, commercial real estate and construction loans in order to expand our net interest margin. These types of loans generally have higher risk-adjusted returns and shorter maturities than one-to-four family residential mortgage loans. At June 30, 2002, multi-family, commercial real estate and construction loans totaled $4.7 billion, which represented 88% of total loans. If we continue to increase the level of our multi-family, commercial real estate and construction loans, we will increase our credit risk profile relative to traditional thrift institutions that have higher concentrations of one-to-four family loans.

   Loans secured by multi-family and commercial real estate properties are generally for larger amounts and involve a greater degree of risk than one-to-four family residential mortgage loans. Payments on loans secured by multi-family and commercial real estate buildings generally depend on the income produced by the underlying properties which, in turn, depends on the successful operation or management of the properties. Accordingly, repayment of these loans is subject to adverse conditions in the real estate market or the local economy. The Bank seeks to minimize these risks through its underwriting policies, which restrict new originations of such loans to the Bank's primary lending area and require such loans to be qualified on the basis of the property's net income and debt service ratio. However, there can be no assurance that our underwriting policies will protect us from credit-related losses.

   Construction financing typically involves a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the property's value at completion of construction or development compared to the estimated cost (including interest) of construction. If the estimate of value proves to be inaccurate, the loan may be undersecured. We seek to minimize these lending risks through our lending policies and underwriting standards. A downturn in the local economy, however, could have a material adverse effect on the quality of the commercial real estate and construction loan portfolios, thereby resulting in material delinquencies and losses to our operations.

Rising interest rates may reduce our net income and future cash flows.

   Our income and cash flows are affected by changes in interest rates, over which we have no control. Our primary source of income is our net interest income, which is the difference between the interest income earned on our interest-earning assets and the interest expense incurred on our interest-bearing liabilities. At June 30, 2002, our one year interest rate sensitivity gap (the difference between our interest rate sensitive assets maturing or repricing within one year and our interest rate sensitive liabilities maturing or repricing within one year, expressed as a percentage of total assets) was negative 17.78%. In a rising interest rate environment, an institution with a negative gap would generally be expected, absent the effects of other factors, to experience a greater increase in its cost of liabilities relative to its yield on assets, and thus a decrease in its net interest income.

   We also monitor changes in the net present value of the expected future cash flows of our assets and liabilities, which is referred to as net portfolio value or "NPV." The NPV ratio is our NPV divided by the estimated market value of total assets. The NPV ratio can be viewed as a corollary to our capital ratios. To monitor our overall sensitivity to changes in interest rates, we model the effect of instantaneous increases and decreases in interest rates of 200 basis points on our assets and liabilities. As of June 30, 2002, an increase in interest rates of 200 basis points would have reduced our NPV by approximately 10.09%. A decrease in interest rates of 200 basis points would have increased our NPV by approximately 5.10%. There can be no assurance that future changes in our mix of assets and liabilities will not result in greater changes to our NPV and NPV ratio.

The Bank's allowance for loan losses may be inadequate, which could hurt our earnings.

   Our Bank's reserve for possible credit losses may not be adequate to cover actual loan losses and if we are required to increase our reserve, current earnings may be reduced. When borrowers default and do not repay the loans that we make to them, we may lose money. Our experience shows that some borrowers either will not pay on time or will not pay at all, which will require us to "charge off" the defaulted loan or loans. We provide for losses by reserving what we believe to be an adequate amount to absorb any probable inherent losses. A charge-off reduces our reserve for possible credit losses. If our reserve is not sufficient, we would be required to record a larger provision for credit losses, which would reduce current period earnings.

Changes in economic conditions could cause an increase in delinquencies and non-performing assets, including loan charge-offs, and depress our income and growth.

   Our Bank's loan portfolio includes many real estate secured loans, demand for which may decrease during economic downturns as a result of, among other things, an increase in unemployment, a decrease in real estate values or increases in interest rates. These factors could depress our earnings and consequently our financial condition because:

  .   customers may not want or need our products and services;

  .   borrowers may not be able to repay their loans;

  .   the value of the collateral securing our loans to borrowers may decline;
      and

  .   the quality of our loan portfolio may decline.

   Any of the latter three scenarios could cause an increase in deliquencies and non-performing assets or require us to charge-off a percentage of our loans and/or increase our provisions for loan losses, which would reduce our income.

The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in the local economy.

   Nearly all of our loans are made to borrowers who live and work in the New York City metropolitan area. As a result of this concentration, a downturn in the New York City economy would likely cause significant increases in non-performing loans and assets, which could impair our profits either through charge-offs or by recording additional provisions for loan losses.

Because we compete primarily on the basis of the interest rates we offer depositors and the terms of loans we offer borrowers, our margins could decrease if we were required to increase deposit rates or lower interest rates on loans in response to competitive pressure.

   We face intense competition both in making loans and attracting deposits. We compete primarily on the basis of our deposit rates, the terms of the loans we originate and the quality of our financial and depository services. This competition has made it more difficult for us to make new loans and at times has forced us to offer higher deposit rates in our market area. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to market entry, enabled banks to expand their geographic reach by providing services over the Internet and enabled non-depository institutions to offer products and services that traditionally have been provided by banks. Recent changes in federal banking law permit affiliation among banks, securities firms and insurance companies, which also will change the competitive environment in which we conduct business. Some of the institutions with which we compete are significantly larger than us and, therefore, have significantly greater resources.

Creditors of our subsidiaries have priority over you in the event of a distribution of our subsidiaries' assets.

   The creditors of the Bank and our other subsidiaries have priority over us and you in any distribution of their assets in a liquidation or reorganization. We are a holding company and our assets are primarily composed of our investment in the stock of our subsidiaries and certain investment securities. The creditors of our subsidiaries will have priority over us and you in any distribution of the subsidiaries' assets in a liquidation, reorganization or otherwise, except to the extent that we are recognized as a creditor of our subsidiaries. At June 30, 2002, our subsidiaries had total liabilities, including deposits, of $9.2 billion.

Various factors could hinder or prevent takeover attempts

   Provisions of our Certificate of Incorporation and Bylaws, federal and state regulations and various other factors may hinder or prevent companies or persons from acquiring control of us without the consent of our board of directors even in the event that a potential acquiror were offering a premium over the then-prevailing price of our common stock. For further information about these provisions, see "Description of Common Stock" in the accompanying prospectus.

Banking laws and regulations could limit our access to funds from the Bank, our primary source of liquidity, which is needed to make payments under the junior subordinated debentures.

   Historically, we have relied primarily on dividends from the Bank to pay our corporate expenses, to pay cash dividends on our common stock and to engage in repurchase programs for our common stock. Dividend payments from the Bank are subject to statutory limitations, generally based on net profits and our level of regulatory capital. Payment of dividends by the Bank is also subject to the Bank's profitability, financial condition and capital expenditures and other cash flow requirements. The Bank's regulatory agency has authority to prohibit the Bank or us from engaging in an unsafe or unsound practice in conducting our business. The payment of dividends, depending upon the financial condition of the Bank or us, could be deemed to constitute an unsafe or unsound practice. The Federal Reserve has stated that, as a matter of prudent banking, a bank or bank holding company should not maintain its existing rate of cash dividends on common stock unless: (1) the organization's net income available to common shareholders over the past year has been sufficient to fully fund the dividends; and (2) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition.

   We are a bank holding company regulated by the Federal Reserve System, and almost all of our operating assets are owned by the Bank. New York State Banking Law limits all capital distributions by the Bank, directly or indirectly, to us, including dividend payments. However, if the total amount of all capital distributions (including each proposed capital distribution) for the applicable calendar year exceeds net profits to date for that year plus the retained net profits for the preceding two years, or if the amount of the proposed capital distribution would cause the Bank's capital not to satisfy applicable capital standards under applicable laws and regulations, then the Bank must file an application to receive the prior approval of the New York Superintendent of Banks for the proposed capital distribution. As of September 30, 2002, approximately $338.8 million was available for the payment of dividends from the Bank to us without prior approval from the New York Superintendent of Banks.

   Under the prompt corrective action provisions of the Federal Deposit Insurance Act, the Bank is prohibited from making capital distributions, including the payment of dividends, if, after making any capital distribution, it would become undercapitalized as defined under the Federal Deposit Insurance Act. Based on the Bank's current financial condition, we do not currently expect that this provision will have any impact on its ability to pay dividends to us. Payment of dividends by the Bank also may be restricted at any time at the discretion of the appropriate regulator if it deems the payment to constitute unsafe or unsound banking practice.

   In addition to regulatory restrictions on the payment of dividends, the Bank is subject to certain restrictions imposed by federal law on any extensions of credit it makes to, and certain other transactions with, its affiliates and on investments in stock or other securities of its affiliates. We are considered an affiliate of the Bank. These restrictions prevent affiliates of the Bank, including us, from borrowing from the Bank, unless various types of collateral secure the loans. Federal law limits the aggregate amount of loans to and investments in any single affiliate to 10% of the Bank's capital stock and surplus and also limits the aggregate amount of loans to and investments in all affiliates to 20% of the Bank's capital stock and surplus. As of September 30, 2002, approximately $134.4 million of credit was available to us under this limitation.

   We cannot assure you that the Bank will be able to pay dividends or extend credit to us at past levels, or at all, in the future, which may prevent us from satisfying our obligations under the debentures.

Possible future acquisitions could involve risks and challenges which could adversely affect our ability to achieve our profitability goals for acquired businesses or realize anticipated benefits of those acquisitions.

   We have grown significantly in the past several years and our strategy includes the possible acquisition of banking branches, other financial institutions or other financial services companies. We cannot assure you that we will be able to successfully identify suitable acquisition opportunities or finance and complete any particular acquisition, combination or other transaction on acceptable terms and prices. Furthermore, acquisitions involve a number of risks and challenges, including:

  .   diversion of management's attention;

  . the need to integrate acquired operations, internal controls and regulatory functions;

  .   potential loss of key employees and customers of the acquired companies;
      and

  .   an increase in our expenses and working capital requirements.

   Any of these and other factors could adversely affect our ability to achieve anticipated benefits of acquisitions.

Risks Related to Your Investments in the BONUSES Units

The market price for the BONUSES units may be highly volatile.

   The market price for the BONUSES units may be highly volatile. There may be a significant impact on the market price of the units or our common stock due to, among other factors:

  .   the announcement of acquisitions by us or our competitors;

  .   variations in anticipated or actual operating results;

  .   market conditions; and

  .   general economic conditions.

The warrants may be redeemed by us, in which event the preferred securities may be remarketed.

   At any time on or after November 4, 2007, we may cause a remarketing of the preferred securities and a redemption of the warrants if the price of our common stock reaches specified levels.

   In addition, if a tax event, a regulatory capital event or investment company event (each as defined under "Description of the Warrants--Redemption Upon Special Event") occurs, we may be required to:

  . liquidate the trust and distribute the debentures to the beneficial holders of preferred securities; or

  . in certain circumstances, cause a remarketing of the preferred securities and a redemption of the warrants. See "Description of the Warrants--Redemption Upon Special Event."

   A tax event which permits us to remarket the preferred securities constitutes a taxable event to the beneficial holders of the preferred securities. In connection with a remarketing of the preferred securities, the maturity date of the debentures will change to the date that is 180 days from the remarketing.

   Because holders of preferred securities may receive debentures at any time, upon the occurrence of specified events, prospective purchasers of BONUSES units are also making an investment decision with regard to the debentures and should carefully review all the information regarding the debentures.

   In connection with a remarketing of the preferred securities you will only be entitled to the accreted value, and not the stated liquidation amount, of the preferred securities.

You may be required to elect whether to exercise your warrants within four business days of notification of an election by us to optionally redeem the warrants.

   We are required to give holders of the warrants no more than five business days' notice of its election to redeem the warrants. The warrants will be redeemed on the redemption date unless a warrantholder affirmatively elects to exercise its warrants. As a result, if we elect to redeem the warrants, a holder may have only four business days to elect to exercise its warrants in lieu of a redemption. If a holder does not receive the redemption notification because of illness, absence or other circumstances the warrants held by that holder will be redeemed. Because of the abbreviated notification period, a warrantholder who intends to exercise its warrant upon an optional redemption of the warrants may want to provide standing instructions for exercise of the warrants and delivery of the shares to the warrant agent. See "Description of the Warrants--Optional Redemption--Procedures."

The guarantee and your rights under the guarantee are limited.

   Under the preferred securities guarantee, we guarantee to the holders of the preferred securities, but only to the extent the trust has funds available for these payments, the payment of:

  . any accumulated and unpaid distributions required to be paid on the preferred securities;

  . the redemption price, plus all accrued and unpaid distributions, with respect to the preferred securities called for redemption and the repurchase price of preferred securities to be repurchased; and

  . upon a voluntary or involuntary dissolution, winding-up or termination of the trust (other than in connection with the distribution of debentures to the holders of the preferred securities or a redemption of all the preferred securities), the lesser of (A) the aggregate of the accreted value and all accumulated and unpaid distributions on the preferred securities to the date of the payment or (B) the amount of assets of the trust remaining available for distribution to holders of the preferred securities in liquidation of the trust.

   The guarantee is qualified as an indenture under the Trust Indenture Act of 1939. The property trustee is the indenture trustee under the guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The guarantee trustee will hold the guarantee for the benefit of the holders of the preferred securities.

   The holders of a majority in liquidation amount of the preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to exercise any trust or power conferred upon the guarantee trustee under the guarantee. If the guarantee trustee fails to enforce the guarantee, you may sue us directly to enforce your right to receive payment under the guarantee without first suing the trust, the guarantee trustee or any other person or entity. If we default on our obligation to pay amounts on the debentures, the trust would lack available funds for the payment of distributions or amounts payable on redemption of the preferred securities or otherwise. The holders of the preferred securities would not be able to rely upon the guarantee for payment of those amounts. A holder of the preferred securities could instead rely on the enforcement by:

  . the property trustee of its rights as registered holder of the debentures against us to the terms of the debentures, or

  . such holder of its right to bring a suit directly against us to enforce payments on debentures.

   The declaration states that each holder of preferred securities agrees to the provisions of the guarantee (including the subordination provisions) and the indenture.

Our obligations under the guarantee and the debentures are subordinated to our obligations to pay "senior debt," as defined in the indenture and preferred securities guarantee.

   Our obligations under the guarantee and the debentures will be subordinate and junior in right of payment to all of our present and future senior indebtedness. "Senior indebtedness" includes:

  . all of our indebtedness for money borrowed (other than trade accounts payable in the ordinary course of business) or incurred in connection with the condition of properties or assets;

  . all of our obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

  . any indebtedness of others of the kinds described above for which we are liable as guarantor or otherwise; and

  . amendments, renewals, extensions and refundings of the indebtedness described above, unless any of the debt described above expressly provides that the indebtedness is not superior in right of payment to the debentures.

   In addition, because we are a holding company, both the guarantee and the debentures will be structurally subordinated to all of our subsidiaries' obligations.

   No payment of principal of (including redemption) or interest on the debentures may be made:

  . if any senior indebtedness is not paid when due and any applicable grace period with respect to such default has ended and the default is not cured or waived or has ceased to exist; or

  . if the maturity of any senior indebtedness has been accelerated because of a default.

   The terms of our other debt may preclude us from paying interest on the debentures, or distributions on the preferred securities. As a result, we may defer these payments. As of September 30, 2002, our senior indebtedness was approximately $187.8 million and the total liabilities of our subsidiaries (excluding deposits) aggregated to approximately $3.7 billion. There are no terms in the BONUSES units, the preferred securities, the debentures or the guarantee that limit our or our subsidiaries' ability to incur additional indebtedness, including secured indebtedness and other indebtedness that ranks senior to the debentures and the guarantee.

The debentures do not contain certain restrictive covenants.

   The terms of the debentures do not contain several types of restrictive covenants that would protect holders of debentures from transactions that may adversely affect the holders. In particular, the indenture governing the debentures does not contain covenants that limit our ability, absent exercise of our deferral option, to pay dividends or make distributions on, or redeem or repurchase, our capital shares and does not contain provisions that would give holders of the debentures the right to require us to repurchase their debentures in the event of a change of control of NYCB or a decline in the credit rating of us or our debt securities as a result of a takeover, recapitalization or similar restructuring, or any other reason. In addition, the indenture does not limit our ability to incur additional indebtedness and therefore does not contain provisions that afford holders of the debentures protection in the event of a highly leveraged transaction or other similar transaction involving us that may adversely affect the holders.

You must rely on the enforcement rights of the property trustee.

   If:

  . the trust fails to pay distributions in full on the preferred securities (other than pursuant to a deferral of interest during an extension period); or

  . a trust enforcement event (as defined under "Description of the Preferred Securities--Trust Enforcement Events" on page S-41 of this prospectus-supplement), including a failure by us to make payments on the debentures, occurs and is continuing, the holders of preferred securities must rely upon the enforcement rights of the property trustee, as a holder of the debentures, except for certain limited rights to sue us directly as described below. The holders of a majority in liquidation amount of the preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the declaration, including the right to direct the property trustee to exercise the remedies available to it as a holder of the debentures.

   If the property trustee fails to enforce its rights under the debentures, a holder of preferred securities may sue us directly to enforce the property trustee's rights under the debentures without first suing the property trustee. If a trust enforcement event has occurred and is continuing and is attributable to our failure to pay interest, principal or premium on the debentures when due, then the registered holder of the preferred securities may sue directly for enforcement of payment to the holder of the principal, premium or interest on the debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of such holder. As the holder of the common securities of the trust, we will be subrogated to the rights of such holder of preferred securities under the declaration to the extent of any payment made by us to such holder of preferred securities in that suit. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the debentures.

Holders of preferred securities will have only limited voting rights.

   Holders of preferred securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, the trustees. Holders will not be able to increase or decrease the number of the trustees. Those voting rights are held exclusively by the holders of the common securities of the trust, which is initially NYCB.

Because of the lack of an established trading market for the BONUSES units, the preferred securities and the warrants you may not be able to sell your BONUSES units, preferred securities or warrants at all or at an attractive price.

   Although we intend to apply to list the BONUSES units for quotation on the Nasdaq National Market, we cannot assure you as to whether, or when, the BONUSES units will be accepted for listing. The BONUSES units, the preferred securities and the warrants constitute a new issue of securities with no established trading market and there can be no assurance that any active or liquid trading market will develop for these securities, even if the BONUSES units are eventually listed on the Nasdaq National Market. If a market develops, the securities could trade at prices that may be higher or lower than the offering price. This could depend on many factors, including:

  .   prevailing interest rates;

  .   our operating results; and

  .   the market for similar securities.

   No assurance can be given that the holders of the BONUSES units, the preferred securities or the warrants will be able to sell their securities or regarding the prices at which the securities may be sold.

Either satisfaction of the requirements of exemption from registration of the Securities Act or an effective registration statement and delivery of a current prospectus is required for the exercise of warrants.

   If a holder of a warrant has received a warrant transferred pursuant to an effective shelf registration statement, whether or not they have been separated from a preferred security, they will effectively be able to exercise their warrants only if:

  .   the shelf registration statement is effective;

  . those shares have been registered, qualified or are exempt under the securities laws of the state where the exercising holder of warrants resides; and

  .   a current prospectus is delivered to that holder.

   We currently have an effective registration statement covering the common stock issuable upon exercise of the warrants. Although we have agreed to use our best efforts, there can be no assurance that we will:

  .   maintain the effectiveness of the registration statement;

  . have all the common stock registered or qualified under state securities laws; or

  .   be able to deliver a current prospectus to warrantholders.

   The warrant agreement governing the warrants states that the original expiration date of the warrants will be extended to the extent we fail to satisfy any of the foregoing requirements.

We have the option to extend interest payment periods, which may result in adverse tax consequences and adversely affect the market price of the preferred securities.

   We have the right to defer payments of interest on the debentures by extending the interest payment period for extension periods not exceeding 20 consecutive quarters with respect to each deferral period, provided that no extension period may extend beyond maturity of the debentures. Prior to the end of an extension period, we may, and at the end of such extension period we shall, pay all interest then accrued and unpaid (together with interest thereon at the stated rate borne thereby, compounded quarterly to the extent permitted by applicable law). Prior to the termination of any extension period we may further extend the extension period, provided that such extension period, together with all previous and further extensions, may not exceed 20 consecutive quarters or extend beyond maturity of the debentures. Upon termination of any extension period and the payment of all amounts then due, including interest on deferred interest payments, we may select a new extension period, subject to the above requirements. If interest payments on the debentures are deferred, distributions on the preferred securities also will be deferred and we, or any of our subsidiaries, will not be permitted, subject to certain exceptions set forth herein, to:

  . declare or pay dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

  . make any payment of principal of, interest or premium, if any, on, or repay, repurchase or redeem any indebtedness that ranks on par with or junior in interest to the debentures or make any guarantee payment with respect to any guarantees by us of the debt securities of any our subsidiaries if such guarantee ranks on a par with or junior in interest to the debentures.

   During an extension period, interest on the debentures will continue to accrue and, as a result, distributions on the preferred securities will accumulate. See "Description of the Preferred Securities--Distributions" and "Description of the Debentures--Option to Extend Interest Payment Period" on pages S-32 and S-50, respectively, of this prospectus supplement.

   Should an extension period occur, you will be required to accrue interest (in the form of original issue discount) in income in respect of your pro rata share of the debentures held by you for United States federal income tax purposes. As a result, you will be required to include such interest in gross income for United States federal income tax purposes in advance of receipt of cash, and will not receive cash related to such income from the trust if you dispose of your preferred securities prior to the record date for the payment of distributions. See "Material United States Federal Income Tax Consequences--The Preferred Securities--Interest Income and Original Issue Discount" on page S-73 of this prospectus supplement.

   We have no current intention of exercising our right to defer payments of interest by extending the interest payment period on the debentures. However, if we elect to exercise such right in the future, the market price of the preferred securities is likely to be adversely affected. If you dispose of your preferred securities during an extension period, you might not receive the same return on your investment that you would if you continue to hold your preferred securities. In addition, as a result of the existence of our right to defer interest payments, the market price of the preferred securities (which represent an undivided beneficial ownership interest in the debentures) may be more volatile than other securities that do not have such rights.

Accrual of original issue discount will have tax consequences for holders of the BONUSES units.

   The issue price of the BONUSES units will be allocated to the preferred securities (representing your interest in the underlying debentures) and the warrants in proportion to an estimate of their respective fair market values at the time of their issuances. This allocation will cause the debentures to be treated as issued with original issue discount. You will be required to accrue an amount of original issue discount in gross income each year with respect to the preferred security you hold in advance of the receipt of cash attributable to that income. See "Material United States Federal Income Tax Consequences--The Preferred Securities--Interest Income and Original Issue Discount" on page S-73 of this prospectus supplement.

                                USE OF PROCEEDS

   The net proceeds after deducting underwriting discounts and commissions from our sale of 4,800,000 BONUSES units in the offering will be approximately $234.0 million, and approximately $268.1 million if the underwriters exercise their over-allotment option in full, based on an assumed public offering price of $50 per BONUSES unit.

   We intend to use the net proceeds of this offering:

  .   to make equity contributions to the Bank;

  . to finance multi-family loan originations and potential acquisitions of banking branches, other financial institutions or other financial services companies; and

  .   for general corporate purposes, including possible stock repurchases.

   The precise amounts and timing of the application of proceeds, and the type of investment, will depend upon our and our subsidiaries' funding requirements and the availability of other funds. We do not have any specific plans for acquisitions at this time.

                           REGULATORY CAPITAL RATIOS

   The following table sets forth our consolidated capital ratios at June 30, 2002 on an actual basis and on an as adjusted basis to give effect to the sale of the BONUSES units that we are offering, assuming no exercise of the underwriters' over-allotment option, at the offering price of $50 per BONUSES unit.

                                                At June 30, 2002
                                               -----------------
                                                          As
                                               Actual Adjusted(1)
                                               ------ -----------
               Tier 1 risk-based capital ratio 12.95%    16.72%
               Total risk-based capital ratio. 13.76     17.49
               Leverage ratio.................  7.22      9.51

--------
(1) NYCB believes the net proceeds from the sale of the BONUSES units will be available for inclusion as regulatory capital; however, no assurance can be given that the Federal Reserve Board will agree with NYCB's treatment for regulatory purposes of the BONUSES units and their separate components. The as adjusted capital ratios assume regulatory capital treatment of the components of the BONUSES units based on the allocated initial purchase prices of those separate components set forth in this prospectus supplement and that the net proceeds are invested in 100% risk-weighted assets.

               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

   Our consolidated ratios of earnings to fixed charges were as follows for the periods presented:

                                        Six Months
                                      Ended June 30, Year Ended December 31,
                                      -------------- ------------------------
                                           2002      2001 2000 1999 1998 1997
                                      -------------- ---- ---- ---- ---- ----
  Ratio of Earnings to Fixed Charges:
  Excluding Interest on Deposits.....      3.52      3.25 1.90 2.72 3.10 4.43
  Including Interest on Deposits.....      2.35      1.80 1.44 1.70 1.68 1.68

--------
For the purpose of computing the ratio of earnings to fixed charges, "earnings" consist of income before income taxes and extraordinary item plus fixed charges, excluding capitalized interest. "Fixed charges" consist of interest on short-term and long-term debt, including interest related to capitalized leases and capitalized interest, and one-third of rent expense, which approximates the interest component of that expense. In addition, where indicated, fixed charges include interest on deposits.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

   Our common stock is listed on the Nasdaq National Market and trades under the symbol "NYCB." The following table sets forth for the periods indicated the high and low composite per share closing sales prices as reported by the Nasdaq National Market and the dividends paid in each period. All stock prices and dividends have been restated to reflect the two 3-for-2 stock splits that occurred on March 29 and September 20, 2001.

                                                    High   Low   Dividends
                                                   ------ ------ ---------
     Fiscal Year Ending December 31, 2002:
        Fourth quarter (through October 28, 2002). $30.00 $25.15   $0.20(1)
        Third quarter.............................  31.98  24.79    0.20
        Second quarter............................  30.12  25.18    0.20
        First quarter.............................  29.65  23.07    0.16

     Fiscal Year Ended December 31, 2001:
        Fourth quarter............................ $28.41 $21.83   $0.16
        Third quarter.............................  31.37  19.12    0.13
        Second quarter............................  25.10  19.54    0.13
        First quarter.............................  19.33  14.97    0.11

     Fiscal Year Ended December 31, 2000:
        Fourth quarter............................ $16.67 $11.69   $0.11
        Third quarter.............................  12.83   8.31    0.11
        Second quarter............................   9.19   7.97    0.11
        First quarter.............................  11.94   7.89    0.11

--------
(1) Payable on November 15, 2002.

   On October 28, 2002, the last reported sale price of our common stock as reported on the Nasdaq National Market was $28.05 per share. As of October 25, 2002, there were approximately 7,261 holders of record of our common stock.

   We generally pay quarterly dividends on our common stock. As a bank holding company, substantially all of our net earnings are generated by the Bank, which makes these funds available to us in the form of dividends. The Bank's ability to pay dividends is limited by certain regulatory requirements with respect to the size of the Bank's statutory surplus levels. The declaration and amount of dividends is subject to the discretion of our board of directors and will depend upon various factors, including, in addition to the foregoing, our net earnings, financial condition, cash requirements, future prospects and other factors deemed relevant by our board of directors.

                     SELECTED CONSOLIDATED FINANCIAL DATA

   The selected consolidated financial data set forth below should be read in conjunction with the information under the heading "Recent Developments" beginning on page S-23 of this prospectus supplement, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of New York Community Bancorp, Inc. and the related notes in our most recent Quarterly Report on Form 10-Q, in our most recent Annual Report on Form 10-K and in other reports filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus. Historical results are not necessarily indicative of results to be expected for any future period.

                                           At or For the
                                             Six Months                At or For the Years Ended December 31,
                                           Ended June 30, ----------------------------------------------------------------
                                                2002         2001(1)      2000(2)        1999         1998         1997
                                           -------------- ------------  -----------  -----------  -----------  -----------
                                            (Unaudited)               (dollars in thousands, except share data)
Earnings Summary
  Net interest income.....................  $    178,498  $    205,816  $    73,081  $    68,903  $    68,522  $    62,398
  Reversal of provision for loan losses...            --            --           --       (2,400)          --           --
  Other operating income..................        47,775        90,615       21,645        2,523        2,554        2,305
  Non-interest expense(3).................        69,986       121,185       49,824       21,390       25,953       27,084
  Income tax expense......................        51,837        70,779       20,425       20,772       18,179       14,355
  Net income(4)...........................       104,450       104,467       24,477       31,664       26,944       23,264
  Earnings per share(4)(5)................          1.04          1.36         0.58         0.76         0.63         0.51
  Diluted earnings per share(4)(5)........          1.03          1.34         0.56         0.74         0.60         0.48
Selected Ratios
  Return on average assets................         2.18 %        1.63 %       1.06 %       1.69 %       1.62 %       1.61 %
  Return on average stockholders' equity..         19.83         18.16        13.24        22.99        17.32        12.95
  Operating expense to average assets.....          1.40          1.76         2.16         1.14         1.57         1.88
  Efficiency ratio........................         29.60         38.04        52.08        29.95        36.51        41.86
  Interest rate spread....................          4.15          3.38         3.00         3.41         3.76         3.84
  Net interest margin.....................          4.33          3.59         3.33         3.79         4.24         4.45
  Dividend payout ratio...................         34.95         39.55        78.57        60.00        50.00        38.00
Cash Earnings Data(6)
  Earnings(4).............................  $    126,356  $    148,972  $    58,495  $    44,349  $    43,758  $    35,399
  Earnings per share(4)(5)................          1.26          1.94         1.38         1.06         1.02         0.77
  Diluted earnings per share(4)(5)........          1.25          1.91         1.33         1.04         0.96         0.72
  Return on average assets................         2.63 %        2.33 %       2.52 %       2.37 %       2.64 %       2.46 %
  Return on average stockholders' equity..         23.99         25.90        31.38        32.21        28.13        19.71
  Operating expense to average assets.....          1.33          1.76         2.16         1.01         1.16         1.37
  Efficiency ratio........................         28.28         27.51        24.47        26.37        27.05        30.47
Balance Sheet Summary
  Total assets............................  $ 10,239,883  $  9,202,635  $ 4,710,785  $ 1,906,835  $ 1,746,882  $ 1,603,269
  Loans, net..............................     5,299,004     5,361,187    3,616,386    1,601,079    1,486,519    1,395,003
  Allowance for loan losses...............        40,500        40,500       18,064        7,031        9,431        9,431
  Securities held to maturity.............       284,037       203,195      222,534      184,637      152,280       94,936
  Securities available for sale...........     3,429,320     2,374,782      303,734       12,806        4,656        2,617
  Mortgage-backed securities held to
   maturity...............................        44,619        50,865        1,923        2,094       19,680       49,781
  Deposits................................     5,284,752     5,450,602    3,257,194    1,076,018    1,102,285    1,069,161
  Borrowings..............................     3,545,729     2,506,828    1,037,505      636,378      439,055      309,664
  Stockholders' equity....................     1,212,990       983,134      307,410      137,141      149,406      170,515
  Common shares outstanding(5)............   107,950,268   101,845,276   66,555,279   47,272,785   47,814,518   50,330,670
  Book value per share(5)(7)..............         11.58         10.05         4.94         3.34         3.61         3.92
  Stockholders' equity to total assets....        11.85 %       10.68 %       6.53 %       7.19 %       8.55 %      10.64 %
Assets Quality Ratios
  Non-performing loans to loans, net......         0.26 %        0.33 %       0.25 %       0.19 %       0.42 %       0.55 %
  Non-performing assets to total assets...          0.14          0.19         0.19         0.17         0.38         0.54
  Allowance for loan losses to non-
   performing loans.......................        295.73        231.46       198.68       226.22       152.28       122.61
  Allowance for loan losses to loans, net.          0.76          0.76         0.50         0.44         0.63         0.68

--------

--------
(1) We merged with Richmond County Financial Corp. on July 31, 2001 and treated the merger as a purchase transaction. Accordingly, our 2001 earnings reflect five months of combined operations.
(2) We acquired Haven Bancorp, Inc. on November 30, 2000 and treated the acquisition as a purchase transaction. Accordingly, our 2000 earnings reflect one month of combined operations.
(3) The June 30, 2002 amount includes $3.0 million in core deposit intangible ("CDI") amortization from the Richmond County merger. The 2001 amount includes $5.9 million in goodwill amortization stemming from the Haven acquisition and $2.5 million in core deposit intangible amortization stemming from the Richmond County merger. The 2000 amount includes $494,000 in goodwill amortization stemming from the Haven acquisition.
(4) The 2001 amount reflects a gain of $39.6 million recorded in other operating income and charges of $23.5 million and $3.0 million, respectively, recorded in non-interest expense and income tax expense, resulting in an after-tax net charge of $836,000, or $0.01 per share. The 2000 amount reflects a gain of $13.5 million recorded in other operating income and a charge of $24.8 million recorded in other operating expense, resulting in a net charge of $11.3 million, or $0.26 per share. The 1999 amount includes a curtailment gain of $1.6 million and a charge of $735,000, both of which were recorded in operating expense and resulted in an after-tax net gain of $1.5 million, or $0.04 per share. The 1997 amount includes the reversal of a $1.3 million tax charge that had been incurred in the prior year.
(5) Reflects shares issued as a result of 3-for-2 stock splits on April 10 and October 1, 1997; September 29, 1998; and March 29 and September 20, 2001.
(6) Cash earnings is calculated by adding back to net income certain operating and income tax expenses stemming from the amortization and appreciation of shares held in our stock-related benefit plans, as well as the amortization of the CDI and goodwill stemming from our merger with Richmond County on July 31, 2001 and our acquisition of Haven on November 30, 2000. Although cash earnings is not a measure of performance calculated in accordance with generally accepted accounting principles, we believe that it is useful to an investor in evaluating our operating performance and comparing us to other companies in our business who report similar measures. However, you should not consider cash earnings in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles. Moreover, the way in which we calculate cash earnings may differ from that of companies reporting similarly-named measures.
(7) Excludes unallocated ESOP shares.

                              RECENT DEVELOPMENTS

   The following tables set forth certain summary unaudited consolidated financial and operating data and financial ratios for NYCB as of and for the periods indicated. The results of operations, ratios and other data presented for the three and nine month periods ending September 30, 2002 are not necessarily indicative of the results of operations for the year ending December 31, 2002.

   We completed the merger with Richmond County on July 31, 2001, and, as a result, the earnings information for the three months ended September 30, 2002 reflects three months of consolidated operations with Richmond County, compared to two months of consolidated operations for the corresponding period in 2001. The earnings information for the nine months ended September 30, 2002 reflects nine months of consolidated operations with Richmond County, compared to two months of consolidated operations for the corresponding period in 2001. In the third quarter of 2001, we recorded a merger-related charge of $22.0 million and a tax-rate adjustment-related charge of $3.0 million, which were offset by combined after-tax gains of $12.0 million on the sale of securities, loans, and a bank-owned property. In the nine months ended September 30, 2001, the net charge recorded in the third quarter of 2001 was further offset by after-tax gains of $23.1 million on the sale of securities and loans in the first quarter of 2001.

                                               At or For the           At or For the
                                               Three Months             Nine Months
                                            Ended September 30,     Ended September 30,
                                          ----------------------  ----------------------
                                             2002        2001        2002        2001
                                          ----------- ----------- ----------- -----------
                                          (Unaudited) (Unaudited) (Unaudited) (Unaudited)
                                           (dollars in thousands, except per share data)
Earnings Summary
  Net interest income....................   $98,857     $59,439    $277,356    $130,773
  Provision for loan losses..............        --          --          --          --
  Other operating income.................    23,606      32,023      71,382      71,632
  Non-interest expense(1)................    35,349      52,224     105,337      92,176
  Income tax expense.....................    26,756      23,631      78,593      48,283
  Net income(2)..........................    60,358      15,607     164,808      61,946
  Earnings per share(2)(3)...............      0.58        0.18        1.63        0.90
  Diluted earnings per share(2)(3).......      0.58        0.18        1.61        0.87
Selected Ratios
  Return on average assets...............     2.39 %      0.85 %      2.25 %      1.50 %
  Return on average stockholders' equity.     19.74        8.45       19.79       18.89
  Operating expense to average assets....      1.34        2.72        1.38        2.10
  Efficiency ratio.......................     27.64       54.39       28.91       42.85
  Interest rate spread...................      4.28        3.44        4.18        3.26
  Net interest margin....................      4.44        3.63        4.36        3.47
  Dividend payout ratio..................     34.48       72.22       34.78       42.53
Cash Earnings Data(4)
  Earnings(2)............................   $64,250     $48,146    $190,606    $105,535
  Earnings per share(2)(3)...............      0.62        0.56        1.88        1.53
  Diluted earnings per share(2)(3).......      0.61        0.55        1.86        1.49
  Return on average assets...............     2.54 %      2.63 %      2.60 %      2.55 %
  Return on average stockholders' equity.     21.01       26.08       22.88       32.19
  Operating expense to average assets....      1.28        1.43        1.31        1.48
  Efficiency ratio.......................     26.31       28.71       27.59       30.24

                                                          At
                                                       September         At
                                                       30, 2002     December 31,
                                                      (Unaudited)       2001
                                                     ------------   ------------
                                                     (dollars in thousands, except
                                                           per share data)
Balance Sheet Summary
  Total assets...................................... $ 10,040,227   $  9,202,635
  Loans, net........................................    5,301,838      5,361,187
  Allowance for loan losses.........................       40,500         40,500
  Securities held to maturity.......................      460,485        203,195
  Securities available for sale.....................    3,035,206      2,374,782
  Mortgage-backed securities held to maturity.......       42,116         50,865
  Deposits..........................................    5,141,205      5,450,602
  Borrowings........................................    3,450,898      2,506,828
  Stockholders' equity..............................    1,231,067        983,134
  Common shares outstanding(3)......................  107,274,197    101,845,276
  Book value per share(5)...........................        11.88          10.05
  Stockholders' equity to total assets..............       12.26 %        10.68 %
Assets Quality Ratios
  Non-performing loans to loans, net................        0.21 %         0.33 %
  Non-performing assets to total assets.............         0.11           0.19
  Allowance for loan losses to non-performing loans.       367.90         231.46
  Allowance for loan losses to loans, net...........         0.76           0.76

--------
(1) The September 30, 2002 three and nine months include $1.5 million and $4.5 million, respectively, in CDI amortization from the Richmond County merger. The 2001 three and nine months include $1.5 million and $4.4 million, respectively, million in goodwill amortization stemming from the acquisition of Haven Bancorp, Inc. on November 20, 2000 and $1.0 million in core deposit intangible amortization stemming from the Richmond County merger.
(2) The 2001 amount reflects a gain of $39.6 million recorded in other operating income and charges of $23.5 million and $3.0 million, respectively, recorded in non-interest expense and income tax expense, resulting in an after-tax net charge of $836,000, or $0.01 per share.
(3) Reflects shares issued as a result of 3-for-2 stock splits on April 10 and October 1, 1997; September 29, 1998; and March 29 and September 20, 2001.
(4) Cash earnings is calculated by adding back to net income certain operating and income tax expenses stemming from the amortization and appreciation of shares held in our stock-related benefit plans, as well as the amortization of the CDI and goodwill stemming from its merger with Richmond County on July 31, 2001 and the acquisition of Haven on November 30, 2000. Although cash earnings is not a measure of performance calculated in accordance with generally accepted accounting principles, we believe that it is useful to an investor in evaluating our operating performance and comparing us to other companies in our business who report similar measures. However, you should not consider cash earnings in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles. Moreover, the way in which we calculate cash earnings may differ from that of companies reporting similarly-named measures.
(5) Excludes unallocated ESOP shares.

                                CAPITALIZATION

   The following table sets forth our unaudited capitalization as of June 30, 2002 on an actual basis and as adjusted basis to give effect to our receipt of the net proceeds of this offering assuming no exercise of the underwriters' over-allotment option. The information in the table below assumes no exercise of the warrants issued in connection with this offering or outstanding stock options granted under our benefit plans and no exercise of the underwriters' over-allotment option. You should read this information in conjunction with the sections of this prospectus supplement entitled "Recent Developments" and "Selected Consolidated Financial Data" and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of New York Community Bancorp, Inc. and the related notes in our most recent Quarterly Report on Form 10-Q, in our most recent Annual Report on Form 10-K and in other reports filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus.

                                                                                     At June 30, 2002
                                                                                     ------------------------
                                                                                                     As
                                                                                      Actual      Adjusted
                                                                                       --------   --------
                                                                                     (unaudited, in millions)
Long-term borrowings:
   Federal Home Loan Bank of New York advances...................................... $1,672.5     $1,672.5
Trust preferred securities..........................................................    187.8        343.1
Stockholders' equity:
   Preferred stock, $0.01 par value, 5,000,000 shares authorized, no shares issued..       --           --
   Common stock, $0.01 par value, 150,000,000 shares authorized, 108,224,425 shares
     issued.........................................................................      1.1          1.1
   Additional paid-in capital.......................................................  1,011.8      1,090.5
   Retained earnings (substantially restricted).....................................    182.7        182.7
   Accumulated other comprehensive income, net of tax effect........................     46.9         46.9
   Less:
     Treasury stock--274,157 shares.................................................      5.3          5.3
     Unallocated common stock held by ESOP..........................................     21.1         21.1
     Common stock held by SERP and deferred compensation plans......................      3.1          3.1
     Unearned common stock held by RRPs.............................................       --           --
                                                                                       --------    --------
       Total stockholders' equity...................................................  1,213.0      1,291.7
                                                                                       --------    --------
          Total capitalization...................................................... $3,073.3     $3,307.3
                                                                                       ========    ========

                             ACCOUNTING TREATMENT

   The financial statements of the trust will be consolidated with our consolidated financial statements. The purchase price of each BONUSES unit will be allocated between the preferred security and the warrant comprising such unit in proportion to their relative values at the time of issue. The value assigned to the warrants will be recorded as a component of additional paid in capital in stockholders' equity in our consolidated financial statements. The value assigned to the preferred securities component of the BONUSES units will be included in the line item "Borrowings" in our balance sheet and described in detail in the "Notes to our consolidated financial statements." The difference between the assigned value and the stated liquidation amount of the trust preferred securities will be treated as an original issue discount and amortized on a level-yield basis over the life of the preferred securities. Disclosures concerning the warrants, the preferred securities, the preferred securities guarantee and the debentures will be included in the notes to our consolidated financial statements.

   Distributions on the preferred securities and amortization of the original issue discount will be accounted for as "interest expense" in our consolidated financial statements.

   Prior to the issuance of our common stock upon the exercise of the warrants, we expect that the BONUSES units will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of common shares used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares issuable upon exercise of the warrants over the number of shares that could be purchased by us in the market at the average market price during the period using the proceeds receivable upon exercise of the warrant.

                     DESCRIPTION OF THE BONUSES/SM/ UNITS

   Unless otherwise specified, "NYCB," as used in this section, refers only to New York Community Bancorp, Inc., a registered bank holding company, and not its subsidiaries, and "the trust" refers to New York Community Capital Trust V, a Delaware statutory trust.

   The BONUSES units will be issued under a BONUSES unit agreement among NYCB, the trust and Wilmington Trust Company, as warrant agent, property trustee and agent. The preferred security constituting part of each BONUSES unit will be issued under an amended and restated declaration of trust (the "declaration of trust" or the "declaration") among NYCB, Wilmington Trust Company, as property trustee and Delaware trustee, three administrative trustees and the holders of undivided beneficial interests in the assets of the trust. The debentures constituting the sole assets of the trust will be issued by NYCB under a supplemental indenture to an indenture between NYCB and Wilmington Trust Company, as debenture trustee. We refer to the indenture together with the supplemental indenture as the "indenture." NYCB will fully and unconditionally guarantee certain obligations of the trust pursuant to a preferred securities guarantee agreement (the "preferred securities guarantee" or the "guarantee") among NYCB and Wilmington Trust Company, as guarantee trustee. The warrant constituting part of each BONUSES unit will be issued pursuant to a warrant agreement (the "warrant agreement") between NYCB and Wilmington Trust Company, as warrant agent.

   We urge you to read the BONUSES unit agreement, declaration of trust, indenture, preferred securities guarantee and warrant because they, and not this description, define your rights as holder of the BONUSES units. You may request copies of these documents from us at our address set forth under "Where You Can Find Additional Information" in the accompanying prospectus.

General

   Each BONUSES unit will consist of:

  . a preferred security issued by the trust, having a stated liquidation preference of $50, which is subject to adjustment upon a remarketing following a reset event described below, representing an undivided beneficial ownership interest in the assets of the trust, which assets will consist solely of the debentures; and

  . a warrant to purchase 1.4036 shares (the "conversion ratio") of common stock of NYCB, subject to antidilution adjustments, at any time prior to May 7, 2051. The exercise price will initially be $50, which is subject to adjustment. The conversion price (initially $35.62) is the exercise price divided by the conversion ratio.

   At any time after issuance, the preferred security and the warrant components of each BONUSES unit may be separated by the holder thereof and transferred separately, and thereafter, any separated preferred security and warrant may be combined to form a BONUSES unit.

   The $50 purchase price of each BONUSES unit will be allocated between the preferred security and the warrant comprising such BONUSES unit in proportion to their respective fair market values at the time of issue. NYCB expects that, at the time of issuance, the fair market value of each preferred security will be $33.18 and the fair market value of each warrant will be $16.82. This allocation generally will be binding on each beneficial owner of a BONUSES unit, but not on the Internal Revenue Service. See "Material United States Federal Income Tax Consequences--Allocation of Purchase Price of the BONUSES Units" in this prospectus supplement.

   Although we intend to apply to list the BONUSES units for quotation on the Nasdaq National Market, we cannot assure you as to whether, or when, the BONUSES units will be accepted for listing. The BONUSES units, the preferred securities and the warrants constitute a new issue of securities with no established trading market and there can be no assurance that any active or liquid trading market will develop for these securities, even if the BONUSES units are eventually listed on the Nasdaq National Market. Neither the warrants nor the preferred securities will initially be listed; however, if either of these securities are separately traded to a sufficient extent that they meet applicable exchange listing requirements, we may attempt to cause those securities to be listed on the exchange on which the BONUSES units are then listed.

Distributions

   Holders of BONUSES units will be entitled to receive cumulative cash distributions payable on the related preferred securities by the trust at the rate of 6% of the liquidation preference per annum, payable quarterly in arrears, subject to reset upon a remarketing as described under "Description of the Debentures--Interest." Cash distributions on the preferred securities will be payable quarterly, in arrears, on February 1, May 1, August 1 and November 1 of each year, commencing February 1, 2003, and payable on a remarketing settlement date, when, as and if available for payment, by the property trustee. Distributions will accumulate from November 4, 2002.

   The ability of the trust to pay the quarterly distributions on the preferred securities will depend solely upon its receipt of corresponding interest payments from NYCB on the debentures. Interest on the debentures not paid on the scheduled quarterly interest payment date will accrue and compound quarterly, to the extent permitted by law, at the applicable interest rate, and, as a result, distributions on the preferred securities will continue to accumulate and compound quarterly, to the extent permitted by law, at the applicable distribution rate.

   Holders of BONUSES units will also be entitled to receive a pro rata distribution of payments of principal on the debentures, except that payments of principal following an exchange of preferred securities for debentures will be paid to the holder of the debentures.

   At all times, the distribution rate, the distribution dates and other payment dates for the BONUSES units will correspond to the interest rate, interest payment dates and other payment dates on the debentures, which will be the sole assets of the trust.

   Distributions on the BONUSES units will be paid only to the extent that payments are made in respect of the debentures and to the extent that the trust has funds available for the payment of such distributions. See "Description of the Debentures." If NYCB does not make payments on the debentures, the trust will not have funds available to pay distributions on the BONUSES units.

   So long as NYCB is not in default in the payment of interest on the debentures and a failed remarketing has not occurred, NYCB will have the right under the indenture to defer payments of interest on the debentures by extending the interest payment period at any time, and from time to time, on the debentures. See "Description of Debentures--Option to Extend Interest Payment Period" below. During an extension period, no interest will be due and payable. As a consequence of each such extension, distributions on the BONUSES units would also be deferred by the trust for a corresponding period. Despite such a deferral, payments of interest would continue to accrue at the then applicable interest rate per annum compounded quarterly, to the extent permitted by applicable law, and, as a result, distributions would continue to accumulate at the then applicable distribution rate compounded quarterly, to the extent permitted by law.

   Prior to the termination of any extension period, NYCB may further defer payments of interest by extending the interest payment period; provided that such extension period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the debentures. Upon the termination of any extension period and the payment of all amounts then due, NYCB may commence a new extension period, subject to the above requirements. NYCB has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the debentures.

   In the event that NYCB exercises this right to defer payments of interest, then NYCB will not, and will not permit any subsidiary to:

  . declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of NYCB's capital stock or any warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into or exchangeable for capital stock); or

  . make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by NYCB which rank equally with or junior to the debentures or make any payments with respect to any guarantee by NYCB of the debt securities of any subsidiary of NYCB if such guarantee ranks equally with or junior in interest to the debentures.

   Notwithstanding the foregoing the following will be permitted:

  . repurchases, or acquisitions of shares of capital stock of NYCB in connection with any employee benefit plans or any other contractual obligation of NYCB;

  . dividends or distributions in either capital stock or rights to acquire capital stock of NYCB;

  .   payments under the preferred securities guarantee; and

  . any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant to a rights agreement.

Change of Control

   If a change of control (as defined below) occurs, each holder of a BONUSES unit will have the right to:

  . require NYCB to redeem that holder's related warrant on the date that is 45 days after the date NYCB gives notice at a redemption price in cash equal to 100% of the warrant value on the redemption date; and

  . exchange that holder's related preferred security for a debenture having an accreted value equal to the accreted value of such preferred security and to require NYCB to repurchase such debenture on the date that is 225 days following the date on which NYCB notifies holders of the change of control (the "repurchase date") at a repurchase price in cash equal to 100% of the accreted value of the debenture on the repurchase date plus accrued and unpaid interest (including deferred interest) on the debentures to, but excluding, the repurchase date.

   Within 30 days after the occurrence of a change of control, NYCB must give notice to each holder of a BONUSES unit and the unit agent of the transaction that constitutes the change of control and of the resulting redemption right and exchange and repurchase right.

   To exercise the warrant redemption right, a BONUSES unit holder must deliver prior to or on the 30th day after the date of NYCB's change of control notice irrevocable written notice to the warrant agent of the holder's exercise of its redemption right.

   To exercise the preferred security repurchase right, a holder must deliver no earlier than 180 days and no later than 210 days after the date of NYCB's change of control notice irrevocable written notice to NYCB, the trust and the property trustee (in its capacity as property trustee and exchange agent) of the holder's exercise of its repurchase right. The preferred securities will be exchanged for debentures no less than three business days prior to the repurchase date.

   A "change of control" will be deemed to have occurred when any of the following has occurred:

  . the acquisition (other than open market purchases on any national securities exchange or the Nasdaq National Market on which NYCB's capital stock is traded) by any person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions of shares of NYCB's capital stock entitling that person to exercise 50% or more of the total voting power of all shares of NYCB's capital stock entitled to vote generally in elections of directors, other than any such acquisition by NYCB, any of NYCB's subsidiaries or any of NYCB's employee benefit plans; or

  . the consolidation or merger of NYCB with or into any other person, any merger of another person into NYCB, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of NYCB's properties and assets to another person, other than:

     . any transaction (A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of NYCB's capital stock and (B) notwithstanding such transaction, during any period of two consecutive years after such transaction individuals who at the beginning of such period constituted the board of directors of NYCB (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of NYCB was approved by a vote of not less than two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) continue to constitute at least 50% of the board of directors of NYCB then in office; or

     . any merger solely for the purpose of changing NYCB's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity.

   Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term "person" includes any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

   However, a change of control will not be deemed to have occurred if:

  . the closing sale price per share of NYCB's common stock for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the change of control or the public announcement of the change of control, in the case of a change of control under the first clause above, or the period of 10 consecutive trading days ending immediately before the change of control, in the case of a change of control under the second clause above, equals or exceeds $39.18 (which equals 110% of the initial conversion price), subject to antidilution adjustments; or

  . at least 90% of the consideration in the transaction or transactions constituting a change of control consists of shares of common stock traded or to be traded immediately following such change of control on a national securities exchange or the Nasdaq National Market and, as a result of such transaction or transactions, the warrants become exercisable solely into such common stock (and any rights attached thereto).

   Except as described above with respect to a change of control, the BONUSES unit agreement does not contain provisions that permit the holders of BONUSES units to require that NYCB redeem the warrants or repurchase the debentures in the event of a takeover, recapitalization or similar transaction. In addition, NYCB could enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that could affect NYCB's capital structure or the value of NYCB's common stock, but that would not constitute a change of control.

   NYCB will comply with the requirements of the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of the warrants or the repurchase of the debentures as a result of a change of control.

   NYCB's ability to redeem warrants or repurchase debentures upon the occurrence of a change of control is subject to important limitations. There can be no assurance that NYCB would have the financial resources, or would be able to arrange financing, to pay the redemption price or repurchase price for all the warrants and debentures, as the case may be, that might be delivered by holders of the BONUSES units seeking to exercise the redemption right and repurchase right. Any failure by NYCB to redeem the warrants or repurchase the debentures when required following a change of control would result in an event of default under the BONUSES unit agreement, the declaration of trust and the indenture.

Amendment and Modification of the BONUSES Unit Agreement

   The BONUSES unit agreement may be amended by us and the BONUSES unit agent, without consent of the holders, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision therein or in any other manner which we and the BONUSES unit agent may deem necessary or desirable and which will not adversely affect the interests of the affected holders.

   The BONUSES unit agreement will contain provisions permitting us and the BONUSES unit agent, with the consent of the holders of a majority of the BONUSES units at the time outstanding, to modify the rights of the holders of the BONUSES units under the BONUSES unit agreement and the terms of the BONUSES unit agreement, except that no modification may, without the consent of the holder of each outstanding BONUSES unit affected thereby:

  .   materially adversely affect the holders' rights under any BONUSES unit; or

  . reduce the aforesaid percentage of outstanding BONUSES units the consent of holders of which is required for the modification or amendment of the provisions of the BONUSES unit agreement.

                    DESCRIPTION OF THE PREFERRED SECURITIES

   The terms of the preferred securities include those stated in the declaration of trust and those made part of the declaration of trust by the Trust Indenture Act.

   We urge you to read the declaration of trust (including the definitions of certain terms therein), the Delaware Statutory Trust Act (the "Trust Act"), and the Trust Indenture Act because they, and not this description, define your rights as holder of the preferred securities, including as a component of the BONUSES units. You may request copies of the declaration of trust from us at our address set forth under "Where You Can Find Additional Information" in the accompanying prospectus.

Distributions

   Cash distributions on the preferred securities will be fixed at a rate per annum of 6% of the liquidation preference of $50 per preferred security, subject to reset in connection with a remarketing as described under "Description of the Debentures--Interest," payable quarterly, in arrears, on February 1, May 1, August 1 and November 1 of each year, commencing February 1, 2003, and payable on a remarketing settlement date, when, as and if available for payment, by the property trustee. Distributions will accumulate from November 4, 2002. At all times, the distribution rate, the distribution dates and other payment dates for the preferred securities will correspond to the interest rate, interest payment dates and other payment dates on the debentures. Interest on the debentures not paid on the scheduled payment date will accrue and compound quarterly, to the extent permitted by law, at the applicable interest rate, and, as a result, distributions will accumulate and compound quarterly, to the extent permitted by law, at the applicable distribution rate ("compounded distributions").

   The term "distribution" as used herein includes any regular quarterly distributions, together with any compounded distributions, unless otherwise stated. The amount of distributions payable for any period will be computed:

  . for any full 90-day quarterly distribution period, on the basis of a 360-day year of twelve 30-day months;

  . for any period shorter than a full 90-day distribution period, on the basis of a 30-day month; and

  . for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month.

   In the event that any date on which distributions are payable on the preferred securities is not a business day, then payment of the distributions payable on the date will be made on the next succeeding day that is a business day (and without any additional distributions or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment will be made on the immediately preceding business day, with the same force and effect as if made on the date such payment was originally payable. A "business day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in the Borough of Manhattan, in the City of New York, or Wilmington, Delaware are authorized or required by law, regulation or executive order to close.

   Distributions on the preferred securities (other than distributions on a remarketing settlement date or redemption date) will be payable to the holders thereof as their names appear in the register of the trust as of the close of business on the relevant record dates. Distributions payable on any preferred securities that are not punctually paid on any distribution date will cease to be payable to the person in whose name such preferred securities are registered on the relevant record date. The defaulted distribution will instead be payable to the person in whose name such preferred securities are registered on the special record date or other specified date determined in accordance with the declaration of trust.

   Holders of BONUSES units will also be entitled to receive a pro rata distribution of payments of principal on the debentures, except that payments of principal following an exchange of preferred securities for debentures will be paid to the holders of the debentures.

   Distributions on the preferred securities will be paid only to the extent that payments are made in respect of the debentures held by the property trustee and to the extent that the trust has funds available for the payment of such distributions. See "Description of the Debentures." If NYCB does not make payments on the debentures, the property trustee will not have funds available to make payments (including distributions) on the preferred securities.

   So long as NYCB is not in default in the payment of interest on the debentures and a failed remarketing has not occurred, NYCB will have the right under the indenture to defer payments of interest on the debentures by extending the interest payment period at any time, and from time to time, on the debentures. See "Description of Debentures--Option to Extend Interest Payment Period" below. As a consequence of each such extension, distributions on the preferred securities would also be deferred by the trust for a corresponding period. Despite such a deferral, payments of interest would continue to accrue at the then applicable interest rate per annum compounded quarterly, to the extent permitted by applicable law, and, as a result, distributions would continue to accumulate at the then applicable distribution rate compounded quarterly, to the extent permitted by law. The right to extend the interest payment period for the debentures is limited to a period not exceeding 20 consecutive quarters and no extension may extend beyond the stated maturity of the debentures. Upon the termination of any extension period and the payment of all amounts then due, NYCB may commence a new extension period.

Remarketing

   A "remarketing event" will occur:

  .   in connection with a redemption of the warrants by NYCB; or

  . on the expiration date of the warrants in connection with their expiration.

   Following the occurrence of a remarketing event, all of the preferred securities other than the preferred securities as to which the holders have opted not to participate in the remarketing, will be remarketed by an entity to be designated by NYCB as remarketing agent, initially Salomon Smith Barney, Inc. In the absence of an election to the contrary, holders of preferred securities - whether or not components of BONUSES units - will be deemed to have elected to participate in the remarketing. Under the remarketing agreement, the remarketing agent will use its commercially reasonable efforts to remarket the participating preferred securities at a price no less than 100% of their accreted value as of the end of the day on the day before the remarketing date. If the remarketing is in connection with the expiration of the warrants, the accreted value will equal the principal amount at maturity.

   The proceeds from the remarketed preferred securities will be paid to the selling holders, unless the holders are BONUSES unit holders who have elected to exercise their warrants, in which case the proceeds will be applied to satisfy in full the exercise price of the warrants with any excess proceeds being paid to the selling holders.

   In connection with a remarketing related to a redemption of the warrants:

  . the adjusted maturity of the debentures (and, as a result, the redemption date of the preferred securities) will become the date that is 180 days following the remarketing date;

  . the amount due at the adjusted maturity date of the debentures will be the accreted value of the debentures as of the end of the day before the remarketing date (and as result, the amount due at the adjusted redemption date of the preferred securities will be a corresponding amount); and

  . beginning on the remarketing date, the debentures will bear interest on their accreted value at the rate established in the remarketing.

   In connection with a remarketing related to the expiration of the warrants:

  . the maturity date of the debentures (and, as a result, the redemption date of the preferred securities) will continue to be the scheduled maturity date, which will be 180 days following the remarketing date; and

  . beginning on the remarketing date, the debentures will bear interest on their accreted value, which at that time will equal $50, at the rate established in the remarketing.

   Accordingly, holders of preferred securities - whether or not components of BONUSES units - that elect not to participate in the remarketing will receive:

  . distributions on their preferred securities for 180 days at the rate equal to the rate established in the remarketing; and

  . the accreted value of their preferred securities (which in connection with the expiration of the warrants is $50) 180 days after the remarketing date.

Remarketing Procedures

   Set forth below is a summary of the procedures to be followed in connection with a remarketing of the preferred securities.

Remarketing in Connection with an Optional or Special Event Redemption

   In the event of a remarketing in connection with an optional or special event redemption of the warrants, NYCB must cause written notice of the remarketing to be given to the holders of the BONUSES units and the preferred securities at the same time as notice of the related redemption is given by NYCB to the holders of the BONUSES units and warrants. See "Description of the Warrants--Optional Redemption--Procedures" and " --Redemption Upon Special Event." The remarketing date will be two business days prior to the redemption date. The remarketing settlement date will be the redemption date.

   It is a condition precedent to the remarketing that, as of the date on which NYCB elects to cause a remarketing of the preferred securities and on the remarketing date, no deferral of distributions to holders of the preferred securities as a result of NYCB electing to extend interest payments on the debentures and no event of default under the declaration of trust shall have occurred and be continuing. It is a further condition that the conditions to a contemporaneous redemption of the warrants shall have been satisfied.

Remarketing in Connection with the Expiration of the Warrants

   If not previously remarketed in connection with a redemption of the warrants by NYCB, the preferred securities will be remarketed two business days prior to the expiration date in connection with the expiration of the warrants. No further action will be required of NYCB to select such date or give notice of such date. The remarketing date will be two business days prior to the expiration date. The remarketing settlement date will be the expiration date.

   Absent an extension, the warrants will expire on May 7, 2051, the settlement date for a remarketing in connection with the expiration of the warrants.

   If a remarketing of the preferred securities does not occur on the second business day prior to the expiration date for any reason, the administrative trustees will give notice thereof to all holders of preferred securities (whether or not a component of a BONUSES unit) prior to the close of business on the business day following the remarketing date. In such event:

  . beginning on such date, interest will accrue on the accreted value of the debentures, and distributions will accumulate on the accreted value of the preferred securities;

  . the interest rate on the accreted value of the debentures will be equal to 11.10%, and, as a result, the distribution rate on the preferred securities will increase correspondingly; and

  . the accreted value of the debentures (and, as a result, the accreted value of the preferred securities) will become due and payable on the date which is 180 days after the remarketing date.

  A Failed Remarketing

   If, by 4:00 p.m., New York City time, on the remarketing date, the remarketing agent is unable to remarket all the preferred securities deemed tendered for purchase, a "failed remarketing" will have occurred. The administrative trustees will give notice of a failed remarketing to NYCB and all holders of preferred securities (whether or not a component of a BONUSES unit) prior to the close of business on the business day following the remarketing date.

   Upon a failed remarketing,

  . beginning on such date, interest will accrue on the accreted value of the debentures, and distributions will accumulate on the accreted value of the preferred securities;

  . the interest rate on the accreted value of the debentures will be equal to 11.10%, and, as a result, the distribution rate on the accreted value of preferred securities will increase correspondingly;

  . the stated maturity of the accreted value of the debentures and the redemption date of the accreted value of the preferred securities will become the date which is 180 days after the failed remarketing date; and

  . NYCB will no longer have the option to defer interest payments on the debentures.

   A successful remarketing is not a condition to a redemption of the warrants, see "Description of the Warrant--Optional Redemption," and the warrantholder will have the option to exercise its warrants in lieu of such redemption.

  General

   The following common provisions apply to any remarketing.

   Unless holders of preferred securities elect not to have their preferred securities remarketed, all preferred securities will be remarketed on the remarketing date. A holder may elect not to have its preferred securities remarketed by notifying the remarketing agent of such election not later than 5:00 p.m., New York City time, on the business day preceding the remarketing date. Any such notice will be irrevocable and may not be conditioned upon the level at which the reset rate (as defined below) is established in the remarketing. Not later than 5:00 p.m., New York City time, on the business day before the remarketing date, the property trustee and the BONUSES unit agent, as applicable, shall notify the trust, NYCB and the remarketing agent of the number of preferred securities to be tendered for purchase in the remarketing.

   Reset Rate. If none of the holders elects to have preferred securities remarketed in the remarketing, the reset rate will be the rate determined by the remarketing agent, in its sole discretion, as the rate that would have been established had a remarketing been held on the remarketing date and the modifications to the maturity date of the debentures and the expiration date of the warrants will be effective as of the remarketing date. If the remarketing agent determines prior to 4:00 p.m., New York City time, on the remarketing date that it will be able to remarket all the preferred securities deemed tendered for purchase at a price of no less than 100% of the accreted value of such preferred securities as of the end of the day on the day next preceding the remarketing date, the remarketing agent will determine the reset rate, which will be the rate, rounded to the nearest one-thousandth (0.001) of one percent, per annum that the remarketing agent determines, in its sole judgment, to be the lowest rate per year that will enable it to remarket all the preferred securities deemed tendered for remarketing at that price.

   The right of each holder to have preferred securities tendered for purchase will be limited to the extent that:

  . the remarketing agent conducts a remarketing pursuant to the terms of the remarketing agreement;

  . the remarketing agent is able to find a purchaser or purchasers for tendered preferred securities; and

  . the purchaser or purchasers deliver the purchase price therefor to the remarketing agent.

   The remarketing agent is not obligated to purchase any preferred securities that would otherwise remain unsold in the remarketing. Neither NYCB nor the remarketing agent will be obligated in any case to provide funds to make payment upon tender of preferred securities for remarketing.

   NYCB will be liable for any and all costs and expenses incurred in connection with the remarketing.

   In connection with a remarketing of the preferred securities, and at any time thereafter, a purchaser may elect to receive a debenture in lieu of preferred securities. See "--Exchange."

  Remarketing Agent

   The remarketing agent will be determined by NYCB and will initially be Salomon Smith Barney, Inc. The remarketing agreement will provide that the remarketing agent will act as the exclusive remarketing agent and will use commercially reasonable efforts to remarket preferred securities deemed tendered for purchase in the remarketing at a price of no less than 100% of their accreted value as of the end of the day on the day before the remarketing date. Under certain circumstances, some portion of the preferred securities tendered in the remarketing will be able to be purchased by the remarketing agent.

   The remarketing agreement will also provide that the remarketing agent will incur no liability to NYCB or to any holder of the BONUSES units or the preferred securities in its individual capacity or as remarketing agent for any action or failure to act in connection with a remarketing or otherwise, except as a result of negligence or willful misconduct on its part. NYCB will pay the fee of the remarketing agent.

   NYCB will agree to indemnify the remarketing agent against certain liabilities, including liabilities under the Securities Act, arising out of or in connection with its duties under the remarketing agreement.

   The remarketing agreement also will provide that the remarketing agent may resign and be discharged from its duties and obligations thereunder. However, no resignation will become effective unless a nationally recognized broker-dealer has been appointed by NYCB as successor remarketing agent and the successor remarketing agent has entered into a remarketing agreement with NYCB. In that case, NYCB will use reasonable efforts to appoint a successor remarketing agent and enter into a remarketing agreement with that person as soon as reasonably practicable.

Limited Right to Repurchase

   If a holder of BONUSES units exercises its warrants, other than an exercise in lieu of a redemption of the warrants (see "Description of the Warrants--Optional Redemption" and "Description of the Warrants--Exercise of Warrants"), such holder will have the right, on the next special distribution date that is no less than 180 days following the exercise date of its warrants, to require the trust to exchange the preferred securities related to such exercised warrants for debentures having a principal amount at maturity equal to the liquidation preference of such preferred securities plus accumulated and unpaid distributions (including deferred distributions) to such date and to require NYCB to contemporaneously repurchase the exchanged debentures at their principal amount at maturity plus accrued and unpaid interest (including deferred interest) to, but excluding, the repurchase date. In order to effect a repurchase of debentures, a BONUSES unit holder must:

  . provide the administrative trustees and NYCB with notice of its election to require an exchange of preferred securities and repurchase of debentures to the trust no less than 30 days prior to the applicable special distribution date on which such repurchase is to be effected;

  . specify the number of the preferred securities to be exchanged for debentures by the trust; and

  . certify to the trust, the administrative trustees and NYCB that such holder has exercised warrants having an exercise price no less than the liquidation preference of the preferred securities sought to be exchanged and that such holder is the beneficial owner of the preferred securities to be exchanged.

   On the repurchase date, NYCB will pay to the holders in redemption of an aggregate principal amount of debentures having a principal amount at maturity equal to the liquidation preference of preferred securities that were exchanged, such principal amount at maturity together with accrued and unpaid interest (including deferred interest) on such debentures to, but excluding, the repurchase date. The fifteenth day of each calendar month will be a "special distribution date."

Redemption

   Upon the repayment of the debentures held by the trust, whether at stated maturity (as adjusted in connection with a remarketing described above) or otherwise, the proceeds from such repayment will be applied by the property trustee to redeem a like aggregate liquidation amount of the preferred securities. If less than all of the debentures held by the trust are to be repaid, then, except as described under "--Subordination of Common Securities of the Trust," and in the next paragraph, the proceeds from such repayment will be allocated pro rata to the redemption of the preferred securities.

   Under certain circumstances, a holder of preferred securities may elect to exchange the preferred securities for an equivalent amount of debentures. See "--Exchange." Also, in connection with a liquidation of the trust, the debentures will be distributed to the holders of preferred securities. See "--Distribution of Debentures Upon Tax Event or Investment Company Event" and "--Liquidation Distribution Upon Dissolution." In any such event, payments after an exchange made by NYCB on account of the debentures will be paid to the holders of the debentures.

  Redemption Procedures

   The redemption price for the preferred securities will be, in the absence of a remarketing, the stated liquidation preference of $50, plus accumulated but unpaid distributions; or, in the event of a successful remarketing prior to maturity, the preferred securities' accreted value (the "redemption price") and will be paid with the applicable proceeds from the contemporaneous payment of the debentures. Redemptions of the preferred securities will be made and the redemption price will be payable on the redemption date only to the extent that the trust has sufficient consideration available for the payment of such redemption price. See "--Subordination of Common Securities of the Trust."

   Distributions payable on or prior to the redemption date for any preferred securities will be payable to the holders of record of such preferred securities who are holders on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and consideration deposited as required, then immediately prior to the close of business on the date of such redemption, all rights of the holders of preferred securities called for redemption will cease, except the right of the holders of preferred securities to receive the redemption price, but without interest on such redemption price, and preferred securities which are called for redemption will cease to be outstanding. In the event that any date set for redemption of preferred securities is not a business day, then payment of the redemption price payable on such date will be made on the next day that is a business day (and without any interest or other payment in respect of any, such delay), except that if such business day falls in the next year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the date such payment was originally payable.

   In the event that payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by NYCB pursuant to the preferred securities guarantee as described under "Description of the Preferred Securities Guarantee," distributions on such preferred securities will continue to accumulate at the applicable rate per annum, from the redemption date originally established by the trust for the preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price. See "--Distributions."

   Subject to applicable law, NYCB or its subsidiaries may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

   If preferred securities are represented by one or more global certificates, they will be redeemed as described under "Book-Entry-Only Issuance."

Change of Control

   If a change of control (as defined under "Description of the BONUSES units") occurs, each holder of a preferred security will have the right to exchange any or all of that holder's preferred securities for debentures having an accreted value equal to the accreted value of such preferred securities and to require NYCB to repurchase such debentures on the repurchase date at a repurchase price in cash equal to 100% of the accreted value on the repurchase date of the debentures that are exchanged for such holder's preferred securities, plus accrued and unpaid interest (including deferred interest) on such debentures to, but excluding, the repurchase date.

   Within 30 days after the occurrence of a change of control, NYCB must give notice to each holder of a preferred security and the property trustee of the transaction that constitutes the change of control and of the resulting repurchase right. To exercise the repurchase right, a preferred security holder must deliver no earlier than 180 days and no later than 210 days after the date of NYCB's irrevocable written notice to NYCB, the trust, the property trustee and exchange agent of the holder's exercise of its repurchase right. The preferred securities shall be exchanged for debentures no less than three business days prior to the repurchase date. The repurchase date will be the date that is 225 days after the date on which the change in control notice is given.

   Except as described above with respect to a change of control, the declaration of trust does not contain provisions that permit the holders of preferred securities to require the trust to exchange preferred securities for debentures and NYCB to repurchase the debentures in the event of a takeover, recapitalizations or similar transaction. In addition, NYCB could enter into certain transactions, including acquisitions, refinancings or other recapitalization, that could affect NYCB's capital structure or the value of NYCB's common stock, but that would not constitute a change of control.

   NYCB will comply with the requirements of the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the debentures as a result of a change of control.

   NYCB's ability to repurchase debentures upon the occurrence of a change of control is subject to important limitations. There can be no assurance that NYCB would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the debentures that might be delivered by holders of debentures seeking to exercise the repurchase right. Any failure by NYCB to repurchase the debentures when required following a change of control would result in an event of default under the declaration of trust.

Exchange

   In connection with a remarketing of the preferred securities and at any time thereafter, a purchaser may exchange its preferred securities for debentures, assuming compliance with applicable securities laws. In such event, the administrative trustees will cause debentures held by the property trustee, having an aggregate accreted value equal to the aggregate accreted value of the preferred securities purchased by such purchaser and with accrued and unpaid interest equal to accumulated and unpaid distributions on the preferred securities purchased by such purchaser, and having the same record date for payment as the preferred securities, to be distributed to such purchaser in exchange for such holders' pro rata interest in the trust. In such event, the debentures held by the trust will decrease by the amount of debentures delivered to the purchaser of preferred securities.

Distribution of Debentures Upon Tax Event or Investment Company Event

   If, at any time, either a tax event or an investment company event occurs, the administrative trustees may, with the consent of NYCB except in certain limited circumstances, dissolve the trust and, after satisfaction of liabilities to creditors, cause debentures held by the property trustee, having an aggregate principal amount equal to the aggregate liquidation amount of the preferred securities, with an interest rate identical to the distribution rate of the preferred securities, and accrued and unpaid interest equal to accumulated and unpaid distributions on the preferred securities, and having the same record date for payment as the preferred securities, to be distributed to the holders of the preferred securities and the common securities of the trust in liquidation of such holders' interests in the trust on a pro rata basis within 90 days following the occurrence of such event; provided, however, that such dissolution and distribution shall be conditioned on:

  . the administrative trustees' receipt of an opinion of independent counsel to the effect that the holders of the preferred securities will not recognize any gain or loss for United States federal income tax purposes as a result of the dissolution of the trust and the distribution of debentures (a "no recognition opinion"); and

  . NYCB or the trust being unable to eliminate, which elimination shall be complete within a 90-day period, such event by taking some ministerial action (such as filing a form or making an election, or pursuing some other reasonable measure) that has no material adverse effect on the trust, NYCB or the holders of the preferred securities or does not subject any of them to more than de minimis regulatory requirements.

   If a tax event or an investment company event occurs and the administrative trustees shall have been informed by an independent law firm that such firm cannot deliver a no recognition opinion to the trust, NYCB shall have the right to cause a remarketing of the preferred securities as described under "--Remarketing" within 90 days following the occurrence of such event.

   Under current United States federal income tax law, and interpretations thereof and assuming that, as expected, the trust is treated as a grantor trust, a distribution of the debentures will not be a taxable event to the trust and/or to holders of the preferred securities. Should there be a change in law, a change in legal interpretation, certain tax events or other circumstances, however, the distribution of debentures could be a taxable event to holders of the preferred securities in which event NYCB could, as provided above, cause a remarketing of the preferred securities, and would not be permitted to distribute the debentures at such time.

   If NYCB does not elect any of the options described above, the preferred securities will remain outstanding until the repayment of the debentures. In the event a tax event has occurred and is continuing, under the indenture, NYCB will be obligated to pay any taxes, duties, assessments and other governmental charges to which the trust has become subject as a result of a tax event. See "Description of the Debentures--Payment of Expenses of the Trust."

Subordination of Common Securities of the Trust

   Payment of distributions on, and the redemption price of, the trust securities, the preferred securities and common securities, as applicable (collectively, the "trust securities"), shall be made pro rata based on the liquidation amount of such trust securities; provided, however, that if on any distribution date an indenture event of default (as defined below under "--Trust Enforements Events") shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the common securities of the trust, and no other payment on account of the redemption, liquidation or other acquisition of the common securities of the trust, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the preferred securities then due and payable.

Liquidation Distribution Upon Dissolution

   Pursuant to the declaration of trust, the trust shall automatically dissolve on the first to occur of: (1) certain events of bankruptcy, dissolution or liquidation of NYCB, (2) the distribution of the debentures to the holders of the preferred securities, (3) the redemption of all of the common and preferred securities and (4) the entry by a court of competent jurisdiction of an order for the dissolution of the trust.

   In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the trust (each a "liquidation"), the holders of the trust securities on the date of the liquidation will be entitled to receive, out of the assets of the trust available for distribution to holders of trust securities after satisfaction of the trust's liabilities to creditors, if any, distributions in cash or other immediately available funds in an amount equal to the accreted value of the trust securities plus accumulated and unpaid distributions thereon to the date of payment (such amount being the "liquidation distribution"), unless, in connection with such liquidation, debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, such preferred securities shall be distributed on a pro rata basis to the holders of the trust securities in exchange for the trust securities. If liquidation distributions can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on the preferred securities shall be paid on a pro rata basis so that the holders of the common securities of the trust will be entitled to receive distributions upon any such liquidation pro rata with the holders of the preferred securities, except that if an indenture event of default has occurred and is continuing, the preferred securities shall have a preference over the common securities of the trust with regard to liquidation distributions.

   After the liquidation date is fixed for any distribution of debentures to holders of the preferred securities:

  .   the preferred securities will no longer be deemed to be outstanding;

  . if the preferred securities are represented by one or more global certificates, DTC or its nominee, as a record holder of preferred securities, will receive a registered global certificate or certificates representing the debentures to be delivered upon such distribution; and

  . any certificates representing preferred securities not held by DTC or its nominee will be deemed to represent debentures having an aggregate principal amount equal to the aggregate liquidation amount of such preferred securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such preferred securities, until such certificates are presented for cancellation, at which time NYCB will issue to such holder, and the debenture trustee will authenticate, a certificate representing such debentures.

Trust Enforcement Events

   An event of default under the indenture (an "indenture event of default") constitutes an event of default under the declaration of trust with respect to the trust securities (a "trust enforcement event"). See "Description of the Debentures--Indenture Events of Default."

   Upon the occurrence and continuance of a trust enforcement event, the property trustee as the sole holder of the debentures will have the right under the indenture to declare the principal amount of the debentures due and payable. NYCB and the trust are each required to file annually with the property trustee an officer's certificate as to its compliance with all conditions and covenants under the declaration of trust.

   If the property trustee fails to enforce its rights under the debentures, any holder of preferred securities may institute a legal proceeding against NYCB to enforce the property trustee's rights under the debentures. Notwithstanding the foregoing, if a trust enforcement event has occurred and is continuing and such event is attributable to the failure of NYCB to pay the principal of or premium, if any, or interest on the debentures on the date such principal, premium or interest is otherwise payable (or in connection with a repurchase of preferred securities, the repurchase date), then a registered holder of preferred securities may institute a direct action against NYCB for payment after the respective due date specified in the debentures. Except as provided in this paragraph, the holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the debentures.

   Pursuant to the declaration of trust, the holder of the common securities of the trust will be deemed to have waived any trust enforcement event with respect to the common securities of the trust until all trust enforcement events with respect to the preferred securities have been cured, waived or otherwise eliminated. Until all trust enforcement events with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the preferred securities and only the holders of the preferred securities will have the right to direct the property trustee in accordance with the terms of the preferred securities.

Voting Rights, Amendment of the Declaration

   Except as provided below and other than as required by law and the declaration of trust, the holders of the preferred securities will have no voting rights.

   So long as any debentures are held by the property trustee, the holders of a majority in liquidation amount of the preferred securities, voting separately as a class, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or to direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee, as holder of the debentures, to:

  . exercise the remedies available to it under the indenture as a holder of the debentures;

  . consent to any amendment or modification of the indenture or the debentures where such consent shall be required; or

  . waive any past default and its consequences that is available under the indenture;

provided, however, that if an indenture event of default has occurred and is continuing, then the holders of at least 25% of the aggregate liquidation amount of the preferred securities may direct the property trustee to declare the principal of and premium, if any, and interest on the debentures due and payable; provided, further, that where a consent or action under the indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of debentures affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the preferred securities which is at least equal to the percentage required under the indenture may direct the property trustee to give such consent or to take such action.

   The property trustee shall notify each holder of the preferred securities of any notice of any indenture event of Default which it receives from NYCB with respect to the debentures. The notice shall also state that the event of default also constitutes a trust enforcement event. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy, the property trustee shall be under no obligation to take any of the actions described above unless the property trustee has obtained an opinion of a nationally recognized independent tax counsel, to the effect that the trust will not fail to be classified as a grantor trust for United States federal income tax purposes as a result of such action, and that each holder will be treated as owning an undivided beneficial ownership interest in the debentures.

   If the consent of the property trustee as holder of the debentures is required under the indenture for any amendment, modification or termination of the indenture, the property trustee is required to request the written direction of the holders of the trust securities. In that case, the property trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the indenture would require the consent of more than a majority of the aggregate principal amount of debentures affected thereby, however, the property trustee may only give that consent at the direction of the holders of the percentage of the aggregate liquidation amount of the trust securities which is at least equal to the percentage required under the indenture. The property trustee is not required to take any such action in accordance with the direction of the holders of the trust securities unless the property trustee has obtained a tax opinion to the effect described above.

   A waiver of an indenture event of default by the property trustee at the direction of the holders of the preferred securities will constitute a waiver of the corresponding trust enforcement event.

   The declaration of trust may be amended from time to time by NYCB and a majority of the administrative trustees (and in certain circumstances the property trustee and the Delaware Trustee), without the consent of the holders of the preferred securities,

  . to cure any ambiguity or correct or supplement any provisions in the declaration of trust that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the declaration of trust that shall not be inconsistent with the other provisions of the declaration of trust,

  . to add to the covenants, restrictions or obligations of NYCB its capacity as sponsor of the trust,

  . to conform to any change in Rule 3a-5 under the 1940 Act or written change in interpretation or application of Rule 3a-5 under the 1940 Act by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the rights, preferences or privileges of the holders of the trust securities,

  . to modify, eliminate or add to any provisions of the declaration of trust to the extent necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the 1940 Act, or

  . to facilitate the tendering, remarketing and settlement of the preferred securities;

provided, however, that none of the foregoing actions shall adversely affect in any material respect the interests of any holder of trust securities, and any amendments of the declaration of trust shall become effective when notice thereof is given to the holders of trust securities.

   The declaration of trust may be amended by NYCB, a majority of the administrative trustees and the consent of holders representing not less than 66 2/3% in liquidation amount of the outstanding preferred securities if such amendment would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the declaration of trust or otherwise or would result in the dissolution, winding up or termination of the Trust other than pursuant to the terms of the declaration of trust; provided that if any amendment would adversely affect only the preferred securities or the common securities of the trust, then only the affected class will be entitled to vote on such amendment and such amendment shall not be effective except with the approval of 66 2/3% in liquidation amount of such class of trust securities affected thereby.

   In any event, without the consent of each holder of trust securities affected thereby, the declaration of trust may not be amended to:

  . change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date;

  . restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date; or

  . change the right of any BONUSES unit holder to exchange its preferred securities for debentures and to require repurchase of such debentures as described under "--Limited Right to Repurchase."

   Holders of the preferred securities may give any required approval or direction at a separate meeting of holders of preferred securities convened for that purpose, at a meeting of all of the holders of trust securities or by written consent. The administrative trustees will mail to each holder of record of preferred securities a notice of any meeting at which those holders are entitled to vote, or of any matter upon which action by written consent of those holders is to be taken. Each such notice will include a statement setting forth the following information:

  .   the date of the meeting or the date by which the action is to be taken;

  . a description of any resolution proposed for adoption at the meeting on which those holders are entitled to vote or of the matter upon which written consent is sought; and

  .   instructions for the delivery of proxies or consents.

   No vote or consent of the holders of preferred securities will be required for the trust to redeem and cancel the preferred securities in accordance with the declaration of trust or to distribute the debentures in accordance with the indenture.

   Despite the fact that holders of preferred securities are entitled to vote or consent under the circumstances described above, any of the preferred securities that are owned at the time by NYCB or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, NYCB, will not be entitled to vote or consent. Instead, these preferred securities will be treated as if they were not outstanding.

Registrar and Transfer Agent

   Wilmington Trust Company, the property trustee, will also act as registrar and transfer agent for the preferred securities.

   Registration of transfers or exchanges of preferred securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange, the trust may charge a sum sufficient to cover any such payment. If the preferred securities are to be redeemed in part, the trust will not be required to:

  . issue, register the transfer of or exchange any preferred securities during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of such mailing; or

  . register the transfer or exchange of any preferred securities so selected for redemption, except in the case of any preferred securities being redeemed in part, any portion thereof not to be redeemed.

Information Concerning the Property Trustee

   The property trustee, other than during the occurrence and continuance of a trust enforcement event, undertakes to perform only such duties as are specifically set forth in the declaration of trust and, after such trust enforcement event (which has not been cured or waived), must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the

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

property trustee is under no obligation to exercise any of the powers vested in it by the declaration of trust at the request of any holder of preferred securities unless it is offered security and indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

Payment and Paying Agent

   Payments in respect of the global certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, if the preferred securities are not represented by one or more global certificates, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register in respect of the registrar. The paying agent (the "preferred securities paying agent") shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and NYCB. The preferred securities paying agent shall be permitted to resign as preferred securities paying agent upon 30 days' written notice to the administrative trustees. In the event that the property trustee shall no longer be the preferred securities paying agent, the administrative trustees shall appoint a successor (which shall be a bank or trust company acceptable to NYCB) to act as preferred securities paying agent.

Mergers, Consolidations, Conversions, Amalgamations or Replacements of the Trust

   The trust may not merge with or into, consolidate with, convert into, amalgamate with, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below. The trust may, at the request of NYCB, with the consent of the administrative trustees and without the consent of the holders of the preferred securities, the Delaware Trustee or the property trustee, merge with or into, consolidate with, convert into, amalgamate with, be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided that:

  . such successor entity (if not the trust) either expressly assumes all of the obligations of the trust with respect to the preferred securities and the common securities of the trust or substitutes for the preferred securities other securities having substantially the same terms as the preferred securities (the "successor securities") so long as the successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

  . if the trust is not the successor entity, NYCB expressly appoints a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the debentures;

  . any successor securities are listed (or eligible for trading), or any successor securities will be listed (or eligible for trading) upon notification of issuance, on any national securities exchange or with any other organization on which the preferred securities were listed or quoted or eligible for trading prior to such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease;

  . such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

  . such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect;

  . such successor entity (if not the trust) has a purpose identical in all material respects to that of the trust;

  . prior to such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, NYCB has received an opinion of counsel to the trust, rendered by an independent law firm experienced in such matters, to the effect that (A) such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect and (B) following such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, (1) neither the trust nor such successor entity will be required to register as an investment company under the 1940 Act and (2) the trust or the successor entity, as the case may be, will continue to be classified as a grantor trust for United States federal income tax purposes;

  . NYCB or any permitted successor or assignee owns all of the common securities of the trust or such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the preferred securities guarantee; and

  . such successor entity expressly assumes all of the obligations of the trust.

   Notwithstanding the foregoing, the trust shall not, except with the consent of holders of 100% in aggregate liquidation amount of the preferred securities, merge with or into, consolidate with, convert into, amalgamate with, be replaced by or convey, transfer or acquire by conveyance, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to merge with or into, consolidate with, convert into, amalgamate with, or replace it or acquire by conveyance, transfer or lease its properties and assets as an entirety or substantially as an entirety, if such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes or would cause each holder of the preferred securities not to be treated as owning an undivided beneficial ownership interest in the debentures.

Merger or Consolidation of Trustees

   Any corporation into which the property trustee, the Delaware Trustee or any administrative trustee that is not a natural person may be merged or converted or with which such trustee may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the declaration of trust; provided that such corporation shall be otherwise qualified and eligible.

Miscellaneous

   The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or classified as other than a grantor trust for United States federal income tax purposes and so that the debentures will be treated as indebtedness of NYCB for United States federal income tax purposes. NYCB and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of trust or the declaration of trust, that NYCB and the administrative trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the preferred securities.

   The trust may not borrow money, issue debt, reinvest proceeds derived from investments, or mortgage or pledge any of its assets. In addition, the trust may not undertake any activity that would cause the trust not to be classified as a grantor trust for United States federal income tax purposes.

                         DESCRIPTION OF THE DEBENTURES

   The following description is subject to, and is qualified in its entirety by reference to, the first supplemental indenture, which we refer to in this prospectus supplement as the "supplemental indenture," and the indenture.

   We urge you to read the indenture (including definitions of terms used therein) because it, and not this description, defines your rights as beneficial holder of the debentures. You may request copies of these documents from us at our address set forth under "Where You Can Find Additional Information" in the accompanying prospectus.

General

   The debentures are not subject to a sinking fund provision. The entire principal amount of the debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, including "compounded interest" (as defined herein), if any, on November 1, 2051, unless such maturity date is earlier in connection with a remarketing of the preferred securities as described under "Description of the Preferred Securities--Remarketing," in which event the accreted value of the debentures will be due and payable on such earlier maturity date, together with any accrued and unpaid interest on the accreted value.

   Debentures will initially be issued as a global certificate. See "Book-Entry-Only Issuance." Under certain limited circumstances, debentures may be issued in certificated form in exchange for a global certificate. See "Book-Entry-Only Issuance--Depository Procedures." Payments on debentures issued as a global certificate will be made through the paying agent for the debentures to DTC. In the event debentures are issued in certificated form, principal, premium, if any, and interest will be payable, the transfer of the debentures will be registrable and debentures will be exchangeable for debentures of other denominations of a like aggregate principal amount at the corporate trust office of the debenture trustee in New York, New York; provided that payment of interest may be made at the option of NYCB by check mailed to the address of the holder entitled thereto. Notwithstanding the foregoing, so long as the beneficial holder of the debentures is the property trustee, the payment of principal, premium, if any, and interest on the debentures held by the property trustee will be made through DTC to such account as may be designated by the property trustee.

   If a holder of BONUSES units exercises its warrants, other than an exercise in lieu of a redemption of warrants, that holder will have the right to require the trust to exchange its preferred securities for debentures and require NYCB to repurchase its debentures as described in "Description of the Preferred Securities--Limited Right to Repurchase."

   Under certain circumstances involving the dissolution of the trust, including following the occurrence of a tax event or an investment company event, debentures may be distributed to the holders of the preferred securities in liquidation of the trust, unless the preferred securities are otherwise redeemed in connection with such event. See "Description of the Preferred Securities--Distribution of Debentures Upon Tax or Investment Company Event."

Subordination

   The payment of principal of and interest on the debentures will be, to the extent provided in the indenture, subordinate to the prior payment in full of all "senior indebtedness" (as defined below).

   Upon any payment or distribution of assets of NYCB to creditors resulting from any liquidation, dissolution, winding up or reorganization of, or any insolvency proceedings involving, NYCB, or any assignment by NYCB for the benefit of its creditors or any other marshaling of the assets and liabilities of NYCB, the holders of all Senior Indebtedness will first be entitled to receive payment in full before the holders of the debentures will be entitled to receive any payment upon the principal of, premium, if any, or interest on the debentures.

   Upon the happening and during the continuance of a default on any senior indebtedness (other than a default described in clause (1) and (2) below) that occurs and is continuing that permits the holders of such senior indebtedness to accelerate its maturity, and following receipt by NYCB and the trustee of the notice provided for by the indenture, no payment may be made on the debentures for a period of up to 179 days after receipt of such notice, unless such default is cured or waived or such senior indebtedness has been paid in full. No payment of principal of, premium, if any, or interest on the debentures may be made (1) if any senior indebtedness of NYCB is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist or (2) if the maturity of any senior indebtedness has been accelerated because of a default.

   By reason of this subordination, in the event of NYCB's bankruptcy, dissolution or reorganization, holders of Senior Indebtedness may receive more, ratably, and holders of the debentures may receive less, ratably, than the other creditors of NYCB. Such subordination will not prevent the occurrence of an event of default under the indenture.

   Subject to the qualifications described below, the term "senior indebtedness" includes principal of, premium, if any, and interest on:

  . all indebtedness of NYCB for money borrowed or incurred in connection with the acquisition of properties or assets;

  . all obligations of NYCB under leases required or permitted to be capitalized under generally accepted accounting principles;

  . any indebtedness of others of the kinds described above for which NYCB is liable as guarantor or otherwise; and

  .   amendments, renewals, extensions and refundings of any such indebtedness.

   Senior indebtedness does not include:

  . any indebtedness in which the instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to the debentures;

  .   trade accounts payable in the ordinary course of business; and

  . any series of subordinated debt securities, whether currently outstanding or created, assumed or incurred at a later date, initially issued to any trust, partnerships or other entities affiliated with NYCB in connection with an issuance of securities similar to the preferred securities.

   In the event that notwithstanding any of the foregoing prohibitions the trustee or the holders of the debentures receive any payment or distribution on account of or in respect of the debentures, such payment or distribution will be paid over and delivered to the holders of senior indebtedness or, in the case of a bankruptcy, insolvency or similar proceeding of NYCB, to the trustee, receiver or other person making payment or distribution of the assets of NYCB. For purposes of the subordination provisions, the payment, issuance or delivery of cash, property or securities (other than stock and certain subordinated securities of NYCB) upon conversion of a debenture will be determined to constitute payment on account of the principal of such debenture.

   Both the preferred securities guarantee and the debentures will be structurally subordinated to all obligations of NYCB's subsidiaries.

   NYCB only has a stockholder's claim in the assets of its subsidiaries. This stockholder's claim is junior to the claims that creditors of NYCB's subsidiaries have against those subsidiaries, including in the case of subsidiaries that are depository institutions, its depositors and the Federal Deposit Insurance Corporation. Holders of the debentures and beneficiaries of the preferred securities guarantee will only be creditors of NYCB.

Such holders will not be creditors of NYCB's subsidiaries, where most of NYCB's consolidated assets are located. All of NYCB's subsidiaries' existing and future liabilities, including any claims of trade creditors and preferred stockholders, will be effectively senior to the preferred securities guarantee and the debentures.

   NYCB's operations (other than certain investments) are conducted through its subsidiaries. Therefore, NYCB's ability to service its debt, including the preferred securities guarantee and the debentures, primarily depends upon the earnings of these subsidiaries, primarily the Bank, and their ability to distribute those earnings as dividends, loans or other payments to NYCB. Certain laws restrict the ability of NYCB's subsidiaries to pay dividends and make loans and advances to it. In particular, dividends by the Bank are restricted under the laws and regulations applicable to New York -state chartered savings banks and bank holding companies. NYCB will not be able to use the earnings of its depository subsidiaries subject to distribution restrictions to make payments on the preferred securities guarantee and the debentures, except to the extent the restrictions are satisfied. Any of the situations described above could make it more difficult for NYCB to service the debentures or the preferred securities guarantee.

   As of June 30, 2002, NYCB had no outstanding indebtedness that constituted senior indebtedness. The indenture will not limit the amount of additional indebtedness, including senior indebtedness, which NYCB can create, incur, assume or guarantee, nor will the indenture limit the amount of indebtedness which any subsidiary of NYCB can create, incur, assume or guarantee.

   The total balance sheet liabilities (excluding deposits) of NYCB's subsidiaries, as of June 30, 2002, excluding unused commitments made by lenders, was approximately $3.7 billion. NYCB's subsidiaries also have other liabilities and commitments, including contingent and other off-balance sheet liabilities, that may be significant.

Certain Covenants of NYCB

   Except as otherwise provided in the indenture, for so long as the debentures are held by the property trustee, NYCB will covenant:

  . to directly or indirectly maintain 100% ownership of the common securities of the trust, unless a permitted successor of NYCB under the indenture succeeds to NYCB's ownership of the common securities;

  . to use its reasonable efforts to cause the trust to remain a statutory trust, except in connection with the distribution of the debentures to holders of trust securities in liquidation of the trust, the redemption of all of the trust securities of the trust, or certain mergers, consolidations, conversions or amalgamations, each as permitted by the declaration of trust, and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the declaration of trust and otherwise continued to be classified as a grantor trust for U.S. federal income tax purposes;

  . to use its commercially reasonable efforts to ensure that the trust will not be an "investment company" for purposes of the 1940 Act;

  . to take no action that would be reasonably likely to cause the trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes; and

  . use its reasonable best efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the debentures.

Redemption

   NYCB will not have the right to redeem the debentures in whole or in part at any time.

   If a holder of BONUSES units exercises its warrants, other than an exercise in lieu of a redemption of warrants, that holder will have the right to require the trust to exchange its preferred securities for debentures and require NYCB to repurchase its debentures as described in "Description of the Preferred Securities--Limited Right to Repurchase."

Interest

   Each debenture will bear interest on the stated principal amount thereof at the rate of 6% per annum, subject to adjustment as described below and under "Description of the Preferred Securities--Remarketing," from and including November 4, 2002. Interest is payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (each, an "interest payment date"), commencing on February 1, 2003, to the person in whose name such debenture is registered, subject to certain exceptions, at the close of business on the business day before such interest payment date. In the event the preferred securities shall not continue to remain in book-entry only form and the debentures are not in the form of a global certificate, NYCB shall have the right to select record dates, which shall be at least one business day before an interest payment date.

   The amount of interest payable for any full 90-day quarterly interest period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full 90-day quarterly interest period for which interest is computed, will be computed on the basis of 30-day months and, for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay), except that if such business day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

   If a remarketing event, as defined under "Description of Preferred Securities--Remarketing," occurs and the preferred securities are remarketed, interest will accrue on the accreted value of the debentures at the reset rate, as defined under "Description of Preferred Securities--Remarketing General," from the remarketing date to but not including the stated maturity (as modified in connection with such remarketing). If there is a failed remarketing, as described in "Description of the Preferred Securities--Remarketing," interest will accrue on the accreted value of the debentures at a rate of 11.10% from the failed remarketing date to but not including the stated maturity (as modified in connection with such failed remarketing).

Terms Upon Remarketing of Preferred Securities; Failed Remarketing

   In connection with a remarketing of the preferred securities as described in "Description of the Preferred Securities--Remarketing":

  . the aggregate accreted value of the debentures as of the end of the day before the remarketing date will become due and payable on the date which is 180 days after the remarketing date; and

  . the debentures will have an interest rate payable on the accreted value equal to the rate established in the remarketing.

   In the event of a failed remarketing as described in "Description of the Preferred Securities--Remarketing--
Remarketing Procedures--A Failed Remarketing":

  . the interest rate on accreted value of the debentures as of the end of the day before the remarketing date will equal 11.10% from the failed remarketing date to but not including the stated maturity (as modified in connection with such failed remarketing);

  . the aggregate accreted value of the debentures will become due and payable on the date which is 180 days after the failed remarketing date; and

  .   NYCB may not defer interest payments on the debentures.

   In the event debentures are distributed to holders of preferred securities, the provisions describing the remarketing of the preferred securities shall apply to the debentures.

Option to Extend Interest Payment Period

   So long as NYCB is not in default under the indenture and a failed remarketing has not occurred, NYCB will have the right, at any time, and from time to time during the term of the debentures, to defer payments of interest by extending the interest payment period for a period (the "extension period") not exceeding 20 consecutive quarters or extending beyond the stated maturity of the debentures, during which extension period no interest will be due and payable. No extension period shall end on a date other than an interest payment date. The extension period will automatically terminate, and cash interest will thereafter be payable, upon the occurrence of a failed remarketing. Despite such deferral, interest will contine to accrue. At the end of the extension period, NYCB shall pay all interest then accrued and unpaid, together with interest thereon compounded quarterly at the then applicable rate for the debentures to the extent permitted by applicable law ("compounded interest"). Prior to the termination of any extension period, NYCB may further extend such extension period; provided that such extension period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the debentures. Upon the termination of any extension period and the payment of all amounts then due, NYCB may commence a new extension period, subject to the above requirements. NYCB has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the debentures.

   During any such extension period, NYCB shall not, and shall not permit any subsidiary to:

  . declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of NYCB's capital stock or any warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into or exchangeable for capital stock); or

  . make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by NYCB which rank equally with or junior to the debentures or make any payments with respect to any guarantee by NYCB of the debt securities of any subsidiary of NYCB if such guarantee ranks on a parity with or junior in interest to the debentures;

other than

  . dividends or distributions in capital stock or rights to acquire capital stock of NYCB;

  .   payments under the preferred securities guarantee;

  . any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant to a rights agreement;

  . repurchases or acquisitions of shares of capital stock of NYCB in connection with any employee benefit plans or any other contractual obligation of NYCB; and

  . repurchases of capital stock of NYCB in connection with the satisfaction by NYCB of its obligations pursuant to any acquisitions of businesses made by NYCB (which repurchases are made in connection with the satisfaction of indemnification obligations of the sellers of such businesses).

   If the property trustee is the only holder of the debentures, NYCB will give the administrative trustees, the property trustee and the debenture trustee notice of its election of such extension period at least one business day prior to the earlier of (1) the next date on which distributions on the preferred securities are payable or (2) the date the administrative trustees are required to give notice of the record date or the date such distributions are payable for the first quarter of such extension period to any national stock exchange or other organization on which the preferred securities are listed or quoted, if any, or to holders of the preferred securities as of the record date or the distribution date. If the property trustee shall not be the holder of the debentures, NYCB shall give the holders of the debentures notice of its election of such extension period at least 10 business days prior to the earlier of (1) the interest payment date for the first quarter of such extension period or (2) the date upon which NYCB is required to give notice of the record or payment date of such related interest payment for the first quarter to any national stock exchange or other organization on which the debentures are listed or quoted, if any, or to holders of the debentures.

   Prior to the exercise of its right to cause a remarketing of the debentures, NYCB must pay all deferred interest and compounded interest thereon so that no amounts are then owing on the debentures.

Payment of Expenses of the Trust

   Under the terms of the indenture, NYCB has agreed to pay all fees and expenses related to the organization and operations of the trust (including any taxes, duties, assessments or other governmental charges of whatever nature imposed on the trust by the United States or any other taxing authority) and the offering of preferred securities and be responsible for all debts and obligations of the trust (other than with respect to the trust securities), so that the net amounts received, retained or paid by the trust after paying such fees, expenses, debts and obligations will be equal to the amounts the trust would have received or paid had no such fees, expenses, debts and obligations been incurred by or imposed on the trust. The foregoing obligations of NYCB are for the benefit of, and shall be enforceable by, any person to whom such fees, expenses, debts and obligations are owed (each a "creditor") whether or not such creditor has received notice thereof. Any such creditor may enforce such obligations of NYCB directly against NYCB, and NYCB irrevocably waives any right or remedy to require that any such creditor take any action against the trust or any other person before proceeding against NYCB. NYCB shall execute such additional agreements as may be necessary to give full effect to the foregoing.

Consolidation, Merger and Sale of Assets

   Except as otherwise provided in the indenture, NYCB may not merge or consolidate with or sell or convey all or substantially all of its assets to any person or entity unless:

  . the successor corporation (if other than NYCB) is a corporation organized under the laws of any State of the United States, and such successor company assumes NYCB's obligations under the debentures and the indenture; and

  . immediately after giving effect to such transaction, no indenture event of default shall have occurred and be continuing.

Indenture Events of Default

   Any one of the following events will constitute an indenture event of default with respect to the debentures:

  . default in the payment of any interest on the debentures when due and payable, if continued for 30 days after written notice has been given as provided in the indenture, whether or not such payment is prohibited by the subordination provisions of the indenture and the debentures; provided, however, that a valid extension of the interest payment period does not constitute a default in the payment of interest;

  . default in the payment of principal of (or premium, if any, on) the debentures when due and payable whether or not such payment is prohibited by the subordination provisions of the indenture and the debentures;

  . failure to perform any other covenant of NYCB in the indenture or the debentures (other than a covenant included in the indenture solely for the benefit of any series of debt securities other than the debentures), if continued for 90 days after written notice has been given as provided in the indenture;

  .   certain events of bankruptcy, insolvency or liquidation involving NYCB; or

  . the voluntary or involuntary dissolution, winding-up, or termination of the trust, except in connection with (A) the distribution of debentures to the holders of trust securities in liquidation of the trust or their interest in the trust, (B) the redemption of all outstanding trust securities and (C) certain mergers, consolidations or amalgamations, each as permitted by the declaration of trust.

   If any indenture event of default shall occur and be continuing, the property trustee, as the holder of the debentures, will have the right under the indenture to declare the principal of the debentures (including any compounded interest, if any) and any other amounts payable under the indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the debentures. An indenture event of default also constitutes a trust enforcement event. The holders of preferred securities in certain circumstances have the right to direct the property trustee to exercise its rights as the holder of the debentures. In addition, if the property trustee fails to enforce its rights under the debentures any holder of preferred securities may institute a legal proceeding against NYCB to enforce the property trustee's rights under the debentures. See "Description of the Preferred Securities--Trust Enforcement Events" and "Description of the Preferred Securities--Voting Rights, Amendment of the Declaration." Notwithstanding the foregoing, if an indenture event of default has occurred and is continuing and such event is attributable to the failure of NYCB to pay interest or principal on the debentures on the date such interest or principal is otherwise payable, NYCB acknowledges that then a holder of preferred securities may institute a direct action for payment after the respective due date specified in the debentures. Notwithstanding any payments made to such holder of preferred securities by NYCB in connection with a direct action, NYCB shall remain obligated to pay the principal of or interest on the debentures held by the trust or the property trustee. The holders of preferred securities will not be able to exercise directly any other available to the holders of the debentures.

   If any indenture event of default shall occur and be continuing and the debentures have been distributed to the holders of the trust securities upon a liquidation of the trust, the holders of not less than 25% in aggregate principal amount of the debentures will have the right to declare the principal of the debentures (including any compounded interest, if any) and any other amounts payable under the indenture to be forthwith due and payable and to enforce their other rights as a creditor with respect to the debentures.

Defeasance

   The obligations of NYCB with respect to the payment of the principal, premium, if any, and interest on, the debentures will terminate if NYCB irrevocably deposits or causes to be deposited with the debenture trustee, under the terms of an escrow trust agreement satisfactory to the debenture trustee, as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debentures,

  .   money,

  . U.S. government obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money at such time or times as payments are due and payable on the debentures, or

  . a combination of the foregoing, sufficient to pay and discharge each installment of principal, premium, if any, and interest on the debentures.

   The discharge of the debentures is subject to certain other conditions, including, without limitation,

  . no indenture event of default or event (including such deposit) which with notice or lapse of time would become an indenture event of default shall have occurred and be continuing on the date of such deposit,

  . such deposit and the related intended consequence will not result in any default or event of default under any material indenture, agreement or other instrument binding upon NYCB or its subsidiaries or any of their properties, and

  . NYCB shall have delivered to the debenture trustee an opinion of independent tax counsel or a private letter ruling by the IRS satisfactory to the debenture trustee to the effect that holders of the debentures will not recognize income, gain or loss for United States federal income tax purposes if NYCB makes such deposit.

   Notwithstanding a defeasance of the debentures, NYCB will continue to have the right to cause a remarketing of the debentures so long as the amounts described above are expected to be on deposit in the escrow trust account as of such modified maturity date.

Modification, Waiver, Meetings and Voting

  Modification of Indenture

   The indenture will provide that NYCB and the debenture trustee may, without the consent of any holders of debentures, enter into supplemental indentures for the purposes, among other things, of adding to NYCB's covenants, adding additional indenture events of default, or curing ambiguities or inconsistencies in such indenture, or making other changes to the indenture or form or terms of the debentures; provided that such action does not have a material adverse effect on the interests of the holders of the debentures. In addition, modifications and amendments of the indenture may be made by NYCB and the debenture trustee with the consent of the holders of not less than a majority in aggregate principal amount of the debentures and all other series of debt securities issued under the indenture then outstanding affected, acting as one class, by such modification or amendment, provided, however, that no such modification or amendment may, without the consent of each holder of debentures outstanding that is affected thereby:

  . change the stated maturity of the principal of, or any installment of principal of or interest on the debentures;

  .   reduce the principal, premium, if any, or interest on any debentures;

  . change the place of payment where the debentures or any premium or interest thereon is payable;

  . impair the right to institute suit for the enforcement of any payment on or with respect to the debentures;

  . reduce the percentage in principal amount of the debentures then outstanding required for modification or amendment of the indenture or for any waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

  . change any obligation of NYCB to maintain an office or agency in the places and for the purposes required by the indenture; or

  .   modify any of the above provisions;

provided, further, that if the debentures are held by a trust or a trustee of a trust, no such modification or amendment shall be effective until the holders of not less than 66 2/3% of the aggregate liquidation amount of the trust securities shall have consented to such modification or amendment; provided, further, that where a consent under the indenture would require the consent of the holders of more than 66 2/3% of the principal amount of the debentures, such modification or amendment shall not be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the trust securities shall have consented to such modification or amendment.

  Waiver of Default

   The holders of not less than a majority of aggregate principal amount of the debentures then outstanding may, on behalf of the holders of all debentures, waive any past default under the indenture with respect to the debentures except a default in the payment of principal, premium, if any, or any interest on the debentures and a default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of each holder of the debentures then outstanding. Such waiver shall not be effective until the holders of a majority in aggregate stated liquidation amount of preferred securities shall have consented to such waiver; provided, further, that where a consent under the indenture would require the consent of the holders of more than a majority in principal amount of the debentures, such waiver shall not be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the preferred securities shall have consented to such waiver.

  Meetings and Voting

   A meeting may be called at any time by the debenture trustee, and shall be called upon request, by NYCB pursuant to a resolution of the board of directors of NYCB or the holders of at least 20% in aggregate principal amount of the debentures then outstanding. Except as described under "--Modification of Indenture" and "--Waiver of Default," a resolution presented at a meeting or reconvened meeting at which a quorum of the holders of debentures then outstanding is present may be adopted by the affirmative vote of the lesser of:

  . the holders of a majority in principal amount of the debentures then outstanding, or

  . the holders of 66 2/3 principal amount of the debentures then outstanding represented and voting at the meeting;

provided, however, that if any consent, waiver or other action which the indenture expressly provides may be made, given or taken by the holders of a specified percentage, which is less than a majority of the principal amount of the debentures then outstanding, such action may be adopted at a meeting or reconvened meeting at which a quorum is present by the affirmative vote of the lesser of:

  . the holders of such specified percentage in principal amount of the debentures then outstanding, or

  . a majority in principal amount of debentures then outstanding of such series represented and voting at the meeting.

   Any resolution passed or decision taken at any meeting of holders of debentures duly held in accordance with the indenture will be binding on all holders of debentures whether or not present or represented at the meeting.

   Except with respect to certain reconvened meetings, the quorum at a meeting of the holders of debentures will be persons holding or representing a majority in principal amount of the debentures then outstanding.

Governing Law

   The indenture and the debentures will be governed by and construed in accordance with the laws of the State of New York.

Miscellaneous

   The indenture will provide that NYCB, as borrower, will pay all fees and expenses related to:

  .   the issuance and exchange of the trust securities and the debentures;

  .   the organization, maintenance and dissolution of the trust;

  .   the retention of the trustees;

  . the enforcement by the property trustee of its rights as a holder of debentures; and

  .   all taxes and charges of whatever nature directly imposed on the trust.

   In addition, NYCB will be primarily liable for any indemnification obligations with respect to the declaration of trust.

   NYCB will have the right at all times to assign any of its respective rights or obligations under the indenture to a direct or indirect wholly owned subsidiary of NYCB; provided that in the event of any such assignment, NYCB will remain liable for all of its respective obligations. Subject to the foregoing, the indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

   Set forth below is a summary of information concerning the preferred securities guarantee which will be executed and delivered by NYCB for the benefit of the holders from time to time of preferred securities. The preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as the guarantee trustee for purposes of the Trust Indenture Act. The terms of the preferred securities guarantee will be those set forth in the preferred securities guarantee and those made part of the preferred securities guarantee by the Trust Indenture Act. The preferred securities guarantee will be held by the guarantee trustee for the benefit of the holders of the preferred securities of the trust.

General

   NYCB will irrevocably and unconditionally agree, to the extent set forth in the preferred securities guarantee, to pay in full to the holders of the preferred securities, the guarantee payments, as defined below, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or, counterclaim which the trust may have or assert, other than the defense of payment. The following payments, which are referred to as "guarantee payments," will be guaranteed by NYCB, without duplication:

  . any accrued and unpaid distributions that are required to be paid on the preferred securities, to the extent the trust has funds available for distributions;

  . the redemption price, plus all accrued and unpaid distributions, to the extent the trust has funds available for redemptions, relating to any preferred securities called for redemption by the trust; and

  . upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of preferred securities or the redemption of all of the preferred securities, the lesser of:

     . the aggregate accreted value of the preferred securities and all accrued and unpaid distributions on the preferred securities to the date of payment; or

     . the amount of assets of the trust remaining for distribution to holders of the preferred securities in liquidation of the trust.

   NYCB's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by NYCB to the holders of preferred securities or by causing the trust to pay those amounts to those holders.

   The preferred securities guarantee will not apply to any payment of distributions, except to the extent the trust will have funds available for those payments. If NYCB does not make interest payments on the junior subordinated debentures held by the trust for any period, the trust will not pay distributions on the preferred securities for the corresponding period and will not have funds available for those payments.

   The preferred securities guarantee, when taken together with NYCB's obligations under the junior subordinated debenture, the indenture and the declaration, including its obligations to pay costs, expenses, debts and liabilities of the trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis by NYCB of payments due on the preferred securities.

   NYCB has also agreed separately to irrevocably and unconditionally guarantee the obligations of the trust with respect to the common securities to the same extent as the preferred securities guarantee, except that upon an event of default under the indenture, holders of preferred securities will have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of NYCB

   NYCB will agree that, so long as any preferred securities of the trust remain outstanding, if any event occurs that would constitute an event of default under the preferred securities guarantee or the indenture, or if NYCB has exercised its option to defer interest payments on the junior subordinated debentures by extending the interest payment period and that period or extension of that period is continuing, then:

  . NYCB will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto and will not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities issued by NYCB which rank equally with or junior to the junior subordinated debentures other than:

     . repurchases, redemptions or other acquisitions of shares of capital stock of NYCB in connection with any employee benefit plans or any other contractual obligation of NYCB;

     . as a result of an exchange or conversion of any class or series of NYCB's capital stock for any other class or series of NYCB's capital stock; or

     . the purchase of fractional interests in shares of NYCB's capital stock pursuant to the conversion or exchange provisions of that NYCB capital stock or the security being converted or exchanged.

Modification of the Preferred Securities Guarantee; Assignment

   The preferred securities guarantee agreement may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of preferred securities in any material respect. All guarantees and agreements contained in the preferred securities guarantee will bind the successors, assignees, receivers, trustees and representatives of NYCB and will be for the benefit of the holders of the preferred securities then outstanding.

Termination

   The preferred securities guarantee will terminate upon:

  .   full payment of the redemption price of all preferred securities;

  . distribution of the junior subordinated debentures to the holders of the trust securities; or

  . full payment of the amounts payable in accordance with the declaration upon liquidation of the trust.

   The preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Events of Default

   An event of default under the preferred securities guarantee will occur upon the failure of NYCB to perform any of its payment or other obligations under the preferred securities guarantee.

   The holders of a majority in liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the preferred securities guarantee. Any holder of preferred securities may institute a legal proceeding directly against NYCB to enforce the guarantee trustee's rights and the obligations of NYCB under the preferred securities guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

Status of the Preferred Securities Guarantee

   Unless otherwise specified in the prospectus supplement, the preferred securities guarantee will constitute an unsecured obligation of NYCB and will rank:

  . subordinate and junior in right of payment to all other liabilities of NYCB, except those made equal or subordinate by their terms;

  . equally with the most senior preferred or preference stock now or hereafter issued by NYCB and with any guarantee now or hereafter entered into by NYCB in respect of any preferred or preference stock of any affiliate of NYCB; and

  .   senior to NYCB common stock.

   The terms of the preferred securities provide that each holder of preferred securities by acceptance of those securities agrees to the subordination provisions and other terms of the preferred securities guarantee.

   The preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity.

Information Concerning the Guarantee Trustee

   Prior to the occurrence of a default relating to the preferred securities guarantee, the guarantee trustee undertakes to perform only those duties as are specifically set forth in the preferred securities guarantee. After default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the preferred securities guarantee at the request of any holder of preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

Governing Law

   The preferred securities guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

 RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE DEBENTURES AND THE PREFERRED
                             SECURITIES GUARANTEE

Full and Unconditional Guarantee

   Payments of distributions and other amounts due on the preferred securities (to the extent the trust has funds available for the payment of such distributions) are irrevocably guaranteed by NYCB as and to the extent set forth under "Description of the Preferred Securities Guarantee." If and to the extent that NYCB does not make payments under the debentures, the trust will not have sufficient funds to pay distributions or other amounts due on the preferred securities. The preferred securities guarantee does not cover payment of distributions when the trust does not have sufficient funds to pay such distributions. In such event, a holder of preferred securities may institute a legal proceeding directly against NYCB to enforce payment of such distributions to such holder after the respective due dates. Taken together, NYCB's obligations under the declaration of trust, the debentures, the indenture and the preferred securities guarantee provide, in the aggregate, a full and unconditional guarantee of payments of distributions and other amounts due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the trust's obligations under the preferred securities. The obligations of NYCB under the preferred securities guarantee are subordinate and junior in right of payment to all Senior Indebtedness of NYCB.

Sufficiency of Payments

   As long as payments of interest, principal and other payments are made when due on the debentures, such payments will be sufficient to cover distributions and other payments due on the preferred securities, because of the following factors:

  . the aggregate principal amount of the debentures will be equal to the sum of the aggregate stated liquidation amount of the preferred securities;

  . the interest rate and interest and other payment dates on the debentures will match the distribution rate and distribution and other payment dates for the preferred securities;

  . pursuant to the indenture, NYCB, as borrower, will pay, and the trust will not be obligated to pay, all costs, expenses and liabilities of the trust except the trust's obligations under the preferred securities; and

  . the declaration of trust further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

   Notwithstanding anything to the contrary in the indenture, NYCB has the right to set-off any payment it is otherwise required to make thereunder with and to the extent NYCB has theretofore made, or is concurrently on the date of such payment making, a related payment under the preferred securities guarantee.

Enforcement Rights of Holders of Preferred Securities

   If a trust enforcement event occurs and is continuing, the holders of preferred securities would rely on the enforcement by the property trustee of its rights as holder of the debentures against NYCB. In addition, the holders of a majority in liquidation amount of the preferred securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as the holder of the debentures. The indenture provides that the debenture trustee shall give holders of debentures notice of all defaults or events of default within 30 days after occurrence.

   If the property trustee fails to enforce its rights under the debentures in respect of an indenture event of default after a holder of record of preferred securities has made a written request, such holder of record of preferred securities may, to the extent permitted by applicable law, institute a legal proceeding against NYCB to enforce the property trustee's rights in respect of debentures having a principal amount equal to the aggregate stated liquidation amount of the preferred securities of such holder. In addition, if NYCB fails to pay interest or principal on the debentures on the date such interest or principal is otherwise payable, and such failure to pay is continuing, a holder of preferred securities may institute a direct action for enforcement of payment to such holder of the principal of or interest on the debentures having a principal amount equal to the aggregate stated liquidation amount of the preferred securities of such holder after the respective due date specified in the debentures. In connection with such a direct action, NYCB will have the right under the indenture to set off any payment made to such holder by NYCB. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the debentures.

Limited Purpose of Trust

   The preferred securities evidence beneficial interests in the trust, and the trust exists for the sole purpose of issuing the preferred securities and investing the proceeds thereof in debentures. A principal difference between the rights of a holder of preferred securities and a holder of debentures is that a holder of debentures is entitled to receive from NYCB the principal amount of and interest accrued on debentures held, while a holder of preferred securities is entitled to receive distributions from the trust (or from NYCB under the preferred securities guarantee) if and to the extent the trust has funds available for the payment of such distributions.

Rights Upon Termination

   Upon any voluntary or involuntary dissolution, winding-up or liquidation of the trust involving the liquidation of the debentures, the holders of the trust securities will be entitled to receive, out of assets held by the trust, subject to the rights of creditors of the trust, if any, the liquidation distribution in cash. See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of NYCB, the property trustee, as holder of the debentures, would be a subordinated creditor of NYCB, subordinated in right of payment to all senior indebtedness as set forth in the indenture, but entitled to receive payment in full of principal and interest before any stockholders of NYCB receive payments or distributions. The positions of a holder of preferred securities and a holder of the debentures relative to other creditors and to stockholders of NYCB in the event of liquidation or bankruptcy of NYCB should be substantially the same.

                          DESCRIPTION OF THE WARRANTS

   We urge you to read the warrant agreement, including the form of the warrant and the definitions of terms used therein, because they, and not this description, define your rights as holder of the warrants (including as a component of the BONUSES units). You may request copies of these documents from us at our address set forth under "Where You Can Find Additional Information" in the accompanying prospectus. See "Description of Common Stock" on page 12 of the prospectus accompanying this prospectus supplement for a description of the NYCB common stock into which the warrants are exercisable.

General

   A warrant will, unless exercised or extended, automatically expire on the close of business on May 7, 2051 or earlier as described under "--Optional Redemption." A warrant will be exercisable at any time, subject to satisfaction of certain conditions set forth below, at the applicable exercise price. The warrant exercise price will initially be $50.

   Each warrant, when exercised, will entitle the holder to purchase 1.4036 fully paid and non-assessable shares of NYCB common stock (the "conversion ratio"). However, the exercise price and the number of shares of NYCB common stock issuable upon a holder's exercise of a warrant are subject to adjustment in certain circumstances described under "--Anti-Dilution Adjustments." The conversion price (initially $35.62) will be the exercise price (initially $50.00) of the warrant divided by the conversion ratio.

   Following an exercise of a warrant which is part of a BONUSES unit, other than an exercise in connection with a redemption of the warrants as described under "--Optional Redemption," the holder will have a limited right to require the trust to distribute its pro rata share of debentures in exchange for the preferred securities which had been part of the BONUSES unit and to require NYCB to repurchase the debentures. See "Description of the Preferred Securities--Limited Right to Repurchase."

   NYCB's common stock is listed on the Nasdaq National Market under the trading symbol "NYCB." On October 28, 2002, the last reported sale price of the common stock on the Nasdaq National Market was $28.05 per share.

Exercise of Warrants

   Absent an extension as described below, a holder may exercise warrants at any time prior to the close of business on May 7, 2051 (as extended, the "expiration date"), unless NYCB has redeemed the warrants on an earlier date in connection with a remarketing as described under "--Optional Redemption." A holder may exercise warrants by giving notice to the warrant agent no later than 5:00 p.m., New York time, on the business day before the proposed date of exercise. The exercise price on the date of exercise (other than in connection with an exercise in lieu of redemption as described under "--Optional Redemption") will be $50, subject to antidilution adjustments.

   Notwithstanding a warrantholder's desire to exercise its warrants, the warrants will not be exercisable unless, at the time of the exercise:

  . NYCB has a registration statement in effect under the Securities Act covering the issuance and sale of the shares of common stock upon exercise of the warrants or the sale of the shares upon exercise of the warrants is exempt from the registration requirements of the Securities Act; and

  . the shares have been registered, qualified or are deemed to be exempt under applicable state securities laws; and

  . a then current prospectus is delivered to exercising holders of the warrants.

   NYCB currently has an effective registration statement covering the common stock issuable upon exercise of the warrants. Although NYCB has agreed to use its best efforts to maintain the effectiveness of such a registration statement until the expiration date of the warrants, to continue to have all the shares of common stock issuable upon exercise of the warrants so registered or qualified and to deliver a then current prospectus to the exercising holders of the warrants, there can be no assurance that it will be able to do so.

   Notwithstanding the originally scheduled expiration date of the warrants, however, such date will be extended if NYCB was required to but did not maintain an effective registration statement with respect to the shares of common stock underlying the warrants or was required to but did not deliver a then current prospectus to exercising holders of the warrants during the 90 days immediately preceding such originally scheduled expiration date or if NYCB has not maintained the registration or qualification of the shares under applicable state securities laws during the period. The expiration date will extend to the first date after the originally scheduled expiration date for which NYCB has maintained an effective registration statement (and the registration or qualification of the shares of common stock under the applicable state securities laws) and made a then current prospectus available to exercising holders of the warrants for a 90-day period.

   In order to exercise a warrant, a holder must, prior to 5:00 p.m., New York time, on the date of exercise:

  .   properly complete and execute a form of election to purchase;

  .   comply with the procedures described in the warrant agreement; and

  . pay in full in cash (which may be a remarketing payment as described below) the exercise price for each share of NYCB common stock to be received upon exercise of such warrants.

   In order to ensure timely exercise of a warrant, beneficial owners of warrants held in book-entry form should consult their brokers or other intermediaries as to applicable cut-off times they may have for accepting and implementing exercise instructions from their customers and other exercise mechanics. See "Book-Entry-Only Issuance."

   Holders must pay the exercise price of their warrants in cash (including the automatic application of the proceeds of any remarketing of preferred securities as discussed under "--Optional Redemption"), by certified or official bank check or by wire transfer to an account that NYCB has designated for that purpose. In no circumstances may holders of BONUSES units tender their preferred securities directly toward payment of the exercise price of the warrants.

   Following an exercise of a warrant that is part of a BONUSES unit other than an exercise in connection with a redemption of the warrants as described under "--Optional Redemption," the holder will have a limited right to require the trust to exchange the related preferred securities for a corresponding amount of debentures and to require NYCB to repurchase those debentures at their principal amount at maturity. See "Description of the Preferred Securities --Limited Right to Repurchase" in this prospectus supplement.

   Exercises in Connection with Optional Redemptions. A BONUSES unit holder who exercises the warrant that is part of the BONUSES unit in connection with an optional redemption of the warrants will satisfy in full the exercise price by applying the proceeds of the related remarketing of the related preferred securities. See "--Optional Redemption" and "Description of the Preferred Securities--Remarketing," each in this prospectus supplement. In the event of a failed remarketing (as described under "Description of the Preferred Securities--Remarketing"):

  . the warrants will still be redeemed on the redemption date (that is, a successful remarketing of the preferred securities will not be a condition to the redemption of the warrants on the redemption date); and

  . the holder will still have the option of exercising its warrant in lieu of such redemption by paying the exercise price in cash.

   Exercises in Connection with Expiration of Warrants. A BONUSES unit holder who exercises the warrant that is part of the BONUSES unit in connection with the expiration of the warrant will satisfy in full the exercise price by applying the proceeds of the related remarketing of the related preferred securities. See "Description of the Preferred Securities--Remarketing" in this prospectus supplement. In the event of a failed remarketing:

  . the warrants will still expire on the expiration date (that is, a successful remarketing of the preferred securities on the corresponding remarketing date will not be a condition to the expiration of the warrants on the expiration date); and

  . the holder will still have the option of exercising its warrant prior to expiration by paying the exercise price in cash.

   No service charge will be made for registration of transfer or exchange upon surrender of any warrant certificate at the office of the warrant agent maintained for that purpose. NYCB may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of warrant certificates.

   If a holder has satisfied all of the procedures for exercising its warrants, and NYCB has satisfied or caused to be satisfied the conditions to exercise set forth above, on the exercise date, NYCB will deliver or cause to be delivered to such holder, or upon such holder's written order, a certificate representing the requisite number of shares of NYCB common stock to be received upon exercise of such warrants. If a holder exercises less than all of the warrants evidenced by a definitive warrant, a new definitive warrant will be issued to such holder for the remaining number of warrants.

   No fractional shares of NYCB common stock will be issued upon exercise of a warrant. At the time of exercise of a warrant, NYCB will pay the holder of such warrant an amount in cash equal to the then current market price of any such fractional share of NYCB common stock.

   Unless the warrants are exercised, the holders thereof will not be entitled to receive dividends or other distributions, to vote, to receive notices for any NYCB shareholders meeting for the election of directors or any other purpose, or to exercise any other rights whatsoever as a NYCB shareholder.

   In the event a bankruptcy or reorganization is commenced by or against NYCB, a bankruptcy court may eliminate or extinguish the warrants as equity securities of NYCB if NYCB is found insolvent. A bankruptcy court may also decide that unexercised warrants are executory contracts that may be subject to NYCB's rejection with approval of the bankruptcy court. As a result, a holder of warrants may not, even if sufficient funds are available, be entitled to receive any consideration or may receive an amount less than such holder would be entitled to receive if such holder had exercised its warrants before the commencement of any such bankruptcy or reorganization.

Optional Redemption

   Prior to November 4, 2007, NYCB may not redeem the warrants. On or after November 4, 2007, NYCB may, subject to satisfaction of the conditions set forth under "--Conditions to Optional Redemption," redeem the warrants, in whole, but not in part, for cash in an amount equal to the warrant value if on any date but prior to the expiration date, the closing price of NYCB common stock exceeds and has exceeded $44.53 (which equals 125% of the conversion price), subject to adjustment as described under "--Anti-Dilution Adjustments," for at least 20 trading days within the immediately preceding 30 consecutive trading days and on the day on which NYCB makes such election.

   We refer to these circumstances under which the price of NYCB common stock reaches a specified level for a specified time period as a "reset event." NYCB may elect to redeem the warrants within ten business days of a reset event.

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   A "trading day" means any day on which shares of NYCB common stock or other capital stock then issuable upon exercise of the warrants:

  . are not suspended from trading on any national securities association or exchange or over-the-counter market at the close of business; and

  . have traded at least once on the national securities association or exchange or over-the-counter market that is the primary market for the trading of NYCB common stock.

   If there occurs a reset event and the conditions to an optional redemption have been satisfied (see "--Conditions to Optional Redemption") and NYCB elects to redeem the warrants, NYCB will be obligated to cause a remarketing of the preferred securities at a price equal to their accreted value. Holders of preferred securities, whether or not holders of BONUSES units, may elect to participate in the remarketing. See "Description of the Preferred Securities--Remarketing." The settlement date of the remarketing shall be the redemption date. On the redemption date, a warrantholder will have the choice of:

  . receiving the warrant value for such date, which will be equal to $50 minus the accreted value of the preferred security as of the end of the day before the remarketing date; or

  . exercising the warrant by tendering the warrant and the warrant exercise price as of the day before the remarketing date, and following the procedures set forth under "--Exercise of Warrants."

   If the warrantholder does not elect to exercise the warrant, the warrant will be redeemed on the redemption date. To exercise the warrant, the warrantholder will be required to tender cash. If, however,

  . a holder exercising warrants holds such warrants as part of BONUSES units on the remarketing date; and

  . the holder has not opted out of participating in the remarketing of the preferred securities,

then, upon a successful remarketing, the proceeds of such remarketing will be applied by the remarketing agent no later than the remarketing settlement date to pay the exercise price of the warrants (a "remarketing payment"). In the event of a failed remarketing:

  . the warrants will still be redeemed for cash in an amount equal to the warrant value on the redemption date (which would have also been the remarketing settlement date); and

  . holders of warrants who have elected to exercise their warrants (which final date for election will occur after the remarketing date) will be obligated to tender the applicable exercise price in cash.

   A redemption of the warrants will be conditioned upon a contemporaneous remarketing--whether successful or failed--of the preferred securities. A warrant will cease to be outstanding upon payment by NYCB of the warrant value on a redemption date or upon exercise of the warrant. In the absence of an election to the contrary, BONUSES unit holders will be deemed to have elected to participate in the remarketing.

  Procedures

   NYCB must cause written notice of its election to redeem the warrants to be given to the holders of the BONUSES units and the warrants within five business days from the date on which NYCB determines to redeem the warrants following a reset event. NYCB may select a date, not less than five nor more than 20 business days after the date written notice is given to the holders of BONUSES units and warrants, on which the redemption shall occur (the "redemption date"). In addition, notice of redemption will be published in a newspaper of general circulation in New York City, New York no less than five business days before the redemption date.

   If notice of redemption shall have been given and consideration deposited or paid as required, then immediately prior to the close of business on the date of such redemption, all rights of the holders of warrants

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will cease, except the right of the holders of warrants to receive the warrant value (or NYCB common stock if the holder elected to exercise a warrant on the redemption date), and the warrants will cease to be outstanding.

   Subject to applicable law, NYCB or its subsidiaries may at any time and from time to time purchase outstanding warrants by tender, in the open market or by private agreement.

  Election to Exercise

   At any time prior to 5:00 p.m., New York City time, on the business day prior to the applicable redemption date for the warrants, a warrantholder may elect, at its option, to exercise its warrants in lieu of a redemption by notifying NYCB of such election; provided that NYCB has satisfied or caused to be satisfied, as of the date of exercise of such warrants, the conditions to exercise of warrants set forth under "--Exercise of Warrants." In such event, an electing warrantholder will be required to tender the exercise price (except in the case of a remarketing payment as described above) to NYCB and follow the procedures for exercising warrants specified under "--Exercise of Warrants" in order to effect an exercise on the applicable redemption date. The exercise price in connection with an exercise in lieu of redemption will be the exercise price as of the day before the remarketing date.

   The warrants will be redeemed on the redemption date unless a warrantholder has affirmatively elected to exercise its warrants. As a result, upon an election by NYCB to redeem the warrants, a holder may have only four business days to elect to exercise its warrants in lieu of a redemption. If a holder does not receive the redemption notification because of illness, absence or other circumstances the warrants held by that holder will be redeemed. Because of the abbreviated notification period, a warrantholder who intends to exercise its warrant upon an optional redemption of the warrants may want to provide standing instructions for exercise of the warrants and delivery of the shares to the warrant agent. See "Description of the Warrants--Optional Redemption--Procedures."

  Conditions to Optional Redemption

   The following will be conditions precedent to the right (or obligation) of NYCB to redeem the warrants:

  . as of the date on which NYCB elects to redeem the warrants and on the redemption date, a registration statement covering the issuance and sale or resale of shares of NYCB common stock to the holders of warrants upon exercise of such warrants shall be effective under the Securities Act or such issuance and sale shall be exempt from the registration requirements of the Securities Act and the shares of NYCB common stock shall have been registered, qualified or deemed to be exempt under applicable state securities laws;

  . as of the redemption date, a then current prospectus shall be delivered to exercising holders of the warrants (other than holders who have received warrants in transactions exempt from the registration requirements under the Securities Act); and

  . on the redemption date, NYCB shall have complied with all other applicable laws and regulations, if any, including, without limitation, the Securities Act, necessary to permit the redemption of the warrants.

   In addition, the conditions to a contemporaneous remarketing of the preferred securities as described under "Description of the Preferred Securities--Remarketing--Remarketing Procedures" must be satisfied as a condition to the contemporaneous redemption of the warrants. A failed remarketing will not constitute a failure to satisfy the conditions to remarketing.

   If a remarketing of preferred securities cannot occur, however, because of an inability to satisfy the applicable conditions precedent, the contemporaneous redemption of the warrants will be canceled.

   If a redemption cannot occur because of NYCB's inability to satisfy the four conditions precedent specified above and NYCB is using its best efforts to satisfy such requirements, NYCB will have the right to redeem the warrants on a subsequent date which is no later than the expiration date of the warrants.

Redemption Upon Special Event

   If at any time:

  . a tax event or an investment company event occurs and the administrative trustees have been informed by an independent law firm that such firm, for substantive reasons, cannot deliver a No Recognition Opinion (as defined in "Description of the Preferred Securities--Distribution of Debentures Upon Tax or Investment Company Event") to the trust; or

  . a regulatory capital event occurs (any of the foregoing events, a "special event").

NYCB may elect, at its option, to redeem the warrants for cash in an amount equal to the warrant value, which will be equal to $50 minus the accreted value of the preferred security as of the end of the day before the remarketing date.

   If NYCB elects to cause a redemption of the warrants upon the occurrence of a special event and the conditions to an optional redemption have been satisfied (see "--Conditions to Optional Redemption"), NYCB will be obligated to cause a remarketing of the preferred securities at a price equal to their accreted value. Holders of preferred securities, whether or not holders of BONUSES units, may elect to participate in the remarketing. See "Description of the Preferred Securities--Remarketing." The settlement date of the remarketing shall be the redemption date. On the redemption date, a warrantholder will have the choice of:

  . receiving the warrant value for such date, which will be equal to $50 minus the accreted value of the preferred security as of the end of the day before the remarketing date; or

  . exercising the warrant by tendering the warrant and the warrant exercise price as of the day before the remarketing date, and following the procedures set forth under "--Exercise of Warrants."

   If the warrantholder does not elect to exercise the warrant, the warrant will be redeemed on the redemption date.

   The "accreted value" of a preferred security is equal to the accreted value of a debenture, which is equal to the sum of the initial purchase price of the preferred security component of each BONUSES unit (i.e., $33.18) plus accretion of the discount (i.e. the difference between the principal amount of $50 and $33.18, the initial purchase price of the preferred securities), calculated using a per annum coupon of 6%, payable quarterly, and an all-in-yield of 9.10% per annum on a quarterly bond equivalent yield basis using a 360-day year of twelve 30-day months until such sum equals $50 on the warrant expiration date. For example, because the purchase price of the BONUSES units initially allocable to the preferred securities will be $33.18 , the accreted value of a debenture will be equal to $33.31 on November 4, 2007, which is the first date on which NYCB may redeem the warrants.

   "Investment company event" means the receipt by the trust of an opinion of counsel, rendered by an independent law firm having a recognized national securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the trust is or will be considered in an "investment company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date on which the preferred securities were initially issued and sold.

   "Tax event" means the receipt by the trust of an opinion of counsel, rendered by an independent law firm experienced in such matters, to the effect that, as a result of (1) any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or
(2) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or proposed change, pronouncement or decision is announced on or after the date on which the preferred securities were initially issued and sold, there is more than an insubstantial risk that (x) the trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to interest received or accrued on the debentures, or (y) the trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

   A "regulatory capital event" means that NYCB shall have become, or pursuant to law or regulation will become within 180 days, subject to capital requirements under which, in the written opinion of independent bank regulatory counsel experienced in such matters, the preferred securities would not constitute Tier 1 Capital applied as if NYCB (or its successor) were a bank holding company (as that concept is used in the guidelines or regulations issued by the Board of Governors of the Federal Reserve System as of the date of this prospectus supplement or its then equivalent).

  Conditions to Redemption Upon Special Event

   In addition to the four conditions specified under "--Optional Redemption--Conditions to Optional Redemption," the conditions to a contemporaneous remarketing of the preferred securities as described under "Description of the Preferred Securities--Remarketing--Remarketing Procedures" must be satisfied as a condition to the contemporaneous redemption of the warrants. A failed remarketing will not constitute a failure to satisfy the conditions to remarketing. However, if a remarketing of preferred securities following a special event cannot occur because of an inability to satisfy the applicable conditions precedent, the contemporaneous redemption of the warrants will be canceled.

   If a redemption of the warrants cannot occur because of an inability to satisfy the four conditions precedent set forth under "--Optional Redemption--Conditions to Optional Redemption" and NYCB is using its best efforts to satisfy such requirements; then NYCB will have the right to redeem the warrants on a subsequent date which is no later than the expiration date of the warrants.

Change of Control

   If a change of control (as defined under "Description of the BONUSES units") occurs, each holder of a warrant will have the right to require NYCB to redeem that holder's warrant on the date that is 45 days after the date NYCB gives notice at a redemption price in cash equal to 100% of the warrant value of the warrant on the redemption date.

   Within 30 days after the occurrence of a change of control, NYCB must give notice to each holder of a warrant and the warrant agent of the transaction that constitutes the change of control and of the resulting redemption right. To exercise the redemption right, a warrantholder must deliver on or prior to the 30th day after the date of NYCB's notice irrevocable written notice to the warrant agent of the holder's exercise of its redemption right.

   Except as described above with respect to a change of control, the warrant agreement does not contain provisions that permit the holders of warrants to require that NYCB redeem the warrants in the event of a takeover, recapitalization or similar transaction. In addition, NYCB could enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that could affect NYCB's capital structure or the value of NYCB's common stock, but that would not constitute a change of control.

   NYCB will comply with the requirements of the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of the warrants as a result of a change of control.

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

   NYCB's ability to redeem warrants upon the occurrence of a change of control is subject to important limitations. There can be no assurance that NYCB would have the financial resources, or would be able to arrange financing, to pay the redemption price for all the warrants that might be delivered by holders of warrants seeking to exercise the redemption right. Any failure by NYCB to redeem the warrants when required following a change of control would result in an event of default under the BONUSES unit agreement.

Anti-Dilution Adjustments

   The number of shares of NYCB common stock issuable upon the exercise of the warrants will be subject to adjustment in certain circumstances, but subject to certain exceptions, including:

  . the issuance of NYCB common stock payable as a dividend or distribution on its common stock;

  .   subdivisions and combinations of the common stock of NYCB;

  . the issuance to all holders of NYCB common stock of certain rights or warrants to purchase NYCB common stock (or securities convertible into NYCB common stock) at less than (or having a conversion price per share less than) the current market price of NYCB common stock;

  . the dividend or other distribution to all holders of NYCB common stock of shares of NYCB capital stock or evidences of NYCB indebtedness or its assets (including securities, but excluding those rights and warrants referred to above and dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration pursuant to the second succeeding paragraph or distributions or dividends paid exclusively in cash);

  . dividends or other distributions consisting exclusively of cash to all holders of NYCB common stock to the extent that such distributions, combined together with (A) all other such all-cash distributions made within the preceding 12 months for which no adjustment has been made plus
      (B) any cash and the fair market value of other consideration paid for any tender offers by NYCB or any of its subsidiaries for NYCB common stock concluded within the preceding 12 months for which no adjustment has been made, exceeds 10% of NYCB's market capitalization on the record date for such distribution; market capitalization is the product of the then current market price of NYCB common stock times the number of shares of NYCB common stock then outstanding; and

  . the purchase of NYCB common stock pursuant to a tender offer made by NYCB or any of its subsidiaries to the extent that the same involves an aggregate consideration that, together with (A) any cash and the fair market value of any other consideration paid in any other tender offer by NYCB or any of its subsidiaries for NYCB common stock expiring within the 12 months preceding such tender offer for which no adjustment has been made plus (B) the aggregate amount of any all-cash distributions referred to in the paragraph above to all holders of NYCB common stock within 12 months preceding the expiration of tender offer for which no adjustments have been made, exceeds 10% of NYCB's market capitalization on the expiration of such tender offer.

   No adjustment in the amount of shares of NYCB common stock issuable upon exercise of a warrant will be required unless such adjustment would require a change of at least 1% in the amount of shares of NYCB common stock issuable upon exercise of a warrant then in effect at such time. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated above, the amount of shares of NYCB common stock issuable upon exercise of a warrant will not be adjusted for the issuance of NYCB common stock or any securities convertible into or exchangeable for NYCB common stock or carrying the right to purchase any of the foregoing.

   In the case of:

  . any reclassification or change of NYCB common stock (other than changes resulting from a subdivision or combination, or

  . a consolidation, merger or combination involving NYCB or a sale or conveyance to another corporation of all or substantially all of NYCB's property and assets, in each case as a result of which holders of NYCB common stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for NYCB common stock, the holders of the warrants then outstanding will be entitled thereafter to exercise those warrants and receive the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such reclassification, change, consolidation, merger, combination, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. NYCB will agree not to become a party to any such transaction unless its terms are consistent with the foregoing.

   In the event that we distribute shares of common stock of a subsidiary of ours, the number of shares of our common stock issuable upon the exercise of the warrants will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of our common stock, in each case over a measurement period following distribution.

   If a taxable distribution to holders of NYCB common stock or other transaction occurs which results in any adjustment of the exercise price or the amount of shares of NYCB common stock issuable upon exercise of a warrant, the holders of warrants may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of common stock. See "Material United States Federal Income Tax Considerations--The Warrants."

   NYCB may from time to time, to the extent permitted by law and except in connection with a change of control transaction, reduce the exercise price of the warrants by any amount for any period of at least 20 days. In that case, NYCB will give at least 15 days' notice of such decrease. NYCB may make such reductions in the exercise price, in addition to those set forth above, as NYCB's board of directors deems advisable to avoid or diminish any income tax to holders of NYCB common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

Reservation of Shares

   NYCB has authorized and will reserve for issuance the maximum number of shares of its common stock as will be issuable upon the exercise of all outstanding warrants. Such shares of common stock, when issued and paid for in accordance with the warrant agreement, will be duly and validly issued, fully paid and nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests.

Governing Law

   The warrants and the warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Modifications and Amendments of the Warrant Agreement

   Modifications of warrants issued as part of BONUSES units may only be made in accordance with the terms of the warrant agreement. We and the warrant agent may amend or supplement the terms of the warrant and the warrant agreement without the consent of holders of the warrants for the purpose of curing any ambiguity or correcting any inconsistent provisions therein or in any other manner we deem necessary or desirable and which will not adversely affect the interests of any holder of warrants.

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   In addition, we and the warrant agent, with the consent of the holders of a majority of the then outstanding unexercised warrants, may modify or amend the warrants and the warrant agreement. However, we and the warrant agent may not make any of the following modifications or amendments without the consent of each holder of warrants:

  . change the exercise price of the warrants, except as provided in the warrant agreement;

  . reduce the number of shares of common stock issuable upon exercise of the warrants other than as specified under "--Anti-Dilution Adjustments";

  .   accelerate the expiration date of the warrants;

  .   materially and adversely affect the rights of any holder of warrants; or

  . reduce the percentage of the outstanding unexercised warrants the consent of whose holders is required for modifications and amendments.

Enforceability of Rights of Warrantholders; Governing Law

   The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the warrants. Any record holder or beneficial owner of a warrant may, without anyone else's consent, enforce by appropriate legal action, on its own behalf, its right to exercise the warrant in the manner provided therein or in the warrant agreement. A warrantholder will not be entitled to any of the rights of a holder of the common stock or other securities purchasable upon the exercise of the warrant before exercising the warrant.

Unsecured Obligations

   The warrants are our unsecured contractual obligations and will rank equally with all of our other unsecured contractual obligations and our unsecured and unsubordinated debt. Since most of our assets are owned by our subsidiaries, our rights and the rights of our creditors, including warrantholders, to participate in the distribution or recapitalization will be subject to the prior claim of that subsidiary's creditors.

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                           BOOK-ENTRY-ONLY ISSUANCE

General

   The BONUSES units and the preferred securities and warrants that are components of the BONUSES units will be represented by one or more global securities that will be deposited with, and registered in the name of, DTC or its nominee. This means that neither NYCB nor the trust will issue certificates for the BONUSES units, preferred securities or warrants to you except in the circumstances described under "--Exchange of Global Securities." Each global security will be issued to DTC, which will keep a computerized record of its participants whose clients have purchased the BONUSES units, preferred securities or warrants. Each participant will then keep a record of its clients. Unless a global security is exchanged in whole or in part for a certificated security, a global security generally may not be transferred. However, DTC, its nominees and their successors may transfer a global security as a whole to one another.

   Beneficial interests in a global security will be shown on, and transfers of the global security will be made only through, records maintained by DTC and its participants. DTC holds securities that its participants ("direct participants") deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants' accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

   DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc. (the "NASD").

Purchases under the DTC System

   When you purchase BONUSES units, preferred securities or warrants through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the BONUSES units, preferred securities or warrants, as the case may be, on DTC's records. Because you actually own the security, you are the beneficial owner. Your ownership interest will be recorded only on the direct (or indirect) participants' records. DTC has no knowledge of your individual beneficial ownership of the securities. DTC's records show only the identity of the direct participants and the amount of the securities held by or through them.

   You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You will receive these from your direct (or indirect) participant. As a result, the direct (or indirect) participants are responsible for keeping an accurate account of the holdings of their customers, like you. Beneficial owners of any BONUSES unit, preferred security or warrant represented by a global security should consult their brokers or other intermediaries as to applicable procedures for (1) separating the BONUSES unit into its component parts and (2) exercising a warrant, whether such warrant is held separately or as a component of a BONUSES unit.

Payments under the DTC System

   NYCB, the trust and the property trustee will treat DTC's nominee as the owner and holder of each global security representing BONUSES units, preferred securities or warrants for all purposes. The property trustee will wire payments in respect of the BONUSES units, preferred securities and warrants to DTC's nominee. Accordingly, NYCB, the trust and the property trustee will have no direct responsibility or liability to pay amounts due in respect of a global security to you or any other beneficial owners of any global security.

   It is DTC's current practice, upon receipt of any payment of distributions, remarketing proceeds or accreted liquidation amount applicable to the preferred securities, to credit direct participants' accounts on the payment date based on their beneficial ownership of the global security as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to direct participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by participants to beneficial owners of the global security, and voting by participants, will be based on the customary practices between the participants and beneficial owners, as is the case with securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, NYCB, the trust or the property trustee.

Exchange of Global Securities

   Each of the BONUSES units, preferred securities or warrants represented by a global security will be exchangeable for certificated securities with the same terms only if:

  . DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and a successor depositary is not appointed by the trust within 90 days;

  . NYCB decides to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or

  . a default under the declaration of trust or the warrant agreement occurs and is continuing.

   If the book-entry-only system is discontinued, the BONUSES unit agent, property trustee and/or warrant agent, as the case may be, will keep the registration books for the applicable securities at its corporate office and follow the practices and procedures discussed below.

Replacement of Certificates

   A mutilated certificate evidencing a certificated BONUSES unit, preferred security or warrant will be replaced at the expense of the holder upon surrender of the certificate to the BONUSES unit agent, the property trustee or the warrant agent, as the case may be. Certificates that have been destroyed, lost or stolen will be replaced at the expense of the holder upon delivery to the BONUSES unit agent, the property trustee or the warrant agent, as the case may be, of evidence of the destruction, loss or theft thereof satisfactory to the BONUSES unit agent, the property trustee or the warrant agent, as the case may be. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the BONUSES unit agent, the property trustee or the warrant agent, as the case may be, may be required at the expense of the holder of the relevant security evidenced by the certificate before a replacement will be issued.

Certificated Securities--Registration and Transfer

   Certificated securities, if any are issued, will be registered in the name of each holder of a BONUSES unit (or any preferred security or warrant issued as part of a BONUSES unit). The securities may be transferred or exchanged, based on administrative procedures in the BONUSES unit agreement, the declaration of trust, or the warrant agreement, as the case may be, without the payment of any service charge (other than any tax or other governmental charge) by contacting: in the case of a BONUSES unit, the BONUSES unit agent, Wilmington Trust Company, at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890; in the case of a preferred security, the property trustee, Wilmington Trust Company, at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890; and, in the case of a warrant, the warrant agent, Wilmington Trust Company, at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890. The transfer or exchange will be effected only if the relevant agent or property trustee is satisfied with the documents of title and indemnity of the person making the request.

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            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

   The following is a description of the material United States federal income tax consequences of the purchase, ownership and disposition of the BONUSES units, preferred securities and warrants. Where noted, it constitutes the opinion of Muldoon Murphy & Faucette LLP, counsel to NYCB and the trust.

   Except where we state otherwise this summary deals only with BONUSES units held as capital assets by a holder who is a United States person (as defined below) and who purchases the BONUSES units upon original issuance at their original issue price. A "United States person" is any beneficial owner who is one of the following:

  .   a citizen or resident of the United States;

  . a corporation or other entity treated as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States or any political subdivision of the United States;

  . an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  . any trust (x) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code") or (y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

   A "Non-U.S. Holder" is a beneficial owner of a BONUSES unit who is not a United States person.

   If a partnership holds BONUSES units, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding BONUSES units, we suggest that you consult your tax advisor.

   Your tax treatment may vary depending on your particular situation. Except where noted, this summary does not deal with special situations. For example, this summary does not address:

  . tax consequences to holders who may be subject to special tax treatment such as dealers in securities or currencies, traders in securities that elect to use the mark to market method of accounting for their securities, real estate investment trusts, and regulated investment companies;

  . tax consequences to persons who hold the BONUSES units, preferred securities or warrants as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

  . tax consequences to holders of the BONUSES units, preferred securities or warrants whose "functional currency" is not the U.S. dollar;

  .   alternative minimum tax consequences, if any; or

  .   any state, local or foreign tax consequences.

   This summary is based on the Code, the Treasury Regulations promulgated under the Code and administrative and judicial interpretations. These income tax laws, regulations and interpretations, however, may change at any time. Any change could be retroactive to the issuance date of the BONUSES units.

   The authorities on which this summary is based are subject to various interpretations. The opinions of Muldoon Murphy & Faucette LLP expressed herein are not binding on the Internal Revenue Service ("IRS") or the courts. Either the IRS or the courts could disagree with the explanations or conclusions contained in this summary, and there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge. This summary merely represents the best judgment of Muldoon

                                     S-72

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Murphy & Faucette LLP as to the likely outcome if the matters discussed herein were challenged in court in a properly presented case.

   You are urged to consult your tax advisor with respect to the tax consequences to you of the purchase, ownership and disposition of the BONUSES units, including the tax consequences under state, local, foreign, and other tax laws, and the possible effects of changes in United States federal income tax laws.

Allocation of Purchase Price of the BONUSES Units

   Your acquisition of a BONUSES unit will be treated as an acquisition of an "investment unit" consisting of a preferred security and a warrant. The purchase price of each BONUSES unit will be allocated between the preferred security and the warrant in proportion to their respective fair market values at the time of purchase. This allocation will establish your initial tax bases in the preferred security and the warrant. We will report the fair market value of each preferred security as $33.18 and the fair market value of each warrant as $16.82. This position will be binding on you (but not the IRS) unless you explicitly disclose a contrary position on a statement attached to your timely filed United States federal tax return for the taxable year in which you acquire the BONUSES unit. Thus, absent such disclosure, you must allocate the purchase price for each BONUSES unit in accordance with the foregoing. The remainder of this discussion assumes that this allocation of the purchase price will be respected for United States federal income tax purposes.

Classification of the Trust

   In connection with the issuance of the preferred securities, Muldoon Murphy & Faucette LLP will render its opinion that under current law and interpretations thereof, and assuming full compliance with the terms of the declaration of trust, and based upon certain facts and assumptions contained in such opinion, the trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. As a result, for United States federal income tax purposes, each holder of a preferred security (a "securityholder") generally will be treated as owning an undivided beneficial ownership interest in the debentures held by the trust, and will be taxed as if the securityholder directly held its pro rata share of the debentures. Thus, you will be required to include in your gross income your pro rata share of the interest income or original issue discount that is paid or accrued on the debentures. See "--Interest Income and Original Issue Discount."

Classification of the Debentures

   In connection with the issuance of the debentures, Muldoon Murphy & Faucette LLP will render its opinion that under current law and assuming full compliance with the terms of the indenture and certain other documents, and based upon certain facts and assumptions described in the opinion, the debentures will be classified, for United States federal income tax purposes, as indebtedness of NYCB.

The Preferred Securities

  Interest Income and Original Issue Discount

  Payments of Stated Interest

   So long as no event of default under the debentures has occurred and is continuing, we can, on one or more occasions, defer interest payments on the debentures for up to 20 quarterly periods. Under applicable Treasury Regulations, if the legal terms and conditions of an instrument are such that there is only a remote likelihood that a company will not make its stated interest payments on time, such contingency will not be considered to result in the creation of original issue discount ("OID") within the meaning of section 1273(a) of the Code. We believe that the likelihood that we will elect to defer interest payments is remote, and have made a representation to this effect to our counsel. Accordingly, we intend to take the position that the stated interest payable on the debentures will not be taxed as OID. Therefore, except as set forth below under "deferral of interest," a securityholder will generally be taxed on the stated interest on the debentures as ordinary income at the time it is paid or accrued in accordance with such securityholder's regular method of tax accounting, unless the

                                     S-73

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securityholder either (1) takes the position that the stated interest is OID and discloses this position on its tax return or (2) makes an election to accrue all interest on the debentures on a current basis.

   If, however, we were to exercise our right to defer payments of stated interest on the debentures, the debentures would be treated, as reissued (for the purposes of redetermining OID only) and such stated interest would become OID at that time. Each securityholder would then be required to accrue such stated interest on a daily economic accrual basis (as described below), both during and after the deferral period, even if the securityholder otherwise uses the cash method of accounting and such stated interest would not separately be included in income when paid.

   The Treasury Regulations dealing with OID and the deferral of interest payments have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the debentures was OID regardless of whether NYCB exercised its right to defer interest payments, all securityholders would be required to include such stated interest in income on a daily economic accrual basis as described below.

  OID Resulting from Allocation of Purchase Price

   As noted above, the amount of the initial purchase price of a BONUSES unit will be allocated between the preferred security and the warrant. Because the amount so allocated to the preferred security, which, as noted above, will be treated for tax purposes as ownership of the underlying debentures, is less than 100% of the debenture redemption amount, the debentures will be treated as having been issued with OID in an amount equal to the difference between their stated redemption price at maturity (the sum of all payments made on the debentures other than stated interest (unless the stated interest is considered OID as stated above)) and their issue price. You should be aware that if you hold a preferred security, you must include OID in gross income in advance of the receipt of cash attributable to that income.

   Under the OID economic accrual rules, the following occurs:

  . each securityholder would accrue an amount of OID each year using the constant-yield-to-maturity method of accrual described in section 1272 of the Code assuming a maturity date of the debentures as of November 1, 2051;

  . any amount of OID included in the securityholder's gross income (whether or not during a deferral period) with respect to the preferred securities (and the underlying debentures) will increase such securityholder's tax basis in such preferred securities (and the underlying debentures); and

  . the actual cash payments (other than stated interest unless the stated interest is considered OID as described above) received on the preferred securities would not be reported separately as taxable income, but such payments will reduce the securityholder's tax basis in such preferred securities (and the underlying debentures).

   Following the exercise of the warrants (other than an exercise in connection with a redemption of the warrants or a change of control), the holder may require the trust to exchange the related preferred securities for debentures and require NYCB to repurchase such debentures at their principal amount at maturity. Since it is not considered likely warrants will in fact be exercised under the conditions that permit holders to put debentures to NYCB for repurchase, the possibility that debentures might be so repurchased has been disregarded in calculating OID. If this possibility were required to be taken into account in calculating OID, the amount of OID reportable holders might be substantially increased.

   In the event of a remarketing of the preferred securities, each securityholder who does not participate in the remarketing of the debentures would not accrue OID after the date of the remarketing.

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   If you are a corporate holder of preferred securities, you will not be entitled to a dividends-received deduction with respect to any income you recognize with respect to the preferred securities.

Distribution of Debentures Upon Liquidation of the Trust

   As described under the captions "Description of the Preferred Securities--Redemption" and "Description of the Preferred Securities--Exchange," the debentures held by the trust may be distributed to securityholders in exchange for their preferred securities in certain circumstances. Under current law and interpretations thereof, and assuming that, as expected, the trust is treated as a grantor trust, this type of distribution would not be taxable. Upon a distribution, each securityholder will receive his, her or its pro rata share of the debentures previously held indirectly through the trust. Each securityholder's aggregate tax basis in the debentures will be the same as the aggregate tax basis that such securityholder had in the preferred securities before the distribution and the securityholder's holding period in the debentures will include the holding period for the preferred securities surrendered in the exchange.

   If you receive debentures in exchange for your preferred securities (including a repurchase of your preferred securities by the trust), you would continue to accrue interest and OID in respect of the debentures received from the trust in the manner described above under "Interest Income and Original Issue Discount."

  Sales of Preferred Securities

   If you sell or otherwise dispose of preferred securities (including pursuant to a remarketing of the preferred securities), you will recognize gain or loss equal to the difference between:

  . your amount realized on the sale or other disposition of the preferred securities (except to the extent that any amount realized is treated as payment of accrued but unpaid interest, other than OID, with respect to your pro rata share of the debentures, which will be taxable as interest); and

  .   your adjusted tax basis in the preferred securities sold.

   Your gain or loss will be a capital gain or loss. The gain or loss will generally be a long-term capital gain or loss if you have held your preferred securities for more than one year. Long-term capital gains of individuals derived with respect to capital assets held for more than one year are subject to United States federal income tax at reduced rates. Your ability to deduct capital losses currently is subject to limitations.

The Warrants

  Acquisition of NYCB Common Stock

   The exercise of the warrants to purchase our common stock generally will not constitute a taxable event. Accordingly, a holder of a warrant (a "warrantholder") will not recognize gain or loss upon the exercise of the warrants, except with respect to any cash paid in lieu of a fractional share of NYCB common stock. Rather, a warrantholder will recognize taxable gain or loss if and when the warrantholder disposes of the NYCB common stock in a taxable transaction. The aggregate initial tax basis in the warrantholder's common stock will be equal to the amount paid to NYCB upon exercise of the warrants plus the warrantholder's tax basis in the warrants, less any portion of the purchase price and tax basis allocable to the cash received in lieu of a fractional share. In the case of a warrantholder who acquires warrants as part of the BONUSES units, the warrantholder's basis in the warrants will equal the portion of the initial purchase price of the BONUSES units allocable to the warrant component. See "Allocation of Purchase Price of the BONUSES units." Cash received in lieu of a fractional share of NYCB common stock should be treated as a payment in exchange for the fractional share interest. Upon the receipt of cash in lieu of a fractional share interest, a warrantholder will recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the warrantholder's tax basis allocable to the fractional share interest. Following the exercise of the warrants (other than an exercise in connection with a redemption of the warrants or a change of control), the warrantholder may require the trust to exchange the related preferred securities for debentures and require NYCB to repurchase such debentures at their principal amount at maturity. Upon such a repurchase a warrantholder might recognize substantial gain. See "Sales of Preferred Securities."

   The warrants may be treated on issuance as having an exercise price in connection with certain optional redemptions that is below the current fair market value of the portion of a share of our stock that could be purchased on exercise of a warrant. In some instances, the IRS has taken the position that a warrant with a below-market exercise price was the equivalent of the stock purchasable on exercise. We believe that the warrants should be treated as warrants and not as stock. However, even if the warrants were treated as stock, a warrantholder would not recognize taxable income from the exercise or holding of a warrant, and the basis consequences described above would be unchanged.

  Ownership of NYCB Common Stock

   If you dispose of our common stock in a taxable transaction other than a sale to NYCB, you will recognize capital gain or loss in an amount equal to the difference between the proceeds you receive and your tax basis in our common stock. The resulting gain or loss will be either short-term or long-term capital gain or loss depending on your holding period for the NYCB common stock. The holding period for the common stock will begin the day you exercise the warrants. Capital gains realized by individuals on assets held for more than one year are subject to United States federal income tax at reduced rates. Your ability to deduct capital losses is subject to limitations.

  Disposition of Warrants

   If you sell your warrants or if we redeem your warrants, you will recognize capital gain or loss equal to the difference between the proceeds you receive and your tax basis in the warrants. The resulting gain or loss will be either short-term or long-term depending on whether you have held the warrants for more than one year. If you do not exercise the warrants and they expire, you will recognize a short-term or long-term capital loss when they expire equal to your tax basis in the warrants. In the case of a warrantholder that acquires warrants as part of BONUSES units, your tax basis in the warrants will equal the portion of the purchase price of the BONUSES units allocable to the warrant component (as described above) and your holding period for the warrants will commence on the date that you purchase the BONUSES units.

  Adjustment to Exercise Price

   Warrantholders might be treated as receiving a constructive distribution from NYCB if:

  . the exercise price is adjusted and as a result of such adjustment the warrantholder's proportionate interest in our assets or earnings and profits is increased, and

  . the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula.

   An adjustment in the exercise price is not made pursuant to a bona fide formula if, for example, the adjustment is made to compensate for certain taxable distributions with respect to our common stock. Thus, under some circumstances, an adjustment in the exercise price might give rise to a taxable dividend to a warrantholder even though the warrantholder would not receive any cash.

Non-U.S. Holders

   The following discussion only applies to you if you are a Non-U.S. Holder. As discussed above, the preferred securities will be treated as evidence of a beneficial ownership interest in the debentures. See "--Classification of the Trust."

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  United States Federal Withholding Tax

   The 30% United States federal withholding tax will not apply to any payment of principal or interest (including OID) on the preferred securities or debentures provided that:

  . the beneficial owner of the preferred securities does not actually or constructively own 10% or more of the total combined voting power of all classes of NYCB voting stock within the meaning of the Code and the Treasury Regulations (including NYCB common stock that would be received upon the exercise of any warrants held by such beneficial owner);

  . the beneficial owner of the preferred securities is not a controlled foreign corporation that is related to NYCB through stock ownership;

  . the beneficial owner of the preferred securities is not a bank whose receipt of interest on the preferred securities or debentures is described in section 881(c)(3)(A) of the Code; and

  . either (A) the beneficial owner of the preferred securities provides his, her or its name and address on an IRS Form W-8BEN (or other applicable form), and certifies, under penalties of perjury, that such beneficial owner is not a United States person, or (B) if the preferred securities or debentures are held through certain foreign intermediaries, the beneficial owner satisfies the certification requirements of applicable Treasury Regulations.

   If the beneficial owner of the preferred securities cannot satisfy the requirements described above, payments of interest (including OID) made to such beneficial owner will be subject to the 30% United States federal withholding tax, unless the beneficial owner provides us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable tax treaty or
(2) IRS Form W-8ECI (or successor form) stating that interest paid on the preferred securities or the debentures is not subject to withholding tax because it is effectively connected with the conduct by the beneficial owner of a trade or business in the United States.

   Dividends paid to a Non-U.S. Holder of our common stock acquired through the exercise of a warrant (and any constructive distribution you may be deemed to receive as described above under "The Warrants--Adjustment to Exercise Price") will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment of the Non-U.S. Holder, are not subject to the withholding tax, but instead are subject to United States federal income tax as described below.

   A Non-U.S. Holder of our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

   Except as discussed below, the 30% United States federal withholding tax will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of preferred securities, debentures, warrants or NYCB common stock.

  United States Federal Income Tax

   If a Non-U.S. Holder is engaged in a trade or business in the United States and the interest, including OID, on the preferred securities or debentures or the dividends on the NYCB common stock is effectively connected with the conduct of that trade or business, such Non-U.S. Holder will be subject to United States federal income tax on that interest, OID and dividends on a net income basis (although exempt from the 30% withholding tax if the payor is supplied with the appropriate IRS forms) in the same manner as if such Non-U.S. Holder were a United States person as defined under the Code. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by it of a trade or business in the United States. For this purpose, interest, including OID, on the preferred securities or debentures and dividends on our common stock will be included in earnings and profits.

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   Any gain or income realized by a Non-U.S. Holder on the disposition of a
BONUSES unit, preferred security, debenture, warrant or NYCB common stock will generally not be subject to United States federal income or withholding tax unless:

  . that gain or income is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder;

  . the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met;

  . in the case of gain representing accrued interest on the debentures, the requirements described above are under "United States Federal Withholding Tax" are not met; or

  . in the case of NYCB common stock or warrants, NYCB is or has been a "United States real property holding corporation" for United States federal income tax purposes.

   An individual Non-U.S. Holder described in the first bullet point above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. An individual Non-U.S. Holder described in the second bullet point above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses (even though the individual is not considered a resident of the United States). If a Non-U.S. Holder that is a foreign corporation falls under the first bullet point above, it will be subject to tax on its gain under regular graduated United States federal income tax rates and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

   We believe that NYCB never has been, is not currently and is not likely in the future to become a United States real property holding corporation. Even if NYCB is or becomes a United States real property holding corporation, so long as our common stock continues to be regularly traded on an established securities market, (1) a Non-U.S. Holder will not be subject to United States federal income tax on the disposition of NYCB common stock (by reason of NYCB being a United States real property holding corporation) unless the Non-U.S. Holder actually or constructively (including through ownership of warrants) holds or has held at any time during the five year period preceding the date of disposition more than five percent of the total fair market value of the outstanding NYCB common stock, and (2) the Non-U.S. Holder will not be subject to United States federal income tax on the disposition of the warrants (by reason of NYCB being a United States real property holding corporation) unless on the day the Non-U.S. Holder acquired the warrants, such warrants had a fair market value greater than the fair market value of five percent of the total outstanding NYCB common stock.

   Special rules may apply to you if you are a "controlled foreign corporation," "passive foreign investment company," "foreign personal holding company," or company that accumulates earnings for the purpose of avoiding tax, and are subject to special treatment under the Code. If you are such an entity, you should consult your tax advisor to determine the United States federal, state, local and other tax consequences that may be relevant to you.

  United States Federal Estate Tax

   The estate of an individual Non-U.S. Holder will not be subject to United States federal estate tax on the preferred securities beneficially owned by the Non-U.S. Holder at the time of his or her death, provided that (1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of NYCB voting stock, within the meaning of the Code and Treasury Regulations, and (2) income from the preferred securities not have been, if received at the time of his or her death, effectively connected with the conduct by him or her of a trade or business in the United States. NYCB common stock acquired upon an exercise of a warrant and owned by a Non-U.S. Holder at the time of his or her death will be subject to United States federal estate tax unless an applicable estate tax treaty provides otherwise. Warrants owned by a Non-U.S. Holder at the time of his or her death may be subject to United States federal estate tax unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

   Payments made on, and proceeds from the sale, exchange, redemption or other disposition of the BONUSES units, preferred securities, debentures, warrants and NYCB common stock may be subject to information

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reporting and may be subject to United States federal backup withholding at the rate of 30% (which rate under current law will be reduced periodically to 28% for payments made in 2006 and later years) unless the security holder or warrant holder supplies an accurate taxpayer identification number in or otherwise complies with applicable United States information reporting or certification requirements.

   In general, no information reporting or backup withholding will be required regarding payments of interest on the preferred securities or debentures if we do not have actual knowledge that the security holder is a United States person and we have received the certification described above in the fourth bullet point under the caption "Non-U.S. Holders--U.S. Federal Withholding Tax."

   Any amounts withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is furnished to the IRS.

                             ERISA CONSIDERATIONS

   The following is a summary of certain considerations associated with the purchase of the BONUSES units (including the underlying debentures, preferred securities and warrants and any shares of common stock of NYCB received upon the exercise or redemption thereof, collectively, the "Securities") by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans or individual retirement accounts that are subject to Section 4975 of the Code and other arrangements that are subject to provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "Plan").

General Fiduciary Matters

   ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA, and ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and its fiduciaries or other certain interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

   In considering an investment in the Securities of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, Section 4975 of the Code or any Similar Law.

   Any insurance company proposing to invest assets of its general account in the Securities should consider the extent that such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance relating to that decision, including the enactment of Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 and the regulations promulgated thereunder.

Prohibited Transaction Issues

   Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject thereto from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA.

   Whether or not the underlying assets of the trust or NYCB are deemed to include "plan assets," as described below, the acquisition and/or holding of the Securities by a Plan subject to Title I of ERISA or Section 4975 of the Code with respect to which the trust, NYCB or a prior purchaser, is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or
Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the "DOL") has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the Securities. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment trust funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Asset Issues

   Regulations (the "Plan Asset Regulations") promulgated under ERISA by the DOL generally provide that when a Plan subject to Title I of ERISA or Section 4975 of the Code acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by "benefit plan investors" is not significant or that the entity is an "operating company," in each case as defined in the Plan Asset Regulations. For purposes of the Plan Asset Regulations, equity participation in an entity by benefit plan investors will not be significant if they hold, in the aggregate, less than 25% of the value of any class of such entity's equity, excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. For purposes of this 25% test, "benefit plan investors" include all employee benefit plans, whether or not subject to ERISA or Section 4975 of the Code, including "Keogh" plans, governmental plans, individual retirement accounts and pension plans maintained outside the United States, as well as any entity whose underlying assets are deemed to include "plan assets" under the Plan Asset Regulations (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under the Plan Asset Regulations).

   For purposes of the Plan Asset Regulations, a "publicly offered security" is a security that is (1) "freely transferable", (2) part of a class of securities that is "widely held," and (3) (A) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities to which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (B) is part of a class of securities that is registered under Section 12 of the Exchange Act.

   In addition, it is not anticipated that the BONUSES units (and the underlying debentures, preferred securities or warrants) will constitute "publicly offered securities" for purposes of the Plan Asset Regulations or that the trust will constitute an investment company under the Investment Company Act or an operating company within the meaning of the Plan Asset Regulations. Furthermore, no monitoring or other measures will be taken to determine or limit the value of any class of Securities underlying the BONUSES units that is acquired or held from time to time by "benefit plan investors" or to determine whether investment in the trust by benefit plan investors is "significant" as described above. Consequently, there can be no assurance that the underlying assets of the trust will not constitute "plan assets" for purposes of ERISA and the Code.

   Moreover, while it is currently anticipated that the shares of common stock delivered to warrantholders upon the exercise or redemption of the warrants will qualify as "publicly offered securities" for purposes of the Plan Asset Regulations and/or that NYCB will qualify as an operating company for purposes of the Plan Asset Regulations, there can be no assurance in such regard.

Plan Asset Consequences

   If our assets or the trust were deemed to be "plan assets" under ERISA, this would result, among other things, in (1) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by NYCB or the trust, as applicable (including the liability of Plan fiduciaries for the breach of fiduciary responsibility of another fiduciary of the Plan) and
(2) the possibility that certain transactions in which NYCB or the trust, as applicable, might seek to engage could constitute "prohibited transactions" under ERISA and the Code.

   Even if the conditions of one or more of the foregoing prohibited transaction exemptions are satisfied with respect to the acquisition and holding of the Securities, no assurance can be given that such exemptions would apply to transactions engaged in by the trust or NYCB or to the potential fiduciary or co-fiduciary breaches that might occur with respect to the assets of the trust or NYCB if the assets of the trust or NYCB were deemed to include "plan assets" for purposes of ERISA and the Code.

Representation

   Each purchaser and subsequent transferee of the Securities will be deemed to have represented and warranted that the acquisition and holding of the Securities by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

   The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Securities on behalf of, or with the assets of, any employee benefit plan, consult with their counsel to determine whether such employee benefit plan is subject to Title I of ERISA, Section 4975 of the Code or any Similar Laws and the potential applicability of such laws to the acquisition or holding of the Securities.

                                 UNDERWRITING

   Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of BONUSES units set forth opposite the underwriter's name:

                                                    Number of
                Underwriters                      BONUSES units
                ------------                      -------------
                Salomon Smith Barney Inc.........   2,400,000
                Lehman Brothers Inc..............   1,200,000
                Bear, Stearns & Co. Inc..........     480,000
                Keefe, Bruyette & Woods, Inc.....     360,000
                Sandler O'Neill & Partners, L.P..     360,000
                                                    ---------
                 Total...........................   4,800,000
                                                    =========

   The underwriting agreement provides that the obligations of the underwriters to purchase the BONUSES units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the BONUSES units (other than those covered by the over-allotment option described below), if they purchase any of the BONUSES units.

   The underwriters propose to offer some of the BONUSES units directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the BONUSES units to dealers at the public offering price less a concession not to exceed $0.75 per BONUSES unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $0.10 per unit on sales to other dealers. If all of the BONUSES units are not sold at the initial offering price, the representatives may change the public offering price and the other selling terms.

   We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 700,000 BONUSES units at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional BONUSES units approximately proportionate to that underwriter's initial purchase commitment.

   We, our officers and directors have agreed that, for a period of 90 days from the date of this prospectus supplement, we and they will not, without the prior written consent of Salomon Smith Barney, dispose of or hedge any BONUSES units, shares of our common stock or any securities convertible into, or exercisable, or exchangeable for shares of our common stock, the preferred securities, any securities substantially similar to the preferred securities or any guarantee of such securities. Salomon Smith Barney in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

   Salomon Smith Barney has informed us that it has no present intent or arrangement to release any of the BONUSES units subject to the lock-up agreement. The release of BONUSES units subject to any of the lock-up agreements is considered on a case by case basis. Factors in deciding whether to release these BONUSES units may include the length of time before the particular lock-up expires, the number of BONUSES units involved, historical trading volumes of our BONUSES units and whether the person seeking the release is an officer, director or affiliate of ours.

   The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional BONUSES units.

                                          Paid by NYCB
                                    -------------------------
                                    No Exercise Full Exercise
                                    ----------- -------------
                   Per BONUSES unit $     1.25   $     1.25
                   Total........... $6,000,000   $6,875,000

   In connection with the offering, Salomon Smith Barney, on behalf of the underwriters, may purchase and sell BONUSES units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of BONUSES units in excess of the number of BONUSES units to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of BONUSES units made in an amount up to the number of BONUSES units represented by the underwriters' over-allotment option. In determining the source of BONUSES units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of BONUSES units available for purchase in the open market as compared to the price at which they may purchase BONUSES units through the over-allotment option. Transactions to close out the covered syndicate short involve either purchase of the BONUSES units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of BONUSES units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing BONUSES units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the BONUSES units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of BONUSES units in the open market while the offering is in progress.

   The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Salomon Smith Barney repurchases BONUSES units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

   Any of these activities may have the effect of preventing or retarding a decline in the market price of the BONUSES units. They may also cause the price of the BONUSES units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the Nasdaq National Market or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

   We estimate that our respective portion of the total expenses of this offering will be $800,000.

   Certain of the underwriters have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

   A prospectus and the accompanying prospectus supplement may be made available in electronic format on the websites maintained by one or more of the underwriters. The representatives may agree to allocate a number of BONUSES units to underwriters for sale to their online brokerage account holders. The underwriters will allocate BONUSES units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, BONUSES units may be sold by the underwriters to securities dealers who resell BONUSES units to online brokerage account holders.

   We and the trust have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

   It is expected that delivery of the BONUSES units will be made against payment therefor on or about November 4, 2002, which will be the fifth business day following the date of pricing of the BONUSES units (such settlement being referred to as "T+5"). Under Rule 15(c)6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the BONUSES units on the date of pricing or the next three succeeding business days will be required, by virtue of the fact that the BONUSES units initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the BONUSES units who wish to trade the BONUSES units on the date of pricing or the next three succeeding business days should consult their own advisors.

                                 LEGAL MATTERS

   Certain matters of Delaware law relating to the validity of the preferred securities, the enforceability of the declaration and the formation of the trust will be passed upon by Morris, James, Hitchens & Williams LLP, Wilmington, Delaware, special Delaware counsel to NYCB and the trust. The validity of the debentures, the guarantee and the warrants and certain United States federal income tax matters will be passed upon for NYCB and the trust by Muldoon Murphy & Faucette LLP, Washington, D.C. Certain legal matters in connection with the offering will be passed upon for the underwriters by Weil, Gotshal & Manges LLP, New York, New York, and by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C.

                          INCORPORATION BY REFERENCE

   The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus.

   We incorporate by reference in the prospectus to which this prospectus supplement is a part the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities.

                 SEC Filings                               Period or Date (as applicable)
                 -----------                               ------------------------------

Annual Report on Form 10-K.................... Year ended December 31, 2001, as filed on April 1, 2002

Quarterly Report on Form 10-Q................. Quarter ended March 31, 2002, as filed on May 8, 2002 and for the quarter ended June 30, 2002, as filed on
                                               August 14, 2002

Current Reports on Form 8-K................... April 19, 2002
                                               April 23, 2002
                                               May 21, 2002
                                               July 18, 2002
                                               July 25, 2002

Proxy Statement for the Annual Meeting of
  Shareholders................................ April 16, 2002

The description of NYCB common stock set
  forth in The registration statement on
  Form 8-A (No. 0-22278) and any amendment
  or report filed with the SEC for the purpose
  of updating this description................ August 19, 1993

   All documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the BONUSES will be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. You should not assume the information in this prospectus supplement, the accompanying prospectus or other documents incorporated by reference is accurate as of any date other than the date on the front of those documents. In particular, any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any modified or superseded statement will not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement.

   You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information.

PROSPECTUS


[LOGO] New York Community
       Bancorp, Inc.
       ------------------

                       New York Community Bancorp, Inc.
                      New York Community Capital Trust V
                          Equity Redeemable Preferred
                               Securities Units

                                  The units:

   Each unit being offered consists of:

    . preferred security issued by New York Community Capital Trust V (the "trust"); and

    . warrant to purchase shares of common stock of New York Community Bancorp, Inc.

                                  The Trust:

   The trust is a Delaware statutory trust that:

    . sells preferred securities representing undivided beneficial interests in the trust to the public;

    . sells common securities representing undivided beneficial interests in the trust to New York Community Bancorp, Inc.;

    . uses the proceeds from these sales to buy an equal principal amount of junior subordinated debentures of New York Community Bancorp, Inc.; and

    . distributes the cash payments it receives on the junior subordinated debentures it owns to the holders of the preferred and common securities.

                                Distributions:

    . For each unit that you own, you will receive cumulative cash distributions on the liquidation amount of the preferred security. The rate at which cash distributions will be paid and the liquidation amount per preferred security will be set forth in the accompanying prospectus supplement.

                       New York Community Bancorp, Inc.:

    . New York Community Bancorp, Inc. will fully and unconditionally guarantee the payment by the trust of the preferred securities as described in this prospectus.

   This prospectus provides you with a general description of the units we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities that we are offering.

   These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

   This prospectus may be used to offer and sell securities, only if accompanied by the prospectus supplement for those securities.
                               -----------------


   Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is May 8, 2002

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

   We provide information to you about the securities we are offering in two separate documents that progressively provide more detail:

    . this prospectus, which provides general information, some of which may not apply to your securities; and

    . the accompanying prospectus supplement, which describes the specific and final terms of your securities.

   If the terms of your securities vary between the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

    .  the prospectus supplement; and

    .  the prospectus.

   We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                               -----------------

   Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

                               TABLE OF CONTENTS

  ABOUT THIS PROSPECTUS.............................................        4
  WHERE YOU CAN FIND MORE INFORMATION...............................        4
  FORWARD-LOOKING STATEMENTS........................................        6
  NEW YORK COMMUNITY BANCORP, INC...................................        7
  THE TRUST.........................................................        8
  CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES..................        9
  USE OF PROCEEDS...................................................        9
  REGULATION AND SUPERVISION........................................        9
  DESCRIPTION OF UNITS..............................................       10
  DESCRIPTION OF WARRANTS...........................................       11
  DESCRIPTION OF COMMON STOCK.......................................       12
  DESCRIPTION OF THE PREFERRED SECURITIES...........................       14
  DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE.................       18
  DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES.................       20
  EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBENTURES AND
    THE PREFERRED SECURITIES GUARANTEE..............................       25
  PLAN OF DISTRIBUTION..............................................       26
  LEGAL MATTERS.....................................................       27
  EXPERTS...........................................................       27

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the SEC, the "SEC," utilizing a "shelf" registration process. Under this shelf registration process, we may from time to time sell the units described in this prospectus in one or more offerings up to a total dollar amount of $400,000,000. We may also sell other securities under the registration statement that will reduce the total dollar amount of securities that we may sell under this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

   Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "NYCB," "we," "us," "our" or similar references mean New York Community Bancorp, Inc., references to the "Bank" mean New York Community Bank, and references to the "trust" mean New York Community Capital Trust V.

                      WHERE YOU CAN FIND MORE INFORMATION

   We have filed with the SEC a registration statement under the Securities Act of 1933 that registers, among other securities, the offer and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

   In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, the "Exchange Act". You may read and copy this information at the following locations of the
SEC:

                             Public Reference Room
                            450 Fifth Street, N.W.
                                   Room 1024
                            Washington, D.C. 20549

                           Northeast Regional Office
                            The Woolworth Building
                                 233 Broadway
                           New York, New York 10279

                            Midwest Regional Office
                            500 West Madison Street
                                  Suite 1400
                         Chicago, Illinois 60661-2511

   You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

   The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:

                              http://www.sec.gov

   The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

   This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

              SEC Filings                  Period or Date (as applicable)
              -----------                  ------------------------------
  Annual Report on Form 10-K........... Year ended December 31, 2001, as filed on April 1, 2002
  Quarterly Reports on Form 10-Q....... Filed after the date of this prospectus.
  Current Reports on Form 8-K.......... Filed after the date of this prospectus.

   In addition, we also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the distribution of the units covered by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than Current Reports furnished under Item 9 of Form 8-K), as well as proxy statements.

   The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

                               -----------------

   You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC's Internet world wide web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                         Investor Relations Department
                       New York Community Bancorp, Inc.
                              615 Merrick Avenue
                           Westbury, New York 11590
                                (516) 683-4100

   We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

   We have not included separate financial statements for the trust in this prospectus. We do not believe that holders of the units would find these financial statements meaningful because:

    . all of the voting securities of the trust will be owned, directly or indirectly, by NYCB, a reporting company under the Exchange Act;

    . the trust has no independent assets, operations, revenues or cash flows and exists for the sole purpose of issuing the preferred securities and investing the proceeds in junior subordinated debentures issued by NYCB;

    . NYCB's obligations described in this prospectus and in any accompanying prospectus supplement constitute a full and unconditional guarantee of payments due on the preferred securities; and

    .  The trust does not file reports with the SEC.

                          FORWARD-LOOKING STATEMENTS

   This prospectus, including information included or incorporated by reference, contains statements which are not historical facts but "forward-looking statements" with respect to our financial condition, results of operations, plans, objectives, future performance and business, as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents that we file with the SEC from time to time.

   These forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." Examples of forward looking statements include, but are not limited to, estimates with respect to our financial condition, expected or anticipated revenue, results of operations and our business, including with respect to:

    . earnings growth (on both a generally accepted accounting principles, or "GAAP," and cash basis);

    .  revenue growth in retail banking, lending and other areas;

    . origination volume in our multi-family, consumer, commercial and other lending businesses;

    .  current and future capital management programs;

    . non-interest income levels, including fees from services and product sales;

    .  tangible capital generation;

    .  market share;

    .  expense levels; and

    .  other business operations and strategies,

each of which are subject to various factors which could cause actual results to differ materially from these estimates. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

   Factors which could have a material adverse effect on our operations and those of our subsidiaries include, but are not limited to, changes in:

    .  interest rates;

    .  general economic conditions;

    . monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board;

    .  war on terrorist activities;

    .  the quality or composition of the loan or investment portfolios;

    .  demand for loan products;

    .  deposit flows;

    .  real estate values;

    .  the level of defaults;

    . losses and prepayments on loans held by us in portfolio or sold in the secondary markets;

    .  demand for financial services in our market area;

    .  competition;

    .  changes in accounting principles, policies, practices or guidelines;

    .  changes in legislation or regulation; and

    . other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

   These forward-looking statements are made as of the date of the applicable document, and, except as required by applicable law, we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

   You should consider these risks and uncertainties in evaluating forward-looking statements and you should not place undue reliance on these statements.

                       NEW YORK COMMUNITY BANCORP, INC.

   New York Community Bancorp, Inc. ("NYCB"), formerly known as Queens County Bancorp, Inc., was incorporated in the State of Delaware on July 20, 1993 as the holding company for New York Community Bank, formerly known as Queens
County Savings Bank, the first savings bank chartered by the State of New York in the Borough of Queens, on April 14, 1859. NYCB acquired all of the stock of the Bank upon its conversion from a New York State-chartered mutual savings bank to a New York State-chartered stock form savings bank on November 23, 1993.

   On November 21, 2000, the Company changed its name from Queens County Bancorp, Inc. to New York Community Bancorp, Inc., in anticipation of its acquisition of Haven Bancorp, Inc. ("Haven"), parent company of CFS Bank. On November 30, 2000, Haven was merged with and into the Company, and on January 31, 2001, CFS Bank merged with and into New York Community Bank.

   On July 31, 2001, the Company completed a merger-of-equals with Richmond County Financial Corp. ("Richmond County"), parent company of Richmond County Savings Bank. At the same time, Richmond County Savings Bank merged with and into the Bank.

   The Bank currently serves its customers through a network of 114 banking offices including 53 traditional branches, 60 in-store branch offices and one convenience center in New York City, Long Island, Rockland and Westchester counties, and New Jersey, and operates through six divisions: Queens County Savings Bank, Richmond County Savings Bank, CFS Bank, First Savings Bank of New Jersey, Ironbound Bank, and South Jersey Bank. The Bank is in the process of opening a new branch on Staten Island, New York and a new branch in Nassau County. The Bank also expects its sale of seven New Jersey and Rockland County branches to be completed in May 2002.

   In addition to operating the largest supermarket banking franchise in the metro New York region, the Bank is the second largest producer of multi-family mortgage loans in the City of New York.

   The Company recorded total assets of $9.3 billion at March 31, 2002, including total loans of $5.5 billion, and total deposits of $5.4 billion, including core deposits of $3.2 billion.

   The Bank is subject to comprehensive regulation, examination and supervision by the New York State Banking Department, the "NYSBD," and the Federal Deposit Insurance Corporation, the "FDIC". NYCB is subject to regulation, examination and supervision by the Federal Reserve Board, the "FRB," as a bank holding company.

   NYCB's principal executive offices are located at 615 Merrick Avenue, Westbury, New York 11590 and its telephone number is (516) 683-4100.

   Additional information about New York Community Bancorp, Inc. and its subsidiaries is included in documents incorporated by reference in this prospectus. See "Where You Can Find More Information" on page 2 of this prospectus.

                                   THE TRUST

   The trust is a statutory trust formed under Delaware law pursuant to a declaration of trust, the "initial declaration," and an amended and restated declaration of trust, the "declaration," executed by NYCB, as sponsor for the trust, and the NYCB capital trustees, as defined below, for the trust, and the filing of a certificate of trust with the Delaware Secretary of State.

   The trust exists for the exclusive purposes of:

    . issuing the preferred securities and common securities representing undivided beneficial interests in the assets of the trust;

    . investing the gross proceeds of the preferred securities and the common securities, together the "trust securities," in junior subordinated debentures issued by NYCB; and

    . engaging in only those other activities necessary or incidental to the activities described in the previous two bullets.

   All of the common securities will be directly or indirectly owned by NYCB. The common securities of the trust will rank equally, and payments will be made pro rata, with the preferred securities of other similar trusts, except that upon an event of default under the declaration (as defined below), the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. NYCB will, directly or indirectly, purchase common securities of the trust in an aggregate liquidation amount equal to at least 3% of the total capital of the trust.

   The trust's business and affairs will be conducted by the trustees, the "NYCB capital trustees." Unless an event of default has occurred and is continuing, as a direct or indirect holder of all the common securities, NYCB will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the NYCB capital trustees of the trust. The duties and obligations of the NYCB capital trustees will be governed by the declaration of the trust. One or more of the NYCB capital trustees for the trust will be persons who are employees or officers of or persons affiliated with NYCB, the "administrative trustees." One NYCB capital trustee of the trust will be a financial institution which will be unaffiliated with NYCB and which will act as property trustee under the declaration and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended, the "Trust Indenture Act," pursuant to the terms set forth in a prospectus supplement. In addition, one NYCB capital trustee of the trust will have its principal place of business or reside in the State of Delaware.

   The trust has a term of approximately 40 years, but may dissolve earlier as provided in the applicable declaration.

   NYCB will pay all fees and expenses related to the trust and the offering of trust securities.

   The office of the Delaware trustee for the trust in Delaware, and such trustee's principal place of business, is Wilmington Trust Company, Attention:
Corporate Trust Administration, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The principal place of business of the trust will be c/o New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590.

               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

   NYCB's consolidated ratios of earnings to fixed charges were as follows for the period presented:

                                       Three Months
                                      Ended March 31, Year Ended December 31,
                                      --------------- ------------------------
                                           2002       2001 2000 1999 1998 1997
                                      --------------- ---- ---- ---- ---- ----
  Ratio of Earnings to Fixed Charges:
  Excluding Interest on Deposits.....      3.28       3.25 1.90 2.72 3.10 4.43
  Including Interest on Deposits.....      2.15       1.80 1.44 1.70 1.68 1.68

--------
   For the purpose of computing the ratio of earnings to fixed charges, "earnings" consist of income before income taxes and extraordinary item plus fixed charges, excluding capitalized interest. "Fixed charges" consist of interest on short-term and long-term debt, including interest related to capitalized leases and capitalized interest, and one-third of rent expense, which approximates the interest component of that expense. In addition, where indicated, fixed charges include interest on deposits.

                                USE OF PROCEEDS

   The trust will use the proceeds of the sale of the trust securities to acquire junior subordinated debentures from NYCB. NYCB intends to use the net proceeds from the sale of the junior subordinated debentures for general corporate purposes unless otherwise indicated in the prospectus supplement. NYCB's general corporate purposes may include repurchasing its outstanding common stock, financing possible acquisitions of branches or other financial institutions or financial service companies, extending credit to, or funding investments in, its subsidiaries and repaying, reducing or refinancing indebtedness. The precise amounts and the timing of NYCB's use of the net proceeds will depend upon market conditions, its subsidiaries' funding requirements, the availability of other funds and other factors. Until NYCB uses the net proceeds for general corporate purposes, it will use the net proceeds to reduce its indebtedness or for temporary investments. NYCB expects that it will, on a recurrent basis, engage in additional financings as the need arises to finance its corporate strategies, to fund its subsidiaries, to finance acquisitions or otherwise.

                          REGULATION AND SUPERVISION

   Our principal subsidiary, New York Community Bank, is a New York State-chartered savings bank and is subject to regulation and supervision by the NYSBD, its chartering agency, and by the FDIC. As the holding company for New York Community Bank, NYCB is a bank holding company subject to regulation and supervision by the FRB.

   Because we are a holding company, our rights and the rights of our creditors, including the holders of the securities we are offering under this prospectus, to participate in the assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

   In addition, dividends, loans and advances from New York Community Bank are restricted by federal and state statutes and regulations. Under applicable banking statutes, at March 31, 2002, the Bank could have declared additional dividends of approximately $195.1 million without further regulatory approval. The FDIC, the FRB and the NYSBD also have the authority to limit further the Bank's payment of dividends based on other factors, such as the maintenance of adequate capital for such subsidiary bank.

   In addition, there are various statutory and regulatory limitations on the extent to which New York Community Bank can finance or otherwise transfer funds to us or to our nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. These general extensions of credit by New York Community Bank to us or a nonbanking subsidiary are limited in amount to 10% of its capital and surplus and, with respect to us and all such nonbanking subsidiaries, to an aggregate of 20% of its capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions consistent with safe and sound banking practices.

   For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2001 and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the deposit insurance funds that insure deposits of banks, rather than for the protection of security holders. A change in the statutes, regulations or regulatory policies applicable to us or our subsidiaries may have a material effect on our business.

   Changes to the laws and regulations can affect the operating environment of bank holding companies and their subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether those changes in laws and regulations will occur, and, if those changes occur, the ultimate effect they would have upon our or our subsidiaries' financial condition or results of operations.

                             DESCRIPTION OF UNITS

   We may issue units comprised of a warrant to purchase common stock and a preferred security. The warrants and preferred securities that comprise the units are further described in "Description of Warrants" and "Description of the Preferred Securities." Units will be issued under a unit agreement with a unit agent designated in the appropriate prospectus supplement. The following summary of the provisions of the unit agreement is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the unit agreement. The unit agreement will be filed as an exhibit to or incorporated by reference in the registration statement. We urge you to read the unit agreement and the form of the unit, and the warrant agreement (including the definitions of terms) because they, and not this description, define the rights of holders of the units.

   If units are offered, the appropriate prospectus supplement will describe the terms of the units, including the following:

  . all terms of the units and of the warrants and preferred securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately, distributions to which unitholders will be entitled and circumstances under which distributions will be paid;

  .   effects of a change in control of NYCB on the unitholders;

  . a description of the terms of any agreement to be entered into between us and a bank or trust company as unit agent governing the units; and

  . a description of the provisions for the payment, settlement, transfer or exchange of the units.

   We and the unit agent may amend the terms of the unit agreement without the consent of the unitholders for the purpose of curing any ambiguity or correcting or supplementing any inconsistent provision therein or in any other manner we deem necessary or desirable and which will not adversely affect the interests of the affected holders. In addition, the unit agreement will contain provisions permitting us and the unit agent, with the consent of the holders of a majority of the outstanding units to modify the rights of the unitholders and the terms of the unit agreement, except that no modification may, without the consent of the holder of each outstanding unit affected thereby:

  .   materially adversely affect the holders' rights under any unit; or

  . reduce the aforesaid percentage of outstanding units the consent of holders of which is required for the modification or amendment of the provisions of the unit agreement.

                            DESCRIPTION OF WARRANTS

   We may issue units comprised of a warrant and a preferred security. The warrant to be issued in connection with the units will be convertible into shares of NYCB common stock. The warrant and the related preferred security may be separated and traded separately from each other. Warrants will be issued under a warrant agreement with a warrant agent designated in the appropriate prospectus supplement. The following summary of the provisions of the warrant agreement and form of warrant is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the warrant agreement and the form of warrant. The warrant agreement and the form of warrant will be filed as exhibits to or incorporated by reference in the registration statement. We urge you to read the warrant agreement, including the form of the warrant (including the definitions of terms) because they, and not this description, define the rights of holders of the warrants (including as a component of the units).

   If units are offered, the prospectus supplement relating to the units will describe the terms of the warrants offered in connection with the units and the warrant agreement relating to the warrant, including the following:

  .   the offering price;

  . the number of shares of common stock purchasable upon exercise of the warrant and the price at which such number of shares of common stock may be purchased upon such exercise;

  . if applicable, the designation and terms of the series of common stock with which such warrants are being offered and the number of such warrants being offered with each share of common stock;

  . the dates on which the right to exercise such warrants shall commence and expire;

  .   any applicable anti-dilution provisions;

  .   any applicable redemption or call provisions;

  .   the circumstances under which the warrant exercise price may be adjusted;

  .   the terms of the preferred security with which the warrant is issued;

  . the extent to which the warrant and the related preferred security will be separately transferable;

  .   if applicable, a discussion of certain Federal income tax consequences;

  . whether the warrant or related preferred security will be listed on any securities exchange;

  .   the warrant agent; and

  .   any other terms of such warrants.

   Warrants will be offered and exercisable for U.S. dollars only and will be in registered form only.

Exercise of Warrants

   Each warrant will entitle the holder thereof to purchase such shares of common stock at the exercise price set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended, unexercised warrants will become void.

   Warrants may be exercised by delivering to the warrant agent the warrant certificate and payment as provided in the applicable prospectus supplement of the amount required to purchase such shares of common stock. The date on which such warrant certificate and payment are received by the warrant agent shall be the date on which the warrant is exercised and common stock issued. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

Modification

   We and the warrant agent may amend the terms of any warrant agreement and the warrants without the consent of the holders for the purpose of curing any ambiguity or correcting any inconsistent provision therein or in any other manner we deem necessary or desirable and which will not adversely affect the interests of the holders in any respect. In addition, we may amend the warrant agreement and the terms of the warrants with the consent of the owners of a majority of the outstanding unexercised warrants affected. However, any modification to the warrants cannot change the exercise price, reduce the amounts receivable upon exercise, cancellation or expiration, shorten the time period during which the warrants may be exercised or otherwise materially and adversely affect the rights of the owners of the warrants or reduce the percentage of outstanding warrants required to modify or amend the warrant agreement or the terms of the warrants, without the consent of the affected owners.

Enforceability of Rights of Warrantholders; Governing Law

   The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the warrants. Any record holder or beneficial owner of a warrant may, without anyone else's consent, enforce by appropriate legal action, on its own behalf, its right to exercise the warrant in the manner provided therein or in the warrant agreement. A warrantholder will not be entitled to any of the rights of a holder of the common stock or other securities purchasable upon the exercise of the warrant before exercising the warrant.

Unsecured Obligations

   The warrants are our unsecured contractual obligations and will rank equally with all of our other unsecured contractual obligations and our unsecured and unsubordinated debt. Since most of our assets are owned by our subsidiaries, our rights and the rights of our creditors, including warrantholders, to participate in the distribution or recapitalization will be subject to the prior claim of that subsidiary's creditors.

                          DESCRIPTION OF COMMON STOCK

Company

   NYCB, which is incorporated under the General Corporation Law of the State of Delaware, is authorized to issue 150,000,000 shares of its common stock, $0.01 par value, of which 102,182,204 shares were issued and outstanding as of March 31, 2002. NYCB's board of directors may at any time, without additional approval of the holders of common stock, issue additional authorized but previously unissued shares of common stock.

Voting Rights

   The holders of common stock are entitled to one vote per share on all matters presented to shareholders. Holders of common stock are not entitled to cumulate their votes in the election of directors.

No Preemptive or Conversion Rights

   The holders of common stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by NYCB before such securities are offered to others. The absence of preemptive rights increases NYCB's flexibility to issue additional shares of common stock in connection with NYCB's acquisitions, employee benefit plans and for other purposes, without affording the holders of common stock a right to subscribe for their proportionate share of those additional securities. The holders of common stock are not entitled to any redemption privileges, sinking fund privileges or conversion rights.

Dividends

   Holders of common stock are entitled to receive dividends ratably when, as and if declared by NYCB's board of directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. Under Delaware Law, NYCB may pay dividends out of surplus or net profits for the fiscal year in which declared and/or for the preceding fiscal year, even if its surplus accounts are in a deficit position. Dividends paid by its subsidiary Bank are the primary source of funds available to NYCB for payment of dividends to its stockholders and for other needs. NYCB's board of directors intends to maintain its present policy of paying regular quarterly cash dividends. The declaration and amount of future dividends will depend on circumstances existing at the time, including NYCB's earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as NYCB's board of directors deems relevant. See "Regulation and Supervision."

   NYCB's principal assets and sources of income consist of investments in its operating subsidiaries, which are separate and distinct legal entities.

Liquidation

   Upon liquidation, dissolution or the winding up of the affairs of NYCB, holders of common stock are entitled to receive their pro rata portion of the remaining assets of NYCB after the holders of NYCB's preferred stock have been paid in full any sums to which they may be entitled.

Certain Charter and Bylaw Provisions Affecting Stock

   NYCB's Certificate of Incorporation and Bylaws contain several provisions that may make NYCB a less attractive target for an acquisition of control by anyone who does not have the support of NYCB's board of directors. Such provisions include, among other things, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered board of directors, and the limitation that stockholders actions without a meeting may only be taken by unanimous written stockholder consent. The foregoing is qualified in its entirely by reference to NYCB's Certificate of Incorporation, as amended, and Bylaws both of which are on file with the SEC.

Restrictions on Ownership

   The Bank Holding Company Act of 1956, "the BHC Act," generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of NYCB. "Control" is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the FRB before acquiring 5% or more of the voting stock of NYCB. In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the FRB has been notified and has not objected to the transaction. Under a rebuttable presumption established by the FRB, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as NYCB, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.

NYCB Stockholder Protection Rights Agreement

   The following is a description of the rights issued under the NYCB stockholder protection rights agreement, as amended. This description is subject to, and is qualified in its entirety by reference to, the text of the rights agreement. A description of the rights agreement specifying the terms of the rights has been included in reports filed by NYCB under the Securities Exchange Act. See "Where You Can Find More Information" on page 2.

   Each issued share of NYCB common stock has attached to it one right issued pursuant to a Stockholder Protection Rights Agreement, dated as of January 16, 1996 and amended on March 27, 2001, between NYCB and Mellon Investor Services L.L.C., as rights agent. Each right entitles its holder to purchase one one-hundredth of a share of participating preferred stock of NYCB at an exercise price of $120, subject to adjustment, after the separation time, which means after the close of business on the earlier of the tenth business day after commencement of a tender or exchange offer that, if consummated, would result in the offeror becoming an "acquiring person," which is defined in the rights agreement as a person beneficially owning 10% or more of the outstanding shares of NYCB common stock; and

the tenth business day after the first date of public announcement that a person has become an acquiring person, which is also called the flip-in date.

   The rights are not exercisable until the business day following the separation time. The rights expire on the earlier of:

    .  the close of business on January 16, 2006;

    .  redemption, as described below;

    .  an exchange for common stock, as described below; or

    . the merger of NYCB into another corporation pursuant to an agreement entered into prior to a flip-in date.

   The NYCB board of directors may, at any time prior to the occurrence of a flip-in date, redeem all the rights at a price of $0.01 per right.

   If a flip-in date occurs, each right, other than those held by the acquiring person or any affiliate or associate of the acquiring person or by any transferees of any of these persons, will constitute the right to purchase shares of NYCB common stock having an aggregate market price equal to $240 in cash, subject to adjustment. In addition, the NYCB board of directors may, at any time between a flip-in date and the time that an acquiring person becomes the beneficial owner of more than 50% of the outstanding shares of NYCB common stock, elect to exchange the rights for shares of NYCB common stock at an exchange ratio of one share of NYCB common stock per right.

   Under the rights agreement, after a flip-in date occurs, NYCB may not consolidate or merge, or engage in other similar transactions, with an acquiring person without entering into a supplemental agreement with the acquiring person providing that, upon consummation or occurrence of the transaction, each right shall thereafter constitute the right to purchase common stock of the acquiring person having an aggregate market price equal to $240 in cash, subject to adjustment.

   These rights may not prevent a takeover of NYCB. The rights, however, may have antitakeover effects. The rights may cause substantial dilution to a person or group that acquires 10% or more of the outstanding NYCB common stock unless the rights are first redeemed by the NYCB board of directors.

   On March 27, 2001, NYCB and Mellon amended the rights agreement to substantially prevent the merger agreement with Richmond County, the stock option agreements, and the merger with Richmond County from triggering the provisions of the rights agreement.

                    DESCRIPTION OF THE PREFERRED SECURITIES

   The preferred securities, which form a part of the units and which, under certain circumstances, will trade separately from the warrants also forming a part of the units, will be issued pursuant to the declaration (as defined below). The trust may issue only one series of preferred securities having terms described in the accompanying prospectus supplement. The series of preferred securities will be issued pursuant to the terms of an amended and restated declaration of trust, a "declaration." The declaration will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as trustee under the declaration for purposes of compliance with the provisions of the Trust Indenture Act.

   The preferred securities will have those terms, including distribution, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as will be set forth in the declaration or made part of the declaration by the Trust Indenture Act. The terms of the preferred securities will mirror the terms of the junior subordinated debentures of NYCB in which the trust invests the proceeds from the sale of preferred securities. The terms of the preferred securities and the junior subordinated debentures are described in the accompanying prospectus supplement and may include:

    .  the distinctive designation of the preferred securities;

    .  the number of preferred securities issuable by the trust;

    . the right of the unitholders to have the preferred securities in certain circumstances remarketed;

    . the annual distribution rate, or method of determining that rate (including the adjustment that would occur upon remarketing), for preferred securities and the date or dates upon which those distributions will be payable;

    . whether distributions on preferred securities will be cumulative, and, if so, the date or dates or method of determining the date or dates from which distributions on preferred securities will be cumulative;

    .  when a remarketing event will occur;

    .  when a failed remarketing has occurred;

    . the amount or amounts which will be paid out of the assets of the trust to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of that trust;

    . the obligation, if any, of the trust to purchase (including when the unit holder exercises its warrants or when a change of control occurs) or redeem preferred securities issued by that trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, preferred securities issued by that trust will be purchased or redeemed, in whole or in part, pursuant to that obligation;

    . the voting rights, if any, of holders of preferred securities in addition to those required by law or described in this prospectus supplement, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities, as a condition to specified action or amendments to the declaration of the trust;

    . the terms and conditions, if any, upon which NYCB can redeem the junior subordinated debentures prior to the first optional redemption date, if any;

    . the terms and conditions, if any, upon which the junior subordinated debentures owned by the trust may be distributed to holders of preferred securities;

    . if applicable, any securities exchange upon which the preferred securities will be listed; and

    . any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities not inconsistent with the declaration or with applicable law.

   All preferred securities will be guaranteed by NYCB to the extent set forth below under "Description of the Preferred Securities Guarantees."

   Certain United States federal income tax considerations applicable to any offering of preferred securities will be described in the prospectus supplement relating to the offering.

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Deferral of Distributions of Preferred Securities

   So long as NYCB is not in default of interest on the junior subordinated debentures, and so long as a failed remarketing has not occurred. NYCB may, on one or more occasions, defer payments of interest on the junior subordinated debentures as described under "Description of Junior Subordinated Debentures--Deferral of Distributions of Purchased Securities." In the event NYCB elects to defer interest payments on any series of its junior subordinated debentures, the trust will also defer distributions on its preferred securities. During this deferral period, distributions will continue to accrue at the rate specified in the prospectus supplement. If NYCB elects to defer interest payments on the junior subordinated debentures, it will be restricted from making payments on its capital stock and other capital instruments as described in the prospectus supplement.

Voting Rights

   Except as described in this prospectus, under the Delaware Statutory Trust Act, the Trust Indenture Act, under "Description of the Preferred Securities Guarantee--Modification of the Preferred Securities Guarantees; Assignment" in this prospectus, and under any prospectus supplement relating to the issuance of a series of preferred securities, and as otherwise required by law and the declarations, the holders of the preferred securities will have no voting rights.

   The holders of a majority in aggregate liquidation amount of the preferred securities have the right to direct any proceeding for any remedy available to the property trustee so long as the property trustee receives the tax opinion discussed below. The holders also have the right to direct the property trustee under the declaration to:

   (1) direct any proceeding for any remedy available to the trustee of the indenture under which the junior subordinated debentures will be issued and purchased by the trust, or exercising any trust or power conferred on the debenture trustee;

   (2) waive any past indenture event of default that is waivable under the indenture; and

   (3) consent to any amendment, modification or termination where that consent is required.

   If there is an event of default on the preferred securities, and that default is a result of a payment default under the junior subordinated debentures, the holders of the preferred securities may also sue NYCB directly, a "direct action," to enforce payment of the principal of, or interest on, the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder on or after the due date specified in the junior subordinated debentures.

   Where a consent or action under the indenture would require the consent or act of holders of more than a majority in principal amount of the junior subordinated debentures, called a "super majority," then only a super majority may direct the property trustee to give that consent or take that action. Where a consent or action under the indenture would require the consent or act of individual holders of the junior subordinated debentures, then only those individual holders may direct the property trustee to give that consent or take that action. If the property trustee fails to enforce its rights under the junior subordinated debentures, to the fullest extend permitted by law, any record holder of preferred securities may directly sue NYCB to enforce the property trustee' rights under the junior subordinated debentures. The record holder does not have to sue the property trustee or any other person or entity before enforcing his or her rights.

   The property trustee is required to notify all holders of the preferred securities of any notice of default received from the indenture trustee. The notice is required to state that the event of default also constitutes a declaration event of default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the property trustee, the property trustee will not take any of the actions described in clauses (1), (2) or (3) above unless the property trustee receives an opinion of a nationally recognized independent tax counsel stating that, as a result of that action, the trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

   If the consent of the property trustee is required under the indenture for any amendment, modification or termination of the indenture, the property trustee is required to request the written direction of the holders of the trust securities. In that case, the property trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the indenture would require the consent of a super majority or an individual holder, however, the property trustee may only give that consent at the direction of the holders of the same super majority of the holders of the trust securities or that individual holder, as applicable. The property trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the property trustee has obtained a tax opinion to the effect described above.

   A waiver of an indenture event of default by the property trustee at the direction of the holders of the preferred securities will constitute a waiver of the corresponding declaration event of default.

   Holders of the preferred securities may give any required approval or direction at a separate meeting of holders of preferred securities convened for that purpose, at a meeting of all of the holders of trust securities or by written consent. The administrative trustee will mail to each holder of record of preferred securities a notice of any meeting at which those holders are entitled to vote, or of any matter upon which action by written consent of those holders is to be taken. Each such notice will include a statement setting forth the following information:

    .  the date of the meeting or the date by which the action is to be taken;

    . a description of any resolution proposed for adoption at the meeting on which those holders are entitled to vote or of the matter upon which written consent is sought; and

    .  instructions for the delivery of proxies or consents.

   No vote or consent of the holders of preferred securities will be required for the trust to redeem and cancel preferred securities or distribute junior subordinated debentures in accordance with the declaration.

   Despite the fact that holders of preferred securities are entitled to vote or consent under the circumstances described above, any of the preferred securities that are owned at the time by NYCB or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, NYCB, will not be entitled to vote or consent. Instead, these preferred securities will be treated as if they were not outstanding.

   Holders of the preferred securities generally will have no rights to appoint or remove the NYCB capital trustees. Instead, the trustees may be appointed, removed or replaced solely by NYCB as the indirect or direct holder of all of the common securities.

Common Securities

   In connection with the issuance of preferred securities, the trust will issue one series of common securities having the terms (including distributions, redemption, voting, liquidation rights or such restrictions) as will be set forth in the prospectus supplement. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the preferred securities, except that, upon an event of default, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless an event of default has occurred and is continuing, the common securities carry the right to vote and to appoint, remove or replace any of the NYCB capital trustees. All of the common securities of the trust will be directly or indirectly owned by NYCB.

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               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

   Set forth below is a summary of information concerning the preferred securities guarantee which will be executed and delivered by NYCB for the benefit of the holders from time to time of preferred securities. The preferred securities guarantee will be qualified as an indenture under the Trust
Indenture Act. Wilmington Trust Company will act as the guarantee trustee for purposes of the Trust Indenture Act. The terms of the preferred securities guarantee will be those set forth in the preferred securities guarantee and those made part of the preferred securities guarantee by the Trust Indenture Act. The summary of the material terms of the preferred securities guarantee is not intended to be complete and is qualified in all respects by the provisions of the form of preferred securities guarantee which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. The preferred securities guarantee will be held by the guarantee trustee for the benefit of the holders of the preferred securities of the trust.

General

   NYCB will irrevocably and unconditionally agree, to the extent set forth in the preferred securities guarantee, to pay in full to the holders of the preferred securities, the guarantee payments, as defined below, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, other than the defense of payment. The following payments, which are referred to as "guarantee payments," will be guaranteed by NYCB, without duplication:

    . any accrued and unpaid distributions that are required to be paid on the preferred securities, to the extent the trust has funds available for distributions;

    . the redemption price, plus all accrued and unpaid distributions, to the extent the trust has funds available for redemptions, relating to any preferred securities called for redemption by the trust; and

    . upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of preferred securities or the redemption of all of the preferred securities, the lesser of:

      (1) the aggregate accreted value of the preferred securities and all accrued and unpaid distributions on the preferred securities to the date of payment; or

      (2) the amount of assets of the trust remaining for distribution to holders of the preferred securities in liquidation of the trust.

    . NYCB's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by NYCB to the holders of preferred securities or by causing the trust to pay those amounts to those holders.

    . The preferred securities guarantee will not apply to any payment of distributions, except to the extent the trust will have funds available for those payments. If NYCB does not make interest payments on the junior subordinated debentures held by the trust for any period, the trust will not pay distributions on the preferred securities for the corresponding period and will not have funds available for those payments.

    . The preferred securities guarantee, when taken together with NYCB's obligations under the junior subordinated debenture, the indenture and the declaration, including its obligations to pay costs, expenses, debts and liabilities of the trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis by NYCB of payments due on the preferred securities.

    . NYCB has also agreed separately to irrevocably and unconditionally guarantee the obligations of the trust with respect to the common securities to the same extent as the preferred securities guarantee, except that upon an event of default under the indenture, holders of preferred securities will have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

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

Certain Covenants of NYCB

   NYCB will agree that, so long as any preferred securities of the trust remain outstanding, if any event occurs that would constitute an event of default under the preferred securities guarantee or the indenture, or if NYCB has exercised its option to defer interest payments on the junior subordinated debentures by extending the interest payment period and that period or extension of that period is continuing, then:

    . NYCB will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto and will not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities issued by NYCB which rank equally with or junior to the junior subordinated debentures other than:

    . repurchases, redemptions or other acquisitions of shares of capital stock of NYCB in connection with any employee benefit plans or any other contractual obligation of NYCB;

    . as a result of an exchange or conversion of any class or series of NYCB's capital stock for any other class or series of NYCB's capital stock; or

    . the purchase of fractional interests in shares of NYCB's capital stock pursuant to the conversion or exchange provisions of that NYCB capital stock or the security being converted or exchanged.

Modification of the Preferred Securities Guarantee; Assignment

   The preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of preferred securities in any material respect. All guarantees and agreements contained in the preferred securities guarantee will bind the successors, assignees, receivers, trustees and representatives of NYCB and will be for the benefit of the holders of the preferred securities then outstanding.

Termination

   The preferred securities guarantee will terminate upon:

    .  full payment of the redemption price of all preferred securities;

    . distribution of the junior subordinated debentures to the holders of the trust securities; or

    . full payment of the amount payable in accordance with the declaration upon liquidation of the trust.

   The preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder or preferred securities must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Events of Default

   An event of default under the preferred securities guarantee will occur upon the failure of NYCB to perform any of its payment or other obligations under the preferred securities guarantee.

   The holders of a majority in liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the preferred securities guarantee. Any holder of preferred securities may institute a legal proceeding directly against NYCB to enforce the guarantee trustee's rights and the obligations of NYCB under the preferred securities guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

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

Status of the Preferred Securities Guarantee

   Unless otherwise specified in the prospectus supplement, the preferred securities guarantee will constitute an unsecured obligation of NYCB and will rank:

.. subordinate and junior in right of payment to all other liabilities of NYCB, except those made equal or subordinate by their terms;

.. equally with the most senior preferred or preference stock now or hereafter issued by NYCB and with any guarantee now or hereafter entered into by NYCB in respect of any preferred or preference stock of any affiliate of NYCB; and

..  senior to NYCB common stock.

   The terms of the preferred securities provide that each holder of preferred securities by acceptance of those securities agrees to the subordination provisions and other terms of the preferred securities guarantee.

   The preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity.

Information Concerning the Guarantee Trustee

   Prior to the occurrence of a default relating to the preferred securities guarantee, the guarantee trustee undertakes to perform only those duties as are specifically set forth in the preferred securities guarantee. After default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the preferred securities guarantee at the request of any holder of preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

Governing Law

   The preferred securities guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

   NYCB may issue junior subordinated debentures from time to time in one or more series under an indenture, between NYCB and Wilmington Trust Company, as trustee, the "debenture trustee," as supplemented by a supplemental indenture or a resolution of NYCB's board of directors or a special committee appointed by the board of directors. The indenture, as supplemented by the supplemental indenture, is called the "indenture." The terms of the junior subordinated debentures will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

   Set forth below is a description of the general terms of the junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of the trust securities. The particular terms of the junior subordinated debentures will be described in the prospectus supplement relating to the preferred securities being offered. The following description is not intended to be complete and is qualified by the indenture, the form of which is filed as an exhibit to the registration statement which contains this prospectus, and by the Trust Indenture Act.

General

   The junior subordinated debentures will be unsecured debt of NYCB. The junior subordinated debentures will be fully subordinated as described in the accompanying prospectus supplement under "Description of the Junior Subordinated Debentures--Subordination." The indenture does not limit the aggregate principal amount of junior subordinated debentures which may be issued and provides that the junior subordinated debentures may be issued from time to time in one or more series.

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

   The prospectus supplement relating to the particular junior subordinated debentures being offered will describe the terms of those securities, which may include:

    .  the designation of the junior subordinated debentures;

    .  the aggregate principal amount of the junior subordinated debentures;

    . the percentage of their principal amount at which the junior subordinated debentures will be issued;

    . the date or dates on which the junior subordinated debentures will mature and the right, if any, to shorten or extend the maturity date or dates;

    . the rate or rates, if any, per annum, at which the junior subordinated debentures will bear interest, or the method of determination of the interest rate or rates (including the adjustment that would occur upon remarketing of the preferred securities);

    . the date or dates from which interest will accrue and the interest payment and record dates;

    . any right to extend the interest payment periods and the duration of that extension;

    . any provisions for redemption or purchase of the junior-subordinated debentures (including when, as described in the declaration, the unit holder exercises its warrants or when a change of control occurs); and

    .  any other specific terms of the junior subordinated debentures.

   If the junior subordinated debentures will be denominated in a currency or currency unit other than United States dollars, the prospectus supplement will also specify the denomination in which the junior subordinated debentures will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, which may be United States dollars based upon the exchange rate for that other currency or currency unit existing on or about the time a payment is due.

Additional Interest

   If, at any time, the trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then NYCB will be required to pay additional interest on the junior subordinated debentures. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay those taxes, duties, assessments or other charges.

Form, Exchange, Registration, Transfer and Payment

   Unless otherwise indicated in the applicable prospectus supplement, NYCB will issue the junior subordinated debentures in registered form only, without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the junior subordinated debentures. However, NYCB or the debenture trustee may require a holder to pay an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

   NYCB will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the indenture and the prospectus supplement. However, at NYCB's option, it may pay any interest by check mailed to the registered holders of junior subordinated debentures at their registered addresses.

Global Junior Subordinated Debentures

   The indenture provides that NYCB may issue junior subordinated debentures in global form. The applicable prospectus supplement will describe any circumstances under which beneficial owners of interests in any global junior subordinated debentures may exchange their interest for junior subordinated debentures of that series and of like tenor and principal amount in any authorized form and denomination.

Subordination

   The junior subordinated debentures will be subordinated and junior in right of payment to other indebtedness of NYCB as described in the prospectus supplement.

Certain Covenants of NYCB

   If junior subordinated debentures are issued to a trust or a trustee of a trust in connection with the issuance of trust securities and:

    .  an event of default has occurred and is continuing;

    . NYCB has given notice of its election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and that period, or any extension of that period, is continuing;

   then

    . NYCB will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any payment with respect to any guarantee by NYCB of the debt securities of any subsidiary of NYCB if such guarantee ranks on a parity with or junior in interest to the junior subordinated debentures and will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by NYCB which rank equally with or junior to the junior subordinated debentures other than:

   (1) repurchases, or acquisitions of shares of capital stock of NYCB in connection with any employee benefit plans or any other contractual obligation of NYCB; or

   (2) dividends or distributions in capital stock (or rights to acquire capital stock) of NYCB; or

   (3) payments under the preferred securities guarantee;

   (4) any declarations of a dividend in connection with the implementation of a shareholders' rights plan, or the issuances of stock under any such plan in the future, or redemptions or repurchases of any rights pursuant to a rights agreement; and

   (5) repurchases of capital stock of NYCB in connection with the satisfaction by NYCB of its obligations pursuant to any acquisition of business made by NYCB (which repurchases are made in connection with the satisfaction of indemnification obligations of the seller of such businesses).

   So long as the junior subordinated debentures remain outstanding, NYCB will covenant to:

    . directly or indirectly maintain 100% ownership of the common securities of the trust, unless a permitted successor of NYCB succeeds to its ownership of the common securities;

    .  use its reasonable efforts to cause the trust to:

   (1) remain a statutory trust, except in connection with the distribution of junior subordinated debentures to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities of the trust, or mergers, consolidations or amalgamations, each as permitted by the declaration; and

   (2) otherwise continue to be classified as a grantor trust for United States federal income tax purposes; and

    . use its reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the junior subordinated debentures.

Consolidation, Mergers and Sales of Assets

   Unless otherwise indicated in the prospectus supplement, NYCB may consolidate or merge with or into any other corporation, and may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

    . the resulting corporation, if other than NYCB, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations to:

   (1) pay or deliver the principal or maturity consideration of, and any premium, or interest on, the junior subordinated debentures; and

   (2) perform and observe all of our other obligations under the indenture, and

    . neither NYCB nor any successor corporation, as the case may be, is, immediately after any consolidation or merger, in default under the indenture.

   The indenture does not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indenture does not contain any provision which would protect the holders of the junior subordinated debentures against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Events of Default, Waiver and Notice

   The indenture provides that the following are events of default relating to the junior subordinated debentures:

    . default in the payment of the principal of, or premium, if any, on, any junior subordinated debenture when due;

    . default in the payment of any interest on any junior subordinated debenture when due, which continues for 30 days; provided, however, a valid extension of an interest payment by NYCB will not constitute an event of default;

    . default in the performance of any other covenant or obligation in respect of the junior subordinated debenture, which continues for 90 days after written notice; and

    . specified events of bankruptcy, insolvency or reorganization of NYCB or, with certain exceptions, the trust.

   If an indenture event of default occurs and is continuing, the debenture trustee or the holders of not less than 25% in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately.

   The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may annul the declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the debenture trustee. The majority holders may not waive a payment default on the junior subordinated debentures which has become due solely by acceleration.

   The holders of a majority in principal amount of the junior subordinated debentures of any series affected may direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee under the indenture or exercising any trust or power conferred on the debenture trustee with respect to that series, provided that any direction is not in conflict with any rule of law or the indenture. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

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

   The indenture requires the annual filing by NYCB with the debenture trustee of a certificate as to the absence of certain defaults under the indenture.

   The debenture trustee may withhold notice of any event of default from the holders of the junior subordinated debentures, except in the payment of principal, interest or premium, if the debenture trustee considers it in the interest of those holders to do so.

Distribution of the Junior Subordinated Debentures

   Under circumstances discussed more fully in the prospectus supplement involving the dissolution of the trust, after satisfaction of liabilities to creditors of the trust, junior subordinated debentures may be distributed to the holders of the trust securities in liquidation of that trust. See "Description of the Preferred Securities -- Distribution of the Junior Subordinated Debentures" in the accompanying prospectus supplement.

Modification of the Indenture

   Modifications and amendments to the indenture may be made by NYCB and the debenture trustee with the consent of the holders of a majority in aggregate principal amount of the junior subordinated debentures at the time outstanding. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debenture affected:

    .  modify the payment terms of the junior subordinated debentures; or

    . reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the indenture or waive compliance by NYCB with any covenant or past default.

   If the junior subordinated debentures are held by a trust or a trustee of a trust, the supplemental indenture will not be effective until the holders of 66 2/3% in aggregate stated liquidation amount of trust securities of that trust have consented to the supplemental indenture. However, if the consent of the holder of each outstanding junior subordinated debenture is required, the supplemental indenture will not be effective until each holder of the trust securities of that trust, has consented to the supplemental indenture.

   We and the debenture trustee may also amend and modify the indenture without the consent of any holder under certain circumstances described in the indenture.

Defeasance and Discharge

   The indenture provides that NYCB, at its option:

   (1) will be discharged from all obligations in respect of the junior subordinated debentures of a series, except for obligations to register the transfer or exchange of junior subordinated debentures, replace stolen, lost or mutilated junior subordinated debentures, maintain paying agencies and hold moneys for payment in trust; or

   (2) need not comply with specified restrictive covenants of the indenture; in each case if NYCB deposits, in trust, money or U.S. government obligations in an amount sufficient to pay all the principal of, and interest and premium, if any, on, the junior subordinated debentures when those payments are due.

   To exercise any such option, NYCB is required to deliver an opinion of counsel that:

    . the deposit and related defeasance would not cause the holders of the junior subordinated debentures of that series to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of a discharge pursuant to clause (1) above, the opinion will be accompanied by a private letter ruling to that effect received by NYCB from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service; and

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    .  if listed on any national securities exchange, the junior subordinated debentures would not be delisted from that exchange as a result of the exercise of the defeasance option.

Governing Law

   The indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the laws of the State of New York.

The Debenture Trustee

   The occurrence of any default under either of the indenture or the senior or subordinated indentures between NYCB and the debenture trustee relating to NYCB's senior and subordinated debt securities, which may also be issued under this registration statement, could create a conflicting interest for the debenture trustee under the Trust Indenture Act. If that default has not been cured or waived within 90 days after the debenture trustee has acquired a conflicting interest, the debenture trustee would generally be required by the Trust Indenture Act to eliminate the conflicting interest or resign as trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture or with respect to the junior subordinated debentures issued under the indenture. If the debenture trustee resigns, NYCB is required to promptly appoint a successor trustee with respect to the affected securities.

   The Trust Indenture Act also imposes certain limitations on the right of the debenture trustee, as a creditor of NYCB, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any cash claim or otherwise. The debenture trustee will be permitted to engage in other transactions with NYCB, provided that if it acquires a conflicting interest within the meaning of section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign.

              EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED
              DEBENTURES AND THE PREFERRED SECURITIES GUARANTEES

   As set forth in the declaration, the sole purposes of the trust are to issue the trust securities and to invest the proceeds from that issuance and sale in the junior subordinated debentures.

   As long as payments of interest and other payments are made by NYCB when due on the junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

    . the aggregate principal amount of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

    . the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;

    . under the indenture, NYCB will pay, and the trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trust, other than those relating to the trust securities; and

    . the declaration further provides that the NYCB trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.

   Payments of distributions, to the extent there are available funds, and other payments due on the preferred securities, to the extent there are available funds, are guaranteed by NYCB to the extent described in this prospectus. If NYCB does not make interest payments on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions on the preferred securities. Each preferred securities guarantee is a subordinated guarantee in relation to the preferred securities. The preferred securities guarantee does not apply to any payment or distributions unless the trust has sufficient funds for the payment of those distributions. See "Description of the Preferred Securities Guarantees."

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

   The preferred securities guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that NYCB has made a payment of interest or principal or other payments on the junior subordinated debentures. The preferred securities guarantee, when taken together with NYCB's obligations under the junior subordinated debentures and the indenture and its obligations under the declaration, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the preferred securities.

   If NYCB fails to make interest or other payments on the junior subordinated debentures when due, taking account of any extension period, the declaration allows the holders of the preferred securities to direct the property trustee to enforce its rights under the junior subordinated debentures. If the property trustee fails to enforce these rights, to the fullest extent permitted by law, any holder of preferred securities may directly sue NYCB to enforce these rights without first suing the property trustee or any other person or entity. See "Description of the Preferred Securities--Book Entry Only Issuance--The Depository Trust Company" and "--Voting Rights" in the accompanying prospectus supplement.

   A holder of preferred securities may institute a direct action if a declaration event of default has occurred and is continuing and that event is attributable to the failure of NYCB to pay interest or principal on the junior subordinated debentures on the date the interest or principal is otherwise payable. A direct action may be brought without first (1) directing the property trustee to enforce the terms of the junior subordinated debentures or
(2) suing NYCB to enforce the property trustee's rights under the junior subordinated debentures. In connection with that direct action, NYCB will be subrogated to the rights of the holder of preferred securities under the declaration to the extent of any payment made by NYCB to that holder of preferred securities. Consequently, NYCB will be entitled to payment of amounts that a holder of preferred securities receives in respect of an unpaid distribution to the extent that the holder receives or has already received full payment relating to that unpaid distribution from a trust.

   NYCB acknowledges that the guarantee trustee will enforce the preferred securities guarantee on behalf of the holders of the preferred securities. If NYCB fails to make payments under the preferred securities guarantee, the preferred securities guarantee allows the holders of the preferred securities to direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the preferred securities guarantee, any holder of preferred securities may directly sue NYCB to enforce the guarantee trustee's rights under the preferred securities guarantee. The holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of preferred securities may also directly sue NYCB to enforce the holder's right to receive payment under the preferred securities guarantee. The holder need not first (1) direct the guarantee trustee to enforce the terms of the preferred securities guarantee or (2) sue the trust or any other person or entity.

   NYCB and the trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by NYCB of payments due on the preferred securities. See "Description of the Preferred Securities Guarantees--General."

                             PLAN OF DISTRIBUTION

   NYCB may sell the junior subordinated debentures and the trust may sell preferred securities:

    .  directly to purchasers;

    .  through agents; or

    .  through underwriters or dealers.

   Offers or sales of those securities may include secondary market transactions by affiliates of NYCB.

   Offers to purchase preferred securities may be solicited directly by NYCB and/or the trust, as the case may be, or by agents designated by NYCB and/or the trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the preferred securities in respect of which this prospectus is delivered will be named, and any

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

commissions payable by NYCB to that agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agency will be acting on a best efforts basis for the period of its appointment which is ordinarily five business days or less. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for NYCB in the ordinary course of business.

   If an underwriter or underwriters are utilized in the sale, NYCB will execute an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make releases of the preferred securities in respect of which this prospectus is delivered to the public.

   If a dealer is utilized in the sale of the preferred securities in respect of which this prospectus is delivered, NYCB and/or the trust, as the case may be, will sell those preferred securities to the dealer, as principal. The dealer may then resell those preferred securities to the public at varying prices to be determined by that dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement. Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by NYCB and/or the trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.

   Underwriters, agents or their controlling persons may engage in transactions with and perform services for NYCB in the ordinary course of business.

   Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

                                 LEGAL MATTERS

   Certain matters of Delaware law relating to the validity of the preferred securities will be passed upon on behalf of the trust by Morris, James, Hitchens & Williams LLP, Wilmington, Delaware, special Delaware counsel to the trust. The validity of the junior subordinated debentures and the preferred securities guarantee and certain matters relating thereto will be passed upon for NYCB and certain United States federal income taxation matters will be passed upon for NYCB and the trust by Muldoon Murphy & Faucette LLP, Washington, D.C.

                                    EXPERTS

   The consolidated financial statements of NYCB and subsidiaries as of December 31, 2001 and December 31, 2000 and for each of the years in the three-year period ended December 31, 2001 have been incorporated by reference herein in reliance upon the report, also incorporated by reference herein, of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The Report of KPMG LLP refers to changes, in 2001, in NYCB's methods of accounting for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

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

================================================================================

              4,800,000 Bifurcated Option Note Unit SecuritiES/SM/
                               (BONUSES/SM/) Units


                            [LOGO] NEW YORK COMMUNITY
                                  BANCORP, INC.

                               New York Community
                                 Capital Trust V

                                    --------

                              PROSPECTUS SUPPLEMENT

                                October 28, 2002

                                    --------

                              Salomon Smith Barney

                                 Lehman Brothers

                                    --------

                            Bear, Stearns & Co. Inc.
                          Keefe, Bruyette & Woods, Inc.
                        Sandler O'Neill & Partners, L.P.

--------
/SM /Service mark of Salomon Smith Barney Inc.

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